Exhibit 10.1

Published CUSIP Numbers:

Deal: 92561FAH7

Revolving Facility: 92561FAJ3

Term Facility: 92561FAK0

CREDIT AGREEMENT

Dated as of June 29, 2016

among

VICAR OPERATING, INC.,

as the Borrower,

VCA INC.,

as Holdings

CERTAIN SUBSIDIARIES OF HOLDINGS PARTY HERETO,

as Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swingline Lender and

L/C Issuer,

and

THE LENDERS PARTY HERETO

JPMORGAN CHASE BANK, N.A.,

BARCLAYS BANK PLC,

SUNTRUST BANK

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents

BMO HARRIS BANK, N.A.,

PNC BANK, NATIONAL ASSOCIATION,

TD BANK, N.A.

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.,

BARCLAYS BANK PLC,

SUNTRUST ROBINSON HUMPHREY, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

i

5.05	Governmental Consents.	77
5.06	Binding Obligation.	77
5.07	Historical Financial Statements.	77
5.08	No Material Adverse Change.	77
5.09	Adverse Proceedings.	77
5.10	Payment of Taxes.	78
5.11	Properties.	78
5.12	Environmental Matters.	78
5.13	No Defaults.	79
5.14	Governmental Regulation.	79
5.15	Margin Stock.	79
5.16	Employee Matters.	79
5.17	Employee Benefits Plans.	80
5.18	Certain Fees.	80
5.19	Solvency.	80
5.20	Subordination.	80
5.21	Disclosure.	81
5.22	Sanctions; PATRIOT ACT; AML; FCPA.	81
5.23	Perfection of Security Interests in Collateral.	82
5.24	Insurance.	82
5.25	Compliance With Laws.	82
5.26	EEA Financial Institution.	82

Article VI AFFIRMATIVE COVENANTS		82

6.01	Financial Statements and Other Reports.	82
6.02	Existence.	85
6.03	Payment of Taxes and Claims.	85
6.04	Maintenance of Properties.	86
6.05	Insurance.	86
6.06	Inspections.	86
6.07	Lender Meetings.	87
6.08	Compliance with Laws.	87
6.09	Environmental Matters.	87
6.10	Subsidiaries.	88
6.11	Mortgages and Flood Insurance on Material Real Estate Assets.	89
6.12	Public Lenders.	90
6.13	Further Assurances.	91
6.14	Books and Records.	91
6.15	Use of Proceeds.	91
6.16	Anti-Corruption Laws.	91

Article VII NEGATIVE COVENANTS		92

7.01	Indebtedness.	92
7.02	Liens.	94
7.03	[Reserved].	95
7.04	No Further Negative Pledges.	95
7.05	Restricted Junior Payments.	96
7.06	Restrictions on Subsidiary Distributions.	97
7.07	Investments.	98
7.08	Financial Covenants.	99
7.09	Fundamental Changes; Disposition of Assets; Acquisitions.	100

7.10	Disposal of Subsidiary Interests.	101
7.11	Sale Leasebacks.	101
7.12	Transactions with Shareholders and Affiliates.	101
7.13	Conduct of Business.	101
7.14	Permitted Partially-Owned Subsidiaries.	102
7.15	Amendments or Waivers with respect to Subordinated Indebtedness and Permitted Unsecured Indebtedness.	102
7.16	Designation as Senior Indebtedness.	102
7.17	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.	102
7.18	Sanctions; Anti-Money Laundering Laws.	102
7.19	Use of Proceeds.	102

Article VIII EVENTS OF DEFAULT AND REMEDIES		103

8.01	Events of Default.	103
8.02	Application of Funds.	105

Article IX ADMINISTRATIVE AGENT		107

9.01	Appointment and Authority.	107
9.02	Rights as a Lender.	107
9.03	Exculpatory Provisions.	107
9.04	Reliance by Administrative Agent.	108
9.05	Delegation of Duties.	109
9.06	Resignation of Administrative Agent.	109
9.07	Non-Reliance on Administrative Agent and Other Lenders.	110
9.08	No Other Duties, Etc.	111
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding.	111
9.10	Collateral and Guaranty Matters.	112
9.11	Secured Cash Management Agreements and Secured Hedge Agreements.	113

Article X CONTINUING GUARANTY		113

10.01	Guaranty.	113
10.02	Rights of Lenders.	114
10.03	Certain Waivers.	114
10.04	Obligations Independent.	114
10.05	Subrogation.	114
10.06	Termination; Reinstatement.	115
10.07	Stay of Acceleration.	115
10.08	Condition of Borrower.	115
10.09	Appointment of Borrower.	115
10.10	Right of Contribution.	116
10.11	Keepwell.	116

Article XI MISCELLANEOUS		116

11.01	Amendments, Etc.	116
11.02	Notices; Effectiveness; Electronic Communications.	118
11.03	No Waiver; Cumulative Remedies; Enforcement.	120
11.04	Expenses; Indemnity; Damage Waiver.	121
11.05	Payments Set Aside.	122
11.06	Successors and Assigns.	123
11.07	Treatment of Certain Information; Confidentiality.	127

11.08	Right of Setoff.	128
11.09	Interest Rate Limitation.	129
11.10	Counterparts; Integration; Effectiveness.	129
11.11	Survival of Representations and Warranties.	129
11.12	Severability.	129
11.13	Replacement of Lenders.	130
11.14	Governing Law; Jurisdiction; Etc.	130
11.15	Waiver of Jury Trial.	131
11.16	Subordination.	132
11.17	No Advisory or Fiduciary Responsibility.	132
11.18	Electronic Execution.	133
11.19	USA PATRIOT Act Notice.	133
11.20	ENTIRE AGREEMENT.	133
11.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	133

SCHEDULES
Schedule 1.01(a)	Certain Addresses for Notices
Schedule 1.01(b)	Initial Commitments and Applicable Percentages
Schedule 1.01(c)	Existing Permitted Partially-Owned Subsidiaries
Schedule 5.01	Jurisdictions of Organization
Schedule 5.02	Equity Interests and Ownership
Schedule 5.11(b)	Existing Real Estate Assets
Schedule 5.17	ERISA
Schedule 5.24	Insurance
Schedule 7.01	Existing Indebtedness
Schedule 7.02	Existing Liens
Schedule 7.07	Existing Investments
EXHIBITS
Exhibit 1.01	Form of Administrative Questionnaire
Exhibit 2.02(a)	Form of Loan Notice
Exhibit 2.04(b)	Form of Swingline Loan Notice
Exhibit 2.05	Form of Notice of Loan Prepayment
Exhibit 2.11-1	Form of Revolving Note
Exhibit 2.11-2	Form of Term Note
Exhibit 2.11-3	Form of Incremental Term Note
Exhibit 3.01(e)	Forms of U.S. Tax Compliance Certificates (1-4)
Exhibit 6.01(c)	Form of Compliance Certificate
Exhibit 6.10	Form of Joinder Agreement
Exhibit 8.02	Form of Secured Party Designation Notice
Exhibit 11.06	Form of Assignment and Assumption

v

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of June 29, 2016, among VICAR OPERATING, INC., a Delaware corporation (the “Borrower”), VCA INC., a Delaware corporation (“Holdings”) and the other Guarantors (defined herein), the Lenders (defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

WHEREAS, the Loan Parties (as hereinafter defined) have requested that the Lenders, the Swingline Lender and the L/C Issuer make loans and other financial accommodations to the Loan Parties in an aggregate amount of up to $1,680,000,000.

WHEREAS, the Lenders, the Swingline Lender and the L/C Issuer have agreed to make such loans and other financial accommodations to the Loan Parties on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit 1.01 or any other form approved by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Responsible Officer of Holdings or the Borrower, threatened in writing against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Fee Letter” means the letter agreement, dated May 26, 2016, among the Borrower, the Administrative Agent and Merrill Lynch.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on the Closing Date, such Term Lender’s Term Commitment at such time and (ii) thereafter, the outstanding principal amount of such Term Lender’s Term Loans at such time, (b) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15 and (c) with respect to such Lender’s portion of any outstanding Incremental Term Loan at any time, the percentage of the outstanding principal amount of such Incremental Term Loan held by such Lender at such time. If the Commitment of all of the Revolving Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.01, or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 1.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16, as applicable.

“Applicable Rate” means (a) with respect to any Incremental Term Loan, the percentage(s) per annum set forth in the applicable Incremental Term Loan Lender joinder agreement, and (b) with respect to Revolving Loans, Term Loans, Swingline Loans, Letters of Credit and the Commitment Fee, the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.01(c):

Pricing Tier	Consolidated Total Leverage Ratio	Applicable Margin for Eurodollar Rate Loans/ Letter of Credit Fees	Applicable Margin for Base Rate Loans	Commitment Fee
1	Greater than or equal to 3.50:1.0	2.00%	1.00%	0.40%
2	Greater than or equal to 2.75:1.0 but less than 3.50:1.0	1.75%	0.75%	0.35%
3	Greater than or equal to 1.75:1.0 but less than 2.75:1.0	1.50%	0.50%	0.30%
4	Greater than or equal to 1.00:1.0 but less than 1.75:1.0	1.25%	0.25%	0.25%
5	Less than 1.00:1.0	1.00%	0.00%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 6.01(c), then, upon the request of the Required Lenders, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 6.01(c), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Total Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date to the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c) for the Fiscal Quarter ending September 30, 2016 shall be determined based upon Pricing Tier 2. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, the Revolving Lenders and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), the Revolving Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than the Borrower or a Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Equity Interests in Holdings or any of its Subsidiaries (provided, however, that solely for purposes of Section 2.05(b)(i), the sale of Equity Interests in Holdings shall not be considered an Asset Sale), other than (i) inventory, equipment or other assets sold or leased in the ordinary course of business, and (ii) sales of other assets for aggregate consideration of less than $5,000,000 with respect to any transaction or series of related transactions; provided, further that (x) the transfer or issuance of any Equity Interests in any Domestic Subsidiary of the Borrower to a Person other than a Loan Party in connection with a Permitted Subsidiary Dropdown shall not constitute an Asset Sale for purposes of this Agreement to the extent that the aggregate value of such transfer as determined by the Borrower in good faith does not exceed $5,000,000 and (y) to the extent that such aggregate value exceeds $5,000,000, the aggregate value of such transfer in excess of $5,000,000 shall constitute an Asset Sale only to the extent of the aggregate value of such transfer in excess of $5,000,000.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06 or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Autoborrow Agreement” has the meaning specified in Section 2.04(b).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iv).

“Availability Period” means in respect of the Revolving Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Facility, (ii) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.01.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%, subject to the interest rate floor set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.12.

“Borrowing” means a Revolving Borrowing, a Swingline Borrowing, a Term Borrowing or an Incremental Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Business Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer or Swingline Lender (as applicable) or the Lenders, as collateral for L/C Obligations, the Obligations in respect of Swingline Loans, or obligations of the Revolving Lenders to fund participations in respect of either thereof (as the context may require), (a) Cash or Deposit Account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the L/C Issuer or Swingline Lender (as applicable), and/or (c) if the Administrative Agent and the L/C Issuer or Swingline Lender shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer or Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash collateral and other credit support.

“Cash Equivalents” means any of the following types of investments, to the extent owned by Holdings or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b) demand deposits with, time deposits with, or certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the Laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the Laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the Laws of any state of the United States and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than three hundred sixty-five (365) days from the date of acquisition thereof;

(d) money market funds that (i) comply with the criteria set forth in Rule 2a-7 of the Investment Company Act of 1940, (ii) are rated A or higher by S&P and A2 or higher by Moody’s and (iii) have portfolio assets of at least $1,000,000,000; and

(e) investments, classified in accordance with GAAP as current assets of Holdings or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the investment guidelines of which restrict 95% of such funds to investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Cash Management Agreement or (c) within 30 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests in Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b) Holdings shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the Equity Interests in the Borrower; or

(c) a “change of control” or any comparable term under, and as defined in, any documentation governing Subordinated Indebtedness or other debt in an aggregate principal amount for all such items of $25,000,000 or more shall have occurred.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, each Joinder Agreement, each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.10, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment, a Revolving Commitment and/or Incremental Term Loan Commitment, as the context may require.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate substantially in the form of Exhibit 6.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of Holdings and its Subsidiaries or any other Person, such statements or items on a Consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Holdings and its Subsidiaries on a Consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) non-cash stock based compensation reducing Consolidated Net Income, (g) other non-Cash items, including write-offs of assets, reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period but, notwithstanding anything to the contrary herein, including without limitation, reserves for lease expense and other charges and expenses related to the closure of hospitals to the extent not paid in cash), (h) to the extent deducted in calculating Consolidated Net Income, Transaction Costs and (i) amounts added back in connection with adjustments made in accordance with the provisions of (and subject to the limitations set forth in) Section 1.03(c), minus (ii) non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period).

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Interest Expense, in each case for the most recently ended four consecutive Fiscal Quarter period ending prior to such date.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capitalized Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a Consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Sections 2.09(b) payable on or before the Closing Date.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Holdings and its Subsidiaries on a Consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii)(a) the income of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (b) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (c) any after-tax gains (or plus any after-tax losses) attributable to Asset Sales or returned surplus assets of any Pension Plan, and (d) (to the extent not included in clauses (a) through (c) above) any net extraordinary gains (or plus any net extraordinary losses).

“Consolidated Senior Secured Debt” means, as at any date of determination, Consolidated Total Debt that is secured by a lien on Collateral or other assets of Holdings and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.

“Consolidated Senior Secured Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Senior Secured Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date (as determined in accordance with Section 1.03(c)).

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (other than items described in clauses (iv), (v) and (x) thereof) of Holdings and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.

“Consolidated Total Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date (as determined in accordance with Section 1.03(c)).

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the projected foreign currency risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 7.01.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In

Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Loan Party or Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition. For the sake of clarity, (x) the granting of a Lien in respect of particular property shall not constitute a Disposition of such property until such time, if any, as beneficial ownership of such property is transferred, whether as the result of the enforcement of such Lien or deed or toher transfer in lieu of foreclosure of such Lien and (y) an Investment of Cash by Holdings or any of its Subsidiaries shall not constitute a Disposition.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the Laws of the United States of America, any State thereof or the District of Columbia.

“Earn-Out Obligations” means any contingent liability of Holdings or any of its Subsidiaries owed to any seller in connection with a Permitted Acquisition that (a) constitutes a portion of the purchase price for such Permitted Acquisition but is not an amount certain on the date of incurrence thereof and (b) is only payable upon the achievement of performance standards by the Person or other property acquired in such Permitted Acquisition and in an amount based upon such achievement; provided that the formula for determining the aggregate amount of such liability shall be fixed at the date of such Permitted Acquisition.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assets” means property (other than current assets) that is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extension or expansions thereof).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which currently is or, in a case of a terminated plan, was during the six-year period preceding the Closing Date sponsored, maintained or contributed to by, or required to be contributed by, Holdings or any of its Subsidiaries or, to the extent that Holdings or any of its Subsidiaries would be liable under ERISA in respect thereof, any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Reports” means any reports and other information, in form scope and substance satisfactory to the Administrative Agent regarding environmental matters relating to the Business Facilities.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent within the meaning of Title IV of ERISA, or that it intends to terminate or has terminated pursuant to Title IV of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) receipt from the IRS of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (x) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell, support or other agreement” regarding such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of August 27, 2014 (as amended from time to time prior to the Closing Date) by and among the Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, as administrative agent and the other parties thereto.

“Facility” means the Term Facility, any Incremental Term Facility or the Revolving Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements implementing the foregoing.

“FCPA” has the meaning specified in Section 5.22.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means the Joint Fee Letter and the Agency Fee Letter.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Flood Hazard Property” means any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Guarantors” means (a) Holdings, (b) each Domestic Subsidiary identified as a “Guarantor” on the signature pages hereto, (c) each other Person that joins as a Guarantor pursuant to Section 6.10, (d) with respect to (i) Obligations under any Secured Hedge Agreement, (ii) Obligations under any Secured

Cash Management Agreement and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower and (e) the successors and permitted assigns of the foregoing.

“Guarantor Subsidiary” means each Guarantor other than Holdings.

“Guaranty” means, collectively, the guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.10.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Bank” means any Person that (a) at the time it enters into a Swap Contract, is a Lender or an Affiliate of a Lender or (b) in the case of any Swap Contract in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or an Affiliate of a Lender and a party to a Swap Contract, in each case, in its capacity as a party to such Swap Contract; provided that to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than any Lender that is also serving as the Administrative Agent or an Affiliate of such Lender) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Holdings and its Subsidiaries, for the immediately preceding three Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Holdings and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the three-, six- or nine-month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of the Borrower that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“HMT” has the meaning specified in the definition of Sanctions.

“Holdback Obligation” means an obligation to pay a portion of the purchase price of a Permitted Acquisition which portion of the purchase price has been held back in accordance with the terms of such Permitted Acquisition.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Immaterial Subsidiary” for purposes of Section 8.01(f) and Section 8.01(g), means one or more Subsidiaries of Holdings that, on a Consolidated basis did not (i) for the most recently concluded Fiscal Year account for more than 3.0% of Consolidated revenues of Holdings and its Subsidiaries and (ii) as of the last day of such Fiscal Year own more than 3.0% of the Consolidated assets of Holdings and its Subsidiaries.

“Impacted Loans” has the meaning set forth in Section 3.03(a).

“Incremental Facility” has the meaning set forth in Section 2.16.

“Incremental Term Borrowing” means a borrowing consisting of simultaneous Incremental Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Loan Lenders pursuant to Section 2.01(c).

“Incremental Term Facility” means, at any time, (a) on or prior to the incurrence of an Incremental Term Loan, the aggregate amount of the applicable Incremental Term Loan Commitments at such time and (b) thereafter, the aggregate principal amount of the applicable Incremental Term Loan of all applicable Incremental Term Loan Lenders outstanding at such time.

“Incremental Term Loan Lender” means each of the Persons identified as an “Incremental Term Loan Lender” in the definitive documentation establishing an Incremental Term Loan, together with their respective successors and assigns.

“Incremental Term Loan” shall have the meaning provided in Section 2.01(c).

“Incremental Term Loan Commitment” means, as to each Incremental Term Loan Lender, the commitment of such Incremental Term Loan Lender to make the applicable Incremental Term Loan hereunder pursuant to the applicable definitive documentation therefor; provided that, at any time after the funding of an Incremental Term Loan, determination of “Required Lenders” shall include the Outstanding Amount of such Incremental Term Loan.

“Incremental Term Loan Maturity Date” shall be as set forth in the definitive documentation for the applicable Incremental Term Loan.

“Incremental Term Note” means a promissory note made by the Borrower in favor of an Incremental Term Loan Lender evidencing such Incremental Term Loan Lender’s portion of the applicable Incremental Term Loan, substantially in the form of Exhibit 2.11-3.

“Indebtedness” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capitalized Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and ordinary course trade payables), which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; (x) obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and any Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement and any Currency Agreements be deemed “Indebtedness” for any purpose under Section 7.08; (xi) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (xii) Earn-Out Obligations (the amount of which shall be determined in accordance with GAAP); and (xiii) Holdback Obligations.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intellectual Property” has the meaning set forth in the Security Agreement.

“Intercompany Debt” means unsecured Indebtedness of a Subsidiary of Holdings owed to Holdings or another Subsidiary of Holdings.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swingline Loan, September 30, 2016 and the last Business Day of each March, June, September and December thereafter and the Maturity Date of the Facility under which such Loan was made (with Swingline Loans being deemed made under the Revolving Facility for purposes of this definition).

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice, or such other period that is twelve (12) months or less requested by the Borrower and consented to by all of the Appropriate Lenders; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the projected interest rate exposure associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests in another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 6.10 executed and delivered in accordance with the provisions of Section 6.10.

“Joint Fee Letter” means the letter agreement, dated as of May 26, 2016, among the Borrower, the Administrative Agent, Merrill Lynch, JPMorgan Chase Bank, N.A., Barclays Bank PLC, SunTrust Bank and SunTrust Robinson Humphrey, Inc.

“Joint Lead Arrangers” means Bank of America, JPMorgan Chase Bank, N.A., Barclays Bank PLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Bank, National Association, in their capacities as joint lead arrangers and joint bookrunners, in each case, together with their respective successors.

“Landlord Consent and Estoppel” means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Loan Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to the Administrative Agent in its reasonable discretion, but in any event sufficient for the Administrative Agent to obtain a Title Policy with respect to such Mortgage.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Leasehold Property” means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by the Administrative Agent in its sole discretion as not being required to be included in the Collateral.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each Person that executes a lender joinder agreement or commitment agreement in accordance with Section 2.16(a)(iv) or (b), each Incremental Term Loan Lender, and each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender.

“Lending Office” means, as to the Administrative Agent, the L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect for the Revolving Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“LIBOR Rate” has the meaning specified in the definition of Eurodollar Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity Amount” means on any date of determiniation the sum of (a) Cash and Cash Equivalents of the Borrower and its wholly-owned Domestic Subsidiaries maintained in the United States as of such day that are uncommitted and, other than in favor of the Administrative Agent, unrestricted and unencumbered, and (b) if the conditions to funding set forth in Section 4.02 could be met on such day, an amount equal to (x) the aggregate amount of the Revolving Commitments less (y) the Revolving Exposure, in each case as of such day after giving effect to the transaction(s) in connection with which the Liquidity Amount is being determined.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, an Incremental Term Loan, a Revolving Loan or a Swingline Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letters, (f) each Issuer Document, (g) each Joinder Agreement, (h) the Autoborrow Agreement, (i) any agreement establising an Incremental Facility pursuant to Section 2.16 and (j) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement).

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit 2.02(a) or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), financial condition or prospects of Holdings and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Estate Asset” means (i) (a) any fee owned Real Estate Asset having a fair market value in excess of $5,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $1,000,000 per annum or (ii) any Real Estate Asset that the Required Lenders have reasonably determined is material to the business, operations, properties, assets, financial condition or prospects of Holdings or any Subsidiary thereof, including the Borrower and with respect to which the Administrative Agent has provided written notice to the Borrower of such determination.

“Maturity Date” means (a) with respect to the Revolving Facility, June 29, 2021, (b) with respect to the Term Facility, June 29, 2021 and (c) with respect to any Incremental Term Loan Facility, the applicable Incremental Term Loan Maturity Date; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning set forth in Section 11.09.

“Merrill Lynch” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of Cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of Cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount equal to the lesser of (i) 105% of the Outstanding Amount of the Letters of Credit to be Cash Collateralized and (ii) an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent, for the benefit of the holders of the Obligations, a security interest in the fee interest and/or leasehold interests of any Loan Party in real property.

“Mortgaged Property” as defined in Section 6.11.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Cash Proceeds” means the aggregate Cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Asset Sale, Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Asset Sale or any Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any Cash or Cash Equivalents received upon the sale or other disposition of any non-Cash consideration received by any Loan Party or any Subsidiary in any Asset Sale, Debt Issuance or Involuntary Disposition.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders, or all Lenders or all affected Lenders in a Facility, in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iv).

“Note” means a Term Note, an Incremental Term Note or a Revolving Note, as the context may require.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit 2.05 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means with respect to the Borrower and each Guarantor, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) all obligations of any Loan Party owing to a Cash Management Bank or a Hedge Bank in respect of Secured Cash Management Agreements or Secured Hedge Agreements, in the case of each of clauses (a) and (b), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“Obligor” has the meaning specified in the Security Agreement.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Term Loans, Incremental Term Loans Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Incremental Term Loans Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patriot Act” has the meaning set forth in Section 11.19.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Code or Section 302 of ERISA.

“Permitted Acquisition” means any acquisition by the Borrower or any of its Subsidiaries, whether by purchase, merger or otherwise, of (x) all or substantially all of the assets of, or more than 50% of the Equity Interests of, or a business line or unit or a division of, any Person or (y) any additional portion, or all, of the Equity Interests of any Permitted Partially-Owned Subsidiary; provided,

(a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Laws and in conformity with all applicable Governmental Authorizations, and such acquisition shall be made with the approval of the board of directors or other governing body of the target of such acquisition;

(c) in the case of the acquisition of Equity Interests, (i) after giving effect to such acquisition, more than 50% of the Equity Interests (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable Law) acquired or otherwise issued by such Person or any newly formed Subsidiary of the Borrower in connection with such acquisition shall be owned by the Borrower or a Guarantor Subsidiary thereof, (ii) in the case of acquisitions where the Borrower owns more than 50% but less than 100% of such Subsidiary and such Subsidiary is a Domestic Subsidiary, the Borrower shall designate such Subsidiary as a Permitted Partially-Owned Subsidiary, and (iii) the Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the Borrower (or such later date as the Administrative Agent may agree in its sole discretion), each of the actions set forth in Sections 6.10 and/or 6.11 to the extent required thereby;

(d) Holdings and its Subsidiaries shall be in Pro Forma Compliance with the financial covenants set forth in Section 7.08 after giving effect to such acquisition;

(e) the Borrower shall have delivered to Administrative Agent (A) at least five (5) Business Days prior to such proposed acquisition, a Pro Forma Compliance Certificate evidencing compliance with Section 7.08 as required under clause (d) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 7.08; provided, however, that the Borrower shall not be required to comply with the provisions of this clause (e) with respect to an acquisition unless the consideration (including Earn-Out Obligations determined in accordance with GAAP) to be paid by the Borrower and its Subsidiaries in respect of such acquisition is greater than $100,000,000;

(f) any Person or assets or division as acquired in accordance herewith shall be in a business or lines of business the same as, related, complementary or ancillary to, the business or lines of business in which the Borrower and/or its Subsidiaries are engaged as of the Closing Date; and

(g) notwithstanding any of the foregoing to the contrary, “Permitted Acquisition” shall include any acquisition of any assets constituting a fee interest in real property in connection with such Permitted Acquisition; provided that an acquisition of a fee interest in real property “in connection with” a Permitted Acquisition shall include a fee interest in real property acquired subsequent to the closing date of such Permitted Acquisition so long as the Borrower or its Subsidiary is obligated as of the closing date of such Permitted Acquisition to purchase the fee interest on a date certain within one year of the closing date of such Permitted Acquisition.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 7.02.

“Permitted Partially-Owned Subsidiary” means (a) those Domestic Subsidiaries of the Borrower listed on Schedule 1.01(c) existing on the Closing Date, and (b) those Subsidiaries of the Borrower acquired or created after the Closing Date that are not wholly-owned, including laboratories and other associated veterinary businesses, and designated by the Borrower as a Permitted Partially-Owned Subsidiary by written notice to the Administrative Agent; provided, that, with respect to Permitted Partially-Owned Subsidiaries acquired or created after the Closing Date, the Borrower owns more than 50% of the outstanding Equity Interests of such Subsidiary.

“Permitted Seller Notes” means promissory notes (containing subordination provisions reasonably acceptable to the Administrative Agent) that represent any Indebtedness of Holdings or any of its Subsidiaries incurred in connection with any Permitted Acquisition payable to the seller in connection therewith, as such note may be amended, supplemented or otherwise modified from time to time to the extent permitted under Section 7.15; provided that, no Permitted Seller Note shall (i) be guarantied by any Subsidiary of Holdings or secured by any property of Holdings, the Borrower or any of its Subsidiaries, (ii) bear Cash interest at a rate greater than 8.5% per annum; or, (iii) except to the extent permitted under Section 7.05, provide for any prepayment or repayment of all or any portion of the principal thereof prior to the date of the final scheduled installment of principal of the Loans; provided, further, that in no event shall the aggregate scheduled Cash payments of principal and interest on all outstanding Permitted Seller Notes exceed $10,000,000 in any Fiscal Year.

“Permitted Subsidiary Dropdown” means a transaction in which (a) a Domestic Subsidiary of the Borrower (for purposes of this definition, the “existing Subsidiary”) creates a Domestic Subsidiary (for purposes of this definition, the “new Subsidiary”) and transfers some or all of the assets of the existing Subsidiary to the new Subsidiary, (b) the existing Subsidiary transfers some of the Equity Interests in the new Subsidiary to a third Person, or the new Subsidiary issues Equity Interests in the new Subsidiary to a third Person, (i) as part of the transaction pursuant to which a Person was acquired and merged into the new Subsidiary or (ii) as part of an agreement to retain such third Person as an employee of the business of Holdings and its Subsidiaries and (c) the new Subsidiary is designated as a Permitted Partially-Owned Subsidiary.

“Permitted Transferee” has the meaning set forth in the definition of “Specified Acquisition”.

“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to the Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; and (e) the sale or Disposition of Cash Equivalents for fair market value.

“Permitted Unsecured Indebtedness” means unsecured Indebtedness of Holdings, the Borrower or any of its Guarantor Subsidiaries; provided that (a) the terms of such debt (i) do not provide for any scheduled repayment, maturity date, mandatory redemption or sinking fund obligation prior to 91 days after the later of the Maturity Date applicable to the Term Facility and any then existing Incremental Term Loan Maturity Date and (ii) do not materially restrict, limit or adversely affect the ability of any Loan Party to perform its obligations under any of the Loan Documents and (b) to the extent such Indebtedness is by its terms subordinated in right of payment to the Obligations, (i) such Indebtedness is subordinated to the Obligations on a basis reasonably satisfactory to the Administrative Agent (it being understood and agreed that any such determination by Administrative Agent shall be binding on the

Lenders) and (ii) the terms of such subordinated indebtedness provide that no payments of any kind may be made under such subordinated indebtedness during any period while a Default or an Event of Default has occurred and is continuing or would arise as a result of such payment and (c) the covenants, events of default and credit support are (i) reasonably customary for similar offerings by issuers with credit ratings comparable to that of the issuer of such debt and (ii) no more restrictive than the covenants, events of default and credit support under this Agreement and (d) the terms of such debt are otherwise reasonably satisfactory to Administrative Agent (it being understood and agreed that any such determination by Administrative Agent shall be binding on the Lenders); provided further that Permitted Seller Notes shall not be considered Permitted Unsecured Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning specified in Section 6.12.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement: (a) (i) with respect to any Asset Sale, Involuntary Disposition or sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded and (ii) with respect to any acquisition or Investment, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information satisfactory to the Administrative Agent, (b) any retirement of Indebtedness and (c) any incurrence or assumption of Indebtedness by the Borrower or any Subsidiary (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, (x) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner (and may include pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of the Borrower) and certified by a Responsible Officer of the Borrower and (y) any such calculation shall be subject to the applicable limitations set forth in the definition of Consolidated Adjusted EBITDA; provided, further, that, this definition shall be applied based on the financial statements of the Borrower and its Subsidiaries for the fiscal quarter ending March 31, 2016 and thereafter, based on the most recent financial statements delivered pursuant to Section 6.01(a) or (b).

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the Consolidated Total Leverage Ratio, the Consolidated Interest Coverage Ratio and, if applicable, Consolidated Senior Secured Leverage Ratio as of the most recent Fiscal Quarter end for which the Borrower was required to deliver financial statements pursuant to

Section 6.01(a) or (b) after giving Pro Forma Effect to the applicable Specified Transaction; provided, that, at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), such certificate shall contain calculations based on the financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2016.

“Public Disclosure” means Holdings’ most recent annual report, Form 10-K for the most recently completed Fiscal Year, each quarterly report on Form 10-Q or any current reports on Form 8-K (or similar reports filed on successor forms) filed since the initial filing date of such Form 10-K, in each case filed at least 5 Business Days prior to the Closing Date.

“Public Lender” has the meaning specified in Section 6.12.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any real property.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Administrative Agent.

“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Removal Effective Date” has the meaning set forth in Section 9.06.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan at any time an Autoborrow Agreement is not in effect, a Swingline Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposures of all Revolving Lenders. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Revolving Lender that is the Swingline Lender or L/C Issuer, as the case may be, in making such determination.

“Resignation Effective Date” has the meaning set forth in Section 9.06.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or the Borrower or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or the Borrower or any of its Subsidiaries now or hereafter outstanding and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(b).

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitments of all of the Revolving Lenders on the Closing Date shall be $800,000,000.

“Revolving Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect, any Lender that has a Revolving Commitment at such time or (b) if the Revolving Commitments have terminated or expired, any Lender that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01(b).

“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans or Swingline Loans, as the case may be, made by such Revolving Lender, substantially in the form of Exhibit 2.11-1.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party or any of its Subsidiaries and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract permitted under Article VII between any Loan Party or any of its Subsidiaries and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit 8.02.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties.

“Solvent” means, with respect to any Person, that as of the date of determination (a) the sum of such Person’s debt (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured; (c) such Person’s capital is not unreasonably small in relation to its business as then conducted and proposed to be conducted; (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due and (e) such Person does not intend, in any transaction, to hinder, delay or defraud either present or future creditors or any other person to which such Person is or will become, through such transasction, indebted. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Acquisition” means a Permitted Acquisition in which, as part of such acquisition, the Borrower or any Subsidiary that makes such acquisition sells, assigns or otherwise transfers Equity Interests in the target company (or, subject to such sale, assignment or transfer not being a Change of Control or a Default hereunder, any entity into which the target company is merged or into which substantially all of the assets of the target company are acquired) to any member of the management of, employee of, or any owner of the Equity Interests in the target company that was the subject of such Permitted Acquisition (such member or owner, a “Permitted Transferee”).

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

“Specified Transaction” means (a) any acquisition, any Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, any Involuntary Disposition, any Investment that results in a Person becoming a Subsidiary, in each case, whether by merger, consolidation or otherwise, or any incurrence or repayment of Indebtedness, including, without limitation, the incurrence of an Incremental Facility or (b) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant or requires such test or covenant to be calculated on a Pro Forma Basis.

“Subordinated Indebtedness” means (i) Indebtedness outstanding under Permitted Seller Notes, (ii) any Permitted Unsecured Indebtedness noted in clause (b) of the definition of Permitted Unsecured Indebtedness and (iii) any Take Out Securities that constitute Indebtedness.

“Subordinating Loan Party” has the meaning set forth in Section 11.16.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“SWIFT” has the meaning specified in Section 2.03(f).

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04.

“Swingline Lender” means Bank of America in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.04(a).

“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit 2.04(b) or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swingline Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Facility. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.

“Take Out Securities” means Equity Interests or other securities convertible into or otherwise linked to Equity Interests, the net proceeds of which are used to repay (in whole or in part) the Loans and/or permanently reduce the Revolving Commitments; provided, however, that to the extent the issuance of such Equity Interests or other securities constitute Indebtedness, such Indebtedness shall be unsecured and subordinated in a manner satisfactory to the Administrative Agent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 1.01(b) or under the caption “Term Commitment” opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Term Commitments of all of the Term Lenders on the Closing Date shall be $880,000,000.

“Term Facility” means, at any time, (a) on the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Lender” means (a) at any time on the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility pursuant to Section 2.01(a).

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit 2.11-2.

“Title Policy” as defined in Section 6.11.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Exposure, Outstanding Amount of all Term Loans and Outstanding Amount of all Incremental Term Loans of such Lender at such time.

“Total Revolving Credit Exposure” means, as to any Revolving Lender at any time, the unused Revolving Commitments and Revolving Exposure of such Revolving Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations.

“Transaction Costs” means the fees, costs and expenses payable by Holdings, the Borrower or any of the Borrower’s Subsidiaries in connection with the closing of the transactions contemplated by the Loan Documents on the Closing Date.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Historical Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Pro Forma Treatment. Each Asset Sale, and each acquisition, by the Borrower or any of its Subsidiaries that is consummated during any applicable measurement period shall, for purposes of determining compliance with the financial covenants set forth in Section 7.08 and for purposes of determining the Applicable Rate, be given Pro Forma Effect as of the first day of such measurement period; provided, however, calculations of Consolidated Adjusted EBITDA on a Pro Forma Basis with respect to a Permitted Acquisition for which the aggregate consideration does not exceed $10,000,000, shall be based on reasonable estimations made by the Borrower of such pre-acquisition EBITDA based on actual pre-acquisition revenues; provided, further that, such Consolidated Adjusted EBITDA shall not exceed in such case 22% of such actual pre-acquisition revenues.

1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 UCC Terms.

Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.08 Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans.

(a) Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Borrower, in Dollars, on the Closing Date in an amount not to exceed such Term Lender’s Applicable Percentage of the Term Facility. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term Facility. Term Borrowings repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, any Term Borrowing made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent not less than three (3) Business Days prior to the date of such Term Borrowing.

(b) Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility and (ii) the Revolving Exposure of any Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, any Revolving Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent not less than three (3) Business Days prior to the date of such Revolving Borrowing.

(c) Incremental Term Loan. Subject to Section 2.16(b), on the effective date of the definitive documentation therefor (which shall be in form and substance reasonably satisfactory to the Administrative Agent), each Incremental Term Loan Lender severally agrees to make its portion of a term loan (each, an “Incremental Term Loan”) in a single advance to the Borrower in the amount of its respective Incremental Term Loan Commitment as set forth in the definitive documentation therefor; provided, however, that after giving effect to such advances, the Outstanding Amount of the Incremental Term Loan shall not exceed the aggregate amount of the Incremental Term Loan Commitments of the Incremental Term Loan Lenders with respect thereto. Amounts repaid on any Incremental Term Loan may not be reborrowed. An Incremental Term Loan may consist of Base Rate Loans, Eurodollar Rate Loans, or a combination thereof, as the Borrower may request.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Notice of Borrowing. Each Borrowing (other than a Borrowing of Swingline Loans), each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 12:00 noon (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan or an Incremental Term Loan, if less, the entire principal thereof then outstanding). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan or an Incremental Term Loan, if less, the entire principal thereof then outstanding). Each Loan Notice and each telephonic notice shall specify (A) the applicable Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under such Facility, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Eurodollar Rate Loan.

(b) Advances. Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Eurodollar Rate Loans. Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d) Notice of Interest Rates. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) Interest Periods. After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 12 Interest Periods in effect with respect to all Loans.

(f) Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower or any of its domestic Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Facility, (y) the Revolving Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iv), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $10,000 (or such lesser amount as the L/C Issuer may agree in its sole discretion), in the case of a commercial Letter of Credit, or $50,000, in the case of a standby Letter of Credit;

(D) the Letter of Credit is to be denominated in a currency other than Dollars;

(E) any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(iv) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement or by such Letter of Credit, the transactions contemplated hereby or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in Section 2.03(e); provided, however, that anything in such clause to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to Section 2.15, with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (A) for each commercial Letter of Credit equal to the Applicable Rate for Revolving Loans that are Eurodollar Rate Loans times the daily amount available to be drawn under such Letter of Credit and (B) for each standby Letter of Credit equal to the Applicable Rate for Revolving Loans that are Eurodollar Rate Loans times the daily amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be (1) due and payable on the first Business Day following each Fiscal Quarter end, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (2) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Agency Fee Letter (or such other rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Agency Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on or prior to the date that is 10 Business Days following each Fiscal Quarter end, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Swingline Loans.

(a) The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion subject to the terms of any Autoborrow Agreement make loans to the Borrower (each such loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein and in the Autoborrow Agreement then in effect, to the Borrower, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the Revolving Facility at such time, and (B) the Revolving Exposure of any Revolving Lender at such time shall not exceed such Lender’s Revolving Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swingline Loan shall bear interest only at a rate based on the Base Rate; provided however, that if an Autoborrow Agreement is in effect, the Swingline Lender may, at its discretion, provide for an alternate rate of interest on Swingline Loans under the Autoborrow Agreement with respect to any Swingline Loans for which the Swingline Lender has not requested that the Revolving Lenders fund Revolving Loans to refinance, or to purchase and fund risk participations in, such Swingline Loans pursuant to Section 2.04(c)). Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan.

(b) Borrowing Procedures.

(i) At any time an Autoborrow Agreement is not in effect, each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by: (A) telephone or (B) a Swingline Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the second sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds.

(ii) In order to facilitate the borrowing of Swingline Loans, the Borrower and the Swingline Lender may mutually agree to, and are hereby authorized to, enter into an Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the Swingline Lender (the “Autoborrow Agreement”) providing for the automatic advance by the Swingline

Lender of Swingline Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein. At any time an Autoborrow Agreement is in effect, the requirements for Swingline Borrowings set forth in the immediately preceding clause shall not apply, and all Swingline Borrowings shall be made in accordance with the Autoborrow Agreement; provided that any automatic advance made by Bank of America in reliance of the Autoborrow Agreement shall be deemed a Swingline Loan as of the time such automatic advance is made notwithstanding any provision in the Autoborrow Agreement to the contrary. For purposes of determining the Outstanding Amount under the Aggregate Commitments at any time during which an Autoborrow Agreement is in effect, the Outstanding Amount of all Swingline Loans shall be deemed to be the amount of the Swingline Sublimit. For purposes of any Swingline Borrowing pursuant to the Autoborrow Agreement, all references to Bank of America in the Autoborrow Agreement shall be deemed to be a reference to Bank of America, in its capacity as Swingline Lender hereunder.

(c) Refinancing of Swingline Loans.

(i) The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii) If for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the

Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender.

(ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender.

(f) Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.05 Prepayments.

(a) Optional.

(i) The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans, any Incremental Term Loan and Revolving Loans in whole or in part without premium or penalty subject to Section 3.05; provided that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and whether the Loans to be prepaid are Revolving Loans, the Term Loan and/or any Incremental Term Loan, and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Term Loan or any Incremental Term Loan pursuant to this Section 2.05(a) shall be applied to the Term Loan and any Incremental Term Loan (if any) on a pro rata basis and to the principal repayment installments of the Term Loans and such Incremental Term Loans (if any) in direct order of maturity. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii) At any time the Autoborrow Agreement is not in effect, the Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(b) Mandatory.

(i) Asset Sales and Involuntary Dispositions. The Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Loan Party or any Subsidiary from all Asset Sales (other than Permitted Transfers) and Involuntary Dispositions within 270 days of the date of such Asset Sale or Involuntary Disposition to the extent such Net Cash Proceeds are not reinvested in Eligible Assets within 270 days of the date of such Disposition or Involuntary Disposition. Notwithstanding the foregoing, proceeds received by Holdings or any of its Subsidiaries from the sale lease back transactions permitted under Section 7.11 shall be subject to the prepayment requirements set forth in Section 7.11 and not the prepayment requirements set forth in this Section 2.05(b)(i).

(ii) Debt Issuance. Immediately upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.

(iii) Application of Payments. Each prepayment of Loans pursuant to the foregoing provisions of Section 2.05(b)(i) and (b)(ii) shall be applied, first, pro rata to the Term Loan and Incremental Term Loans (if any), in each case pro rata to the first four principal repayment installments thereof after the date of the receipt of such Net Cash Proceeds until paid in full and, then, to the remaining scheduled principal repayment installments thereof, excluding the final principal repayment installments due on the applicable maturity date) and, second, to the Revolving Facility in the manner set forth in clause (v) of this Section 2.05(b) (without a permanent reduction of the Revolving Commitments in the amount of such prepayment). Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.

(iv) Revolving Outstandings. If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time, the Borrower shall immediately prepay Revolving Loans, Swingline Loans and L/C Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings exceed the Revolving Facility at such time.

(v) Application of Other Payments. Except as otherwise provided in Section 2.15, prepayments of the Revolving Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swingline Loans, second, shall be applied to the outstanding Revolving Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Facility required pursuant to clause (i) or (ii) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swingline Loans and Revolving Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrower for use in the ordinary course of its business and not in violation of this Agreement. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer or the Revolving Lenders, as applicable.

(vi) Application to Loans. Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Letter of Credit Sublimit.

(b) Mandatory.

(i) The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the Term Borrowing.

(ii) If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the Revolving Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swingline Sublimit or the Revolving Commitment under this Section 2.06. Upon any reduction of the Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Term Lenders the aggregate principal amount of all Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.01:

Payment Dates	Principal Repayment Installments
September 30, 2016	$5,500,000.00
December 31, 2016	$5,500,000.00
March 31, 2017	$5,500,000.00
June 30, 2017	$5,500,000.00
September 30, 2017	$11,000,000.00
December 31, 2017	$11,000,000.00
March 31, 2018	$11,000,000.00
June 30, 2018	$11,000,000.00
September 30, 2018	$11,000,000.00
December 31, 2018	$11,000,000.00
March 31, 2019	$11,000,000.00
June 30, 2019	$11,000,000.00
September 30, 2019	$16,500,000.00
December 31, 2019	$16,500,000.00
March 31, 2020	$16,500,000.00
June 30, 2020	$16,500,000.00
September 30, 2020	$22,000,000.00
December 31, 2020	$22,000,000.00
March 31, 2021	$22,000,000.00
Maturity Date of Term Facility	Remaining Principal Balance of Term Loan

provided, however, that (i) the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date and (ii) (A) if any principal repayment installment to be made by the Borrower (other than principal repayment installments on Eurodollar Rate Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be and (B) if any principal repayment installment to be made by the Borrower on a Eurodollar Rate Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.

(b) Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Maturity Date for the Revolving Facility the aggregate principal amount of all Revolving Loans outstanding on such date.

(c) Swingline Loans. At any time the Autoborrow Agreement is in effect, the Swingline Loans shall be repaid in accordance with the terms of the Autoborrow Agreement. At any time the Autoborrow Agreement is not in effect, the Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Facility.

(d) Incremental Term Loan. The Borrower shall repay the outstanding principal amount of each Incremental Term Loan in the installments on the dates and in the amounts set forth in the definitive documentation therefor (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 8.01.

2.08 Interest and Default Rate.

(a) Interest. Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, or, if an Autoborrow Agreement is in effect, at a rate per annum provided by the Swingline Lender. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

(b) Default Rate.

(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then, upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then, upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the occurrence of an Event of Default under clause (f) or (g) of Section 8.01, all principal amounts, accrued and unpaid fees and interest and all other amounts outstanding or due and owing hereunder shall automatically (without the requirement for request or consent of Required Lenders or any other Person) thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee (the “Commitment Fee”) in Dollars equal to the Applicable Rate times the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Aggregate Commitments. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with September 30, 2016, and on the last day of the Availability Period for the Revolving Facility. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees.

(i) The Borrower shall pay to the Administrative Agent and the applicable Joint Lead Arrangers for their respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever or subject to set-off or counterclaim.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) Financial Statement Adjustments or Restatements. If, as a result of any restatement of or other adjustment to the financial statements of Holdings and its Subsidiaries or for any other reason, the Borrower, the Administrative Agent or the Required Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII. The Borrower’s obligations under this clause shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt.

(a) Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the

Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to Section 2.07(a) and as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swingline Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Sections 2.09 and 2.03(h) and (i) shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Revolving Commitments (in the case of the making of Revolving Loans) or their respective Loans that are to be included in such Borrowing (in the case of the making of Loans other than Revolving Loans and conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders.

2.13 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for Cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that:

(1) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(2) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the

Borrower shall be required to provide Cash Collateral pursuant to Section 2.05 or 8.01, or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such Cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.01 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C) Defaulting Lender Fees. With respect to any fee payable under Section 2.09 or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16 Incremental Facilities.

Subject to compliance with Sections 2.16(a) and 2.16(b), as applicable, below, the Borrower may at any time and from time to time, upon prior written notice by the Borrower to the Administrative Agent, increase the Revolving Commitments (but not the Letter of Credit Sublimit or the Swingline Sublimit) and/or establish an Incremental Term Loan (collectively with any increase in the Revolving Commitments, the “Incremental Facilities”) in an aggregate principal amount for all such Incremental

Facilities incurred pursuant to this Section 2.16 after the Closing Date not to exceed the sum of (x) $300,000,000 plus (y) an additional amount such that after giving effect to the incurrence of such Incremental Facility pursuant to this clause (y) on a Pro Forma Basis (as demonstrated in a Pro Forma Compliance Certificate delivered to the Administrative Agent) and the use of proceeds thereof (assuming that any increase in the Revolving Commitments is fully drawn and funded), the Consolidated Senior Secured Leverage Ratio shall not exceed 2.75:1.00:

(a) Increase in Revolving Commitments. The Borrower may, at any time and from time to time, upon prior written notice by the Borrower to the Administrative Agent increase the aggregate Revolving Commitments (but not the Letter of Credit Sublimit or the Swingline Sublimit) with additional Revolving Commitments from any existing Lender with a Revolving Commitment or new Revolving Commitments from any other Person selected by the Borrower and acceptable to the Administrative Agent, the L/C Issuer and the Swingline Lender; provided that:

(i) any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof;

(ii) no Default or Event of Default shall exist and be continuing at the time of any such increase;

(iii) no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion;

(iv) (A) any new Lender shall join this Agreement by executing such joinder documents required by the Administrative Agent and/or (B) any existing Lender electing to increase its Commitment shall have executed a commitment agreement satisfactory to the Administrative Agent; and as a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of such increase (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, (2) in the case of the Borrower, certifying that, before and after giving effect to such increase (and assuming that the Revolving Commitments, as increased, are fully drawn), (x) the representations and warranties of the Borrower and each other Loan Party contained in Article II, Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such increase and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such increase, and except that for purposes of this Section 2.16(a)(iv), the representations and warranties contained in Section 5.07 shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, and (y) no Default or Event of Default exists and (3) the Borrower shall deliver to the Administrative Agent any other customary documents, including, without limitation, new or updated secretary’s certificates and legal opinions) as reasonably requested by the Administrative Agent in connection with any such increase;

(v) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of any such increase (assuming a Borrowing of the entire amount of any such increase to the Revolving Commitments) and the concurrent retirement of any Indebtedness of the

Borrower or any Subsidiary, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.08, in each case as of the last day of the most recently ended Fiscal Quarter of the Borrower; and

(vi) Schedule 1.01(b) shall be deemed revised to include any increase in the aggregate Revolving Commitments pursuant to this Section 2.16(a) and to include thereon any Person that becomes a Lender pursuant to this Section 2.16(a).

The Borrower shall prepay any Loans owing by it and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Commitments arising from any nonratable increase in the Commitments under this Section 2.16(a).

(b) Institution of Incremental Term Loan. The Borrower may, at any time, upon prior written notice to the Administrative Agent, institute an Incremental Term Loan; provided that

(i) the Borrower (in consultation and coordination with the Administrative Agent) shall obtain commitments for the amount of the increase from existing Lenders or other Persons acceptable to the Administrative Agent, which Lenders shall join in this Agreement as Incremental Term Loan Lenders by executing an agreement in form and substance reasonably acceptable to the Administrative Agent;

(ii) any such institution of such Incremental Term Loan shall be in a minimum aggregate principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof;

(iii) no Default or Event of Default shall exist and be continuing at the time of such institution;

(iv) no existing Lender shall be under any obligation to provide any portion of such Incremental Term Loan and any such decision to do so shall be in such Lender’s sole and absolute discretion;

(v) the Applicable Rate of such Incremental Term Loan shall be as set forth in the definitive documentation therefor;

(vi) the Incremental Term Loan Maturity Date for such Incremental Term Loan shall be as set forth in the definitive documentation therefor; provided that such date shall not be earlier than the Maturity Date for the Term Loan or any then exiting Incremental Term Loan Maturity Date;

(vii) the scheduled principal amortization payments under such Incremental Term Loan shall be as set forth in the definitive documentation therefor; provided that the weighted average life to maturity of the Incremental Term Loan shall not be less than the weighted average life to maturity of the Term Loan;

(viii) Schedule 1.01(b) shall be deemed revised to reflect the commitments and commitment percentages of the Incremental Term Loan Lenders as set forth in the definitive documentation therefor;

(ix) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of any such Incremental Term Loan and the concurrent retirement of any Indebtedness of the Borrower or any Subsidiary, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.08, in each case as of the last day of the most recently ended Fiscal Quarter of the Borrower; and

(x) as a condition precedent to such institution of the Incremental Term Loan and the effectiveness of the Incremental Term Loan Lender joinder agreement, (A) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of such institution and effectiveness (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Incremental Term Loan, and (2) in the case of the Borrower, certifying that, before and after giving effect to the Incremental Term Loan, (x) the representations and warranties of the Borrower and each other Loan Party contained in Article II, Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Incremental Term Loan and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such increase, and except that for purposes of this Section 2.16(b)(x), the representations and warranties contained in Section 5.07 shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, and (y) no Default or Event of Default exists and (B) the Borrower shall deliver to the Administrative Agent any other customary documents, including, without limitation, new or updated secretary’s certificates and legal opinions) as reasonably requested by the Administrative Agent in connection with any such increase.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to Section 3.01(e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding Taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 3.01(e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant

Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to Section 3.01(e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of Section 3.01(a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, as the case may be, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 3.01(e)-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01(e)-2 or Exhibit 3.01(e)-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01(e)-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals if required by applicable Law) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by

Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(f), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this Section 3.01(f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.

(a) If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan or (B) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section 3.03, the Administrative Agent in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section 3.03, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(d)) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or liquidity or on the capital or liquidity of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in Sections 3.04(a) or 3.04(b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

(e) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

In as much as Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement are outstanding immediately prior to the effectiveness of this Agreement, the Borrower must prepay such outstanding Loans (as defined in the Existing Credit Agreement) on the Closing Date. Such prepayments of Loans (as defined in the Existing Credit Agreement) likely will cause breakage costs. Notwithstanding the provisions of Section 3.05 of the Existing Credit Agreement, each of the Lenders party hereto that was also a Lender (as defined in the Existing Credit Agreement) under the Existing Credit Agreement hereby waives its right to receive compensation or reimbursement for such breakage costs pursuant to Section 3.05 of the Existing Credit Agreement.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07 Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension.

The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) Execution of Credit Agreement; Loan Documents. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender, (ii) for the account of each Lender requesting a Note, a Note executed by a Responsible Officer of the Borrower, (iii) counterparts of the Security Agreement and each other Collateral Document, executed by a Responsible Officer of the applicable Loan Parties and a duly authorized officer of each other Person party thereto, as applicable and (iv) counterparts of any other Loan Document, executed by a Responsible Officer of the applicable Loan Party and a duly authorized officer of each other Person party thereto.

(b) Officer’s Certificate. The Administrative Agent shall have received an officer’s certificate dated the Closing Date, certifying as to the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party, the good standing, existence or its equivalent of each Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party.

(c) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.

(d) Financial Statements. The Administrative Agent and the Lenders shall have received copies of the five year projections for Holdings and its Subsidiaries, in form and substance reasonably satisfactory to each of them.

(e) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i) (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and Liens to be released on the Closing Date in respect of which arrangements for such release satisfactory to the Administrative Agent have been made and (B) tax lien, judgment and bankruptcy searches;

(ii) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property;

(iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iv) stock or membership certificates, if any, evidencing the Pledged Equity and undated stock or transfer powers duly executed in blank; in each case to the extent such Pledged Equity is certificated; and

(v) to the extent required to be delivered pursuant to the terms and conditions of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to create and perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral.

(f) Liability, Casualty, Property and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property and business interruption insurance meeting the requirements set forth herein.

(g) No Material Adverse Change. Since December 31, 2015, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(h) Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(i) Closing Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.01(g) and (h) and Sections 4.02(a) and (b) have been satisfied.

(j) Solvency Certificate. The Administrative Agent shall have received a solvency certificate signed by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, after giving effect to the initial borrowings under the Loan Documents and the other transactions contemplated hereby.

(k) Loan Notice. The Administrative Agent shall have received a Loan Notice with respect to the Loans to be made on the Closing Date.

(l) Existing Indebtedness of the Loan Parties. All of the existing Indebtedness under the Existing Credit Agreement and all other borrowed money indebtedness of the Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.01) shall have been repaid in full and all security interests related thereto shall have been terminated prior to or substantially contemporaneously with the Closing Date, or arrangements satisfactory to the Administrative Agent for such repayment (and, if applicable, such termination of security interests) on the Closing Date out of the initial Borrowing hereunder shall have been made.

(m) Patriot Act. Each Loan Party shall have provided to the Administrative Agent and the Lenders at least three (3) Business days prior to the Closing Date the documentation and other information requested by the Administrative Agent and the Lenders in order to comply with requirements of the Patriot Act and other “know your customer” regulations.

(n) Due Diligence. The Lenders shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders.

(o) Fees and Expenses. (i) The Administrative Agent and the Lenders shall have received all fees and expenses owing pursuant to the Fee Letters and Section 2.09 and (ii) the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) or, in each case, arrangements satisfactory to the Administrative Agent for such payments to be made on the Closing Date out of the initial Borrowing hereunder shall have been made.

Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions.

The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article II, Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.07 shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default or Event of Default. No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender, if no Autoborrow Agreement is then in effect, shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower and each Swingline Borrowing pursuant to an Autoborrow Agreement shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that:

5.01 Organization; Requisite Power and Authority; Qualification.

Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as identified, as of the Closing Date, in Schedule 5.01, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

5.02 Equity Interests and Ownership.

The Equity Interests in each of Holdings and its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 5.02, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there are no membership interests or other Equity Interests in Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Equity Interests in Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interest of Holdings or any of its Subsidiaries. Schedule 5.02 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

5.03 Due Authorization.

The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

5.04 No Conflict.

The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate any provision of any Law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organization Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except to the extent such violation could not be reasonably expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Administrative Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any

Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

5.05 Governmental Consents.

The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Administrative Agent for filing and/or recordation, as of the Closing Date.

5.06 Binding Obligation.

Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

5.07 Historical Financial Statements.

The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a Consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a Consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the most recent financial statements delivered pursuant to Section 6.01 of this Agreement or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, financial condition or prospects of Holdings and any of its Subsidiaries taken as a whole.

5.08 No Material Adverse Change.

Since December 31, 2015, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

5.09 Adverse Proceedings.

There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable Laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.10 Payment of Taxes.

Except as otherwise permitted under Section 6.03, all federal and state income tax returns and all other material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all federal and state income and other material taxes, assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.11 Properties.

(a) Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and marketable legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 5.07 and in the most recent financial statements delivered pursuant to Section 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 7.09. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) Real Estate. As of the Closing Date, Schedule 5.11(b) contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as could not reasonably be expected to have a Material Adverse Effect, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder.

5.12 Environmental Matters.

Neither Holdings nor any of its Subsidiaries nor, to the knowledge of Holdings and the Borrower, any of their respective Business Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. Neither Holdings or the Borrower, nor, to the knowledge of Holdings and the Borrower, any other Person, has caused any conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries, nor , to the knowledge of Holdings and the Borrower, any predecessor of Holdings or any of its Subsidiaries, has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Business Facility, and none of Holdings’ or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent except for such filing, generation, transportation, treatment, storage or disposal that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws, in each case as of the Closing Date, could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Neither Holdings or any of its Subsidiaries, nor, to the knowledge of Holdings and the Borrower, any other Person has caused any event or condition to have occurred or to be occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

5.13 No Defaults.

Except as could not reasonably be expected to have a Material Adverse Effect, neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default.

5.14 Governmental Regulation.

Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or is “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

5.15 Margin Stock.

Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock or extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to or any Letter of Credit issued to or for the account of such Loan Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

5.16 Employee Matters.

Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the knowledge of Holdings and the Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the knowledge of Holdings and the Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the knowledge of Holdings and the Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the knowledge of Holdings and the Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

5.17 Employee Benefits Plans.

Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have substantially performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code either is a prototype or volume submitter plan, the form of which has been pre-approved by the IRS, or has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Holdings, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification. No material liability to the PBGC (other than required premium payments), the IRS, any Employee Benefit Plan or any trust established under Title IV of ERISA (other than premium payments or contributions due but not delinquent) has been or is expected to be incurred by Holdings or any of its Subsidiaries. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Code or similar state laws or as otherwise specified on Schedule 5.17 (as such Schedule 5.17 may be updated from time to time with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed)), no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan, the “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $3,500,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $3,500,000. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

5.18 Certain Fees.

No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby, except those broker’s and finder’s fees otherwise disclosed to the Administrative Agent and the applicable Joint Lead Arrangers prior to the Closing Date.

5.19 Solvency.

Each Loan Party is and, upon the incurrence of any Obligation by such Loan Party on any date on which this representation and warranty is made, will be, Solvent.

5.20 Subordination.

The subordination provisions of any Permitted Seller Notes or other Subordinated Indebtedness are enforceable against the holders thereof, and the loans and other obligations thereunder are and will be within the definition of “Subordinated Indebtedness” or “Subordinated Debt”, or similar term, as applicable, included in such provisions.

5.21 Disclosure.

No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements (excluding any projections, pro-forma financial information or estimates) furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby, when taken as a whole, together with the Public Disclosure (as modified or supplemented after the Closing Date by other information furnished to the Lenders or publicly disclosed, in each case prior to the occurrence of an Event of Default pursuant to Section 8.01(d)), contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or the Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or the Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results by a material amount. There are no facts known to Holdings or the Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein, in the Public Disclosure, or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.22 Sanctions; PATRIOT ACT; AML; FCPA.

(a) No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and/or the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b) Holdings and each Subsidiary is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the Patriot Act.

(c) None of the Loan Parties or any of their Affiliates (i) has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable Law (collectively, “Anti-Money Laundering Laws”) nor, to the knowledge of the Loan Parties, is under investigation by any Governmental Authority for possible violation of any Anti-Money Laundering Laws, or (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. Each Loan Party has taken reasonable measures appropriate to the circumstances (in any event as required by applicable Law), to ensure that such Loan Party and its Subsidiaries each is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(c) No part of the proceeds of any Loan or any Letter of Credit will be used by any Loan Party, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010 or any similar Laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over any of the Borrower or any other Loan Party.

5.23 Perfection of Security Interests in Collateral.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

5.24 Insurance.

The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates (provided that Holdings and its Subsidiaries are not required to carry terrorism insurance as is provided in Section 6.05 below). The insurance coverage of the Loan Parties and their Subsidiaries as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.24. The Loan Parties and their Subsidiaries are in compliance with the terms of Section 6.05.

5.25 Compliance With Laws.

Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.26 EEA Financial Institution.

Neither the Borrower nor any other Loan Party is an EEA Financial Institution.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, such Loan Party shall, and shall cause each of its Subsidiaries to:

6.01 Financial Statements and Other Reports.

Deliver to Administrative Agent and Lenders:

(a) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

(b) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (ii) with respect such consolidated financial statements a report thereon of independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating whether, in connection with their audit examination, any condition or event that constitutes a Default or an Event of Default under Section 8.01 hereof has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination;

(c) Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 6.01(a) and 6.01(b), a duly executed and completed Compliance Certificate;

(d) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 6.01(a) or 6.01(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

(e) Notice of Default. Promptly upon any Responsible Officer of Holdings or the Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or the Borrower with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.01(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of a Responsible Officer of Holdings or the Borrower specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Holdings has taken, is taking and proposes to take with respect thereto;

(f) Notice of Litigation. Promptly upon any Responsible Officer of Holdings or the Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or the Borrower to enable Lenders and their counsel to evaluate such matters;

(g) ERISA. (i) Promptly upon any Responsible Officer of Holdings or the Borrower becoming aware of the occurrence any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the IRS with respect to each Pension Plan; (2) the most recent actuarial valuation report for each Pension Plan; (3) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (4) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(h) Financial Plan. As soon as practicable and in any event no later than ninety (90) days after the beginning of each Fiscal Year commencing with the Fiscal Year 2017, a consolidated plan and financial forecast for such Fiscal Year and the next succeeding Fiscal Year, including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with a schedule demonstrating compliance with the financial covenants required by Section 7.08 and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each quarter of the current Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

(i) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year commencing with Fiscal Year 2016, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;

(j) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Holdings or the Borrower;

(k) Environmental Reports and Audits. As soon as reasonably practicable following receipt thereof, copies of all audits and reports with respect to Environmental Claims at or Environmental Laws relating to at any Business Facility or which relate to any Environmental Liabilities of Holdings or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(l) Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice within five (5) Business Days of any change (i) in any Loan Party’s corporate name, (ii) in the location of any Loan Party’s chief executive office, its jurisdiction of organization, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral (other than real property and improvements and fixtures thereto) owned by it with a book value in excess of $1,000,000 is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed;

(m) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or the Borrower, and (B) such other information and data with respect to Holdings and its Subsidiaries, taken as a whole, from time to time may be reasonably requested by Administrative Agent or any Lender.

Documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b), Section 6.01(j) or Section 6.01(m) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a); or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.02 Existence.

Except as otherwise permitted under Section 7.09, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Loan Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

6.03 Payment of Taxes and Claims.

Pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) an adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Loan Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Holdings or any of its Subsidiaries).

6.04 Maintenance of Properties.

Maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, and each Loan Party shall defend any Collateral against all Persons at any time claiming any interest therein other than Permitted Liens.

6.05 Insurance.

Maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons; provided, however, that notwithstanding anything to the contrary in the foregoing, (x) neither Holdings nor any of its Subsidiaries shall be required to maintain terrorism insurance and (y) Holdings and its Subsidiaries shall be required to maintain or cause to be maintained flood insurance only to the extent required under Section 6.11(e). Cause the Administrative Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent 30 days prior written notice before any such policy or policies shall be altered or cancelled (or 10 days prior notice in the case of cancellation due to the nonpayment of premiums); provided in each case that (without limiting the provisions of Section 2.05): (i) so long as no Default or Event of Default shall have occurred and be continuing, any proceeds payable under such property insurance shall be paid directly to the Borrower and not the Administrative Agent for application permitted under this Agreement and (ii) the Administrative Agent shall promptly deliver such documentation as the Borrower or the applicable insurer shall reasonably request to confirm and give effect to the provisions of the foregoing clause (i). Annually, as promptly as practicable following the effectiveness of the applicable policies with respect to policies that become effective after the Closing Date, the Loan Parties shall provide, or cause to be provided, to the Administrative Agent, such evidence of insurance as required by the Administrative Agent, including, but not limited to: (i) copies of such insurance policies, (ii) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (iii) declaration pages for each insurance policy and (iv) lender’s loss payable endorsement if the Administrative Agent for the benefit of the Secured Parties is not on the declarations page for such policy.

6.06 Inspections.

Permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Loan Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that each Lender shall coordinate with Administrative Agent with respect to the frequency and timing of such visits and inspections so as to reasonably minimize the burden imposed on each Loan Party and its Subsidiaries.

6.07 Lender Meetings.

Upon the reasonable request of Administrative Agent or the Required Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and Administrative Agent) at such time as may be agreed to by the Borrower and Administrative Agent.

6.08 Compliance with Laws.

Comply, and shall use commercially reasonable efforts to cause all other Persons, if any, on or occupying any Business Facilities to comply, with the requirements of all applicable Laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.09 Environmental Matters.

(a) Environmental Disclosure. Deliver to Administrative Agent and Lenders:

(i) as soon as reasonably practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Business Facility or with respect to any known Environmental Claims;

(ii) as soon as reasonably practicable following the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Holdings or the Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Business Facility that could cause such Business Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as reasonably practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all material written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that states or reasonably suggests that such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that has a reasonable possibility of giving rise to a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 6.09(a).

(b) Hazardous Materials Activities, Etc. Promptly take any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Loan Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any known Environmental Claim against such Loan Party or any of its Subsidiaries where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that nothing in this Section 6.09(b) shall preclude any Loan Party or any of its Subsidiaries from contesting in good faith any such Environmental Claim.

6.10 Subsidiaries.

(a) In the event that any Person becomes a Domestic Subsidiary of any Loan Party, other than (x) any Person that becomes a Permitted Partially-Owned Subsidiary (including any Subsidiary which will, after giving effect to any transfer of Equity Interests to a Permitted Transferee under Section 7.09(f), be a Permitted Partially-Owned Subsidiary) or (y) any Subsidiary of any Person identified in the foregoing clause (x), the Borrower shall (i) promptly (but in any event within thirty (30) days of such Person becoming a Subsidiary, or such later date as the Administrative Agent may agree in its sole discretion) cause such Domestic Subsidiary to become a Guarantor hereunder and an Obligor under the Security Agreement by executing and delivering to Administrative Agent a Joinder Agreement, and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 4.01(b) and 4.01(e), and to the extent reasonably requested by Administrative Agent, such other documents, instruments, agreements, and certificates as are similar to those described in Section 4.01.

(b) In the event that any Person becomes a Domestic Subsidiary of Holdings (including without limitation any Permitted Partially-Owned Subsidiary, but excluding any Subsidiary of a Permitted Partially-Owned Subsidiary), to the extent that the Equity Interests in such Domestic Subsidiary are owned by Holdings or by any Domestic Subsidiary thereof, within thirty (30) days of such Person becoming a Subsidiary, or such later date as the Administrative Agent may agree in its sole discretion, the applicable Loan Party shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 4.01(b), and the Loan Parties shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 4.01(e) necessary to grant and to perfect a First Priority Lien in favor of Administrative Agent, for the benefit of the Secured Parties, under the Security Agreement in 100% of the Equity Interests of such Domestic Subsidiary owned by the applicable Loan Party or Domestic Subsidiary.

(c) In the event that any Person becomes a Foreign Subsidiary (including without limitation any Permitted Partially-Owned Subsidiary, but excluding any Subsidiary of a Permitted Partially-Owned Subsidiary) of Holdings or any of its Domestic Subsidiaries, and the Equity Interests in such Foreign Subsidiary are owned directly by Holdings or by any Domestic Subsidiary thereof, within thirty (30) days of such Person becoming a Subsidiary, or such later date as the Administrative Agent may agree in its sole discretion, the applicable Loan Party shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 4.01(b), and the Loan Parties shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 4.01(e) necessary to grant and to perfect a First Priority Lien in favor of Administrative Agent, for the benefit of the Secured Parties, under the Security Agreement in 65% of the Equity Interests of such Foreign Subsidiary that are voting (and 100% of such Equity Interests that are non-voting) owned by the applicable Loan Party or Domestic Subsidiary.

(d) With respect to each such Subsidiary, concurrently with the delivery of a Compliance Certificate pursuant to Section 6.01(c), the Borrower shall send to the Administrative Agent written notice setting forth with respect to any Person that became a Subsidiary of a Loan Party since the date of the last such notice (i) the date on which such Person became a Subsidiary of a Loan Party, and (ii) all of the data required to be set forth in Schedules 5.01 and 5.02 with respect to all Subsidiaries of Holdings; provided, such written notice shall be deemed to supplement Schedules 5.01 and 5.02 for all purposes hereof.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, in the event that any Domestic Subsidiary that is not a Guarantor provides a guaranty of, or becomes an obligor with respect to, any Indebtedness in an aggregate principal amount of $25,000,000 or more, such Domestic Subsidiary shall become a Guarantor hereunder and an Obligor under the Security Agreement by executing and delivering to Administrative Agent a Joinder Agreement; provided that no Subsidiary shall be required to become a Guarantor to the extent that being a Guarantor would violate applicable Laws. With respect to each Subsidiary required to become a Guarantor under this Section 6.10 the Loan Parties shall promptly provide all “know your customer” information reasonably requested by the Administrative Agent or any Lender.

6.11 Mortgages and Flood Insurance on Material Real Estate Assets.

Upon the request of the Administrative Agent or the Required Lenders at any time during the continuance of any Default or Event of Default, in order to create in favor of the Administrative Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in any Material Real Estate Asset so requested, promptly (in the case of the flood determinations and, if applicable, evidence of flood insurance required to be delivered pursuant to clause (e) below, at least five (5) Business Days (or such longer period as the Administrative Agent deems necessary in order to assure compliance with applicable flood insurance regulations applicable to the Administrative Agent and the Lenders) prior to the delivery of the executed Mortgage with respect to any such Material Real Estate Asset) provide to the Administrative Agent with respect any such Material Real Estate Asset so requested:

(a) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each such Material Real Estate Asset (each such Material Real Estate Asset subject to a Mortgage, a “Mortgaged Property”);

(b) an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) with respect to each Mortgaged Property, in each case with respect to the enforceability of the form(s) of Mortgages to be recorded in the relevant state and such other matters as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(c) in the case of each Leasehold Property that is a Mortgaged Property, (1) a Landlord Consent and Estoppel and (2) evidence that such Leasehold Property is a Recorded Leasehold Interest;

(d) (A) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to the Administrative Agent with respect to each Mortgaged Property (each, a “Title Policy”), in amounts not less than the fair market value of each Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the effectiveness of such Mortgage and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Administrative Agent and (B) evidence satisfactory to the Administrative Agent that such Loan Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Mortgaged Property in the appropriate real estate records;

(e) flood certifications with respect to each such Material Real Estate Asset and evidence of flood insurance (including contents coverage) with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to the Administrative Agent; and

(f) such other matters as may be requested by the Administrative Agent or the Required Lenders, including but not limited to ALTA surveys, Environmental Reports and appraisals with respect to such Material Real Estate Asset.

6.12 Public Lenders.

Acknowledge that (A) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak, ClearPar or another substantially similar electronic transmission system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holdings or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (1) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Joint Lead Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (3) all

Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (4) the Administrative Agent and any Affiliate thereof and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.13 Further Assurances.

At any time or from time to time upon the request of Administrative Agent, at Borrower’s expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents, subject, in the case of landlord’s waivers, bailee’s letters, access letters or similar agreements, to Section 6.11. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Administrative Agent may reasonably request from time to time to ensure that the Obligations are secured by substantially all of the assets of Holdings and its Subsidiaries (other than Real Estate Assets except to the extent contemplated by Section 6.11 hereof) and all of the outstanding Equity Interests of the Borrower and its Subsidiaries (subject to limitations contained in the Loan Documents with respect to Foreign Subsidiaries).

6.14 Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

(b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

6.15 Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to refinance certain existing Indebtedness of the Loan Parties (including Indebtedness under the Existing Credit Agreement) and (b) to finance working capital, capital expenditures and for other general corporate purposes not in contravention of any Loan Document or any Law, including without limitation (i) Regulation U or X of the Board of Governors of the Federal Reserve System, (ii) the FCPA or regulations issued thereunder, (iii) OFAC regulations or any other Sanctions or (iv) Anti-Money Laundering Laws.

6.16 Anti-Corruption Laws.

Conduct its business in compliance with the FCPA, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such Laws.

ARTICLE VII

NEGATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Indebtedness.

Create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of any Subsidiary (including any Foreign Subsidiary) to the Borrower or to any other Subsidiary (including any Foreign Subsidiary), or of the Borrower to any Guarantor Subsidiary; provided, (i) all such Indebtedness (other than Indebtedness advanced or extended by a Foreign Subsidiary) shall be subject to a First Priority Lien pursuant to the Security Agreement, (ii) all such Indebtedness shall be unsecured and, pursuant to Section 11.16 hereof, subordinated in right of payment to the payment in full of the Obligations on terms reasonably acceptable to the Administrative Agent, (iii) to the extent any of such Indebtedness (other than Indebtedness advanced or extended by a Foreign Subsidiary) is evidenced by a promissory note or other similar evidence of Indebtedness, then such note shall be delivered to the Administrative Agent to the extent required under the Security Agreement and (iv) any Indebtedness advanced or extended by any Loan Party to any Subsidiary that is not a Guarantor constitutes an Investment permitted under Section 7.07;

(c) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (other than Earn-Out Obligations and Holdback Obligations), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

(d) Indebtedness (i) which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations (including, for the sake of clarity, obligations of the type described in Section 7.02(d)) incurred in the ordinary course of business or (ii) consisting of reimbursement obligations in respect of letters of credit issued in connection with any such obligations;

(e) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts and Secured Cash Management Agreement;

(f) guaranties in the ordinary course of business of the obligations of or to suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

(g) guaranties by the Borrower of Indebtedness of a Subsidiary or guaranties by a Subsidiary of Indebtedness of the Borrower or another Subsidiary, in each case, so long as (x) such Indebtedness otherwise permitted to be incurred pursuant to this Section 7.01 and (y) any guaranty by a Loan Party of any Indebtedness of a Subsidiary that is not a Guarantor constitutes an Investment permitted under Section 7.07.

(h) Indebtedness described in Schedule 7.01, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(i) Unsecured Holdback Obligations in an aggregate principal amount outstanding not to exceed at any time $20,000,000;

(j) Indebtedness with respect to Capitalized Leases not involving real property in an aggregate amount not to exceed at any time $15,000,000;

(k) purchase money Indebtedness in an aggregate amount not to exceed at any time $10,000,000 (including any Indebtedness acquired in connection with a Permitted Acquisition); provided, any such Indebtedness (i) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness, and (ii) shall constitute not less than 75% of the aggregate consideration paid with respect to such asset;

(l) Permitted Seller Notes in an aggregate principal amount outstanding not to exceed at any time $40,000,000;

(m) Unsecured Earn-Out Obligations incurred by Holdings constituting consideration payable in connection with Permitted Acquisitions; provided, that the maximum aggregate exposure, as reasonably estimated by management, under all such Earn-Out Obligations shall not exceed $30,000,000 at any time outstanding;

(n) a Subsidiary acquired pursuant to a Permitted Acquisition may become or remain liable with respect to Indebtedness of such Subsidiary existing at the time of the acquisition of such Subsidiary by the Borrower or any of its Subsidiaries and, a Subsidiary may become liable with respect to Indebtedness secured by assets acquired pursuant to a Permitted Acquisition; provided that (i) such Indebtedness was not incurred in connection with, or in anticipation of, such Permitted Acquisition, and (ii) the aggregate principal amount of all such Indebtedness at any time outstanding does not exceed $50,000,000;

(o) Indebtedness of the Borrower or any of its Subsidiaries to a Person to the extent incurred in connection with a Permitted Acquisition of a portion or all of the Equity Interests in a Permitted Partially-Owned Subsidiary and any guaranty of such Indebtedness by Holdings, in an aggregate principal amount not to exceed at any time outstanding $5,000,000; provided that any payments on such Indebtedness shall only be permitted to the extent set forth in Section 7.05(d);

(p) Indebtedness of Holdings constituting Investments by the Borrower permitted under Section 7.07 hereof;

(q) other Permitted Unsecured Indebtedness of Holdings and its Subsidiaries (other than with respect to Holdback Obligations, Earn-Out Obligations, Permitted Seller Notes, Take Out Securities or any Indebtedness constituting Capitalized Leases) so long as, at the time incurred, (i) no Default or Event of Default exists prior to or immediately after the incurrence of such Indebtedness and (ii) the Loan Parties are in Pro Forma Compliance with the financial covenants in Section 7.08 immediately after the incurrence of such Indebtedness.

(r) Indebtedness of Holdings or the Borrower comprised of Take Out Securities; and

(s) unsecured Indebtedness with respect to Capitalized Leases involving real property so long as, at the time incurred, (i) no Default or Event of Default exists prior to or immediately after the incurrence of such Indebtedness and (ii) immediately after the incurrence of such Indebtedness on a Pro Forma Basis, (A) the Loan Parties are in Pro Forma Compliance with the financial covenant set forth in Section 7.08(a) and (B) the Consolidated Total Leverage Ratio is at least 0.25:1.00 (a “quarter turn”) less than the maximum Consolidated Total Leverage Ratio permitted as of the end of the Fiscal Quarter in which such unsecured Indebtedness is incurred.

7.02 Liens.

Create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

(a) Liens in favor of Administrative Agent for the benefit of Secured Parties granted pursuant to any Loan Document;

(b) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by Law (other than any such Lien imposed pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

(f) any interest or title of a lessor, sublessor, lessee or sub-lessee under any lease of real estate permitted hereunder;

(g) Liens solely on any Cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it as permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar Law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of the Borrower or such Subsidiary;

(l) Liens described in Schedule 7.02;

(m) Liens securing Indebtedness permitted pursuant to Section 7.01(j) and 7.01(k); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n) Liens on assets acquired pursuant to a Permitted Acquisition and Liens on any assets of any Person the Equity Interests in which Person are acquired pursuant to a Permitted Acquisition, in each case so long as such Liens were not created in anticipation of such Permitted Acquisition; and

(o) Liens in replacement of any of the foregoing to the extent that they do not cover additional property or secure additional obligations than the Liens which they replace.

7.03 [Reserved].

7.04 No Further Negative Pledges.

Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

7.05 Restricted Junior Payments.

Declare, order, pay, make or set apart any sum for any Restricted Junior Payment except the following shall be permitted:

(a) So long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may make regularly scheduled payments of interest on any Take Out Securities; provided that (i) the aggregate amount of any such interest payments shall not exceed $10,000,000 in any Fiscal Year and (ii) at the time of such Restricted Junior Payment, and after giving effect thereto, the Borrower shall be in Pro Forma Compliance with the covenants set forth in Section 7.08 after giving effect to such payments;

(b) Subsidiaries of the Borrower may make Restricted Junior Payments by way of dividends to its shareholders proportionate to their respective holdings;

(c) Holdings may make regularly scheduled payments in respect of (i) Holdback Obligations in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions, if any, contained in the agreement pursuant to which such Holdback Obligations were incurred, (ii) Permitted Seller Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions, if any, contained in the agreement pursuant to which such Permitted Seller Notes were issued or were otherwise subject, and (iii) Earn-Out Obligations in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions, if any, contained in, the documents related to the relevant Permitted Acquisition; provided that, with respect to Holdback Obligations, Permitted Seller Notes and Earn-Out Obligations, the Loan Parties and their Subsidiaries may make voluntary prepayments so long as such Restricted Junior Payment is permitted under clause (k) below;

(d) The Borrower and any of its Subsidiaries may issue Indebtedness pursuant to Section 7.01(o) and may make regularly scheduled payments in respect of such Indebtedness and the Borrower and its Subsidiaries may make Restricted Junior Payments to make a Permitted Acquisition of a portion or all of the Equity Interests in a Permitted Partially-Owned Subsidiary; provided that the aggregate amount of such Restricted Junior Payments do not exceed $750,000 in any Fiscal Year;

(e) the Borrower may make Restricted Junior Payments to Holdings to the extent required to enable Holdings (i) to make scheduled payments of principal and interest on the Permitted Seller Notes and (ii) to make payments on Earn-Out Obligations in accordance with the terms of, and only to the extent required by, the documents related to the relevant Permitted Acquisition, so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose; provided, that at the time of such Restricted Junior Payment pursuant to this clause (e) and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing under Section 8.01(a), Section 8.01(c) or Section 8.01(e);

(f) the Borrower and the Guarantor Subsidiaries may make Restricted Junior Payments that are regularly scheduled interest payments on Permitted Unsecured Indebtedness; provided, that at the time of such Restricted Junior Payment pursuant to this clause (f) and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing;

(g) Holdings may repurchase shares of Equity Interests in Holdings held by officers and employees of Holdings and its Subsidiaries upon the termination of the employment of such officers and employees; provided, however, that the amount of such repurchase shall not exceed in any Fiscal Year the sum of (1) $5,000,000 plus (2) the unutilized portion of such $5,000,000 from the immediately preceding Fiscal Year;

(h) the Borrower may make Restricted Junior Payments to Holdings to the extent required to enable Holdings to make the repurchases permitted pursuant to Section 7.05(g), so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose;

(i) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may make Restricted Junior Payments to Holdings (i) to the extent necessary to permit Holdings to pay reasonable general administrative costs and expenses and (ii) to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, in each case so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose;

(j) the Borrower or any of its Subsidiaries may purchase any additional portion, or all, of the Equity Interests in any Permitted Partially-Owned Subsidiary in accordance with Section 7.09(g);

(k) Restricted Junior Payments in addition to those provided above in this Section 7.05, so long as (i) no Default or Event of Default shall exist immediately before or immediately after giving effect to any such Restricted Junior Payment and (ii) after giving effect to any such Restricted Junior Payment on a Pro Forma Basis, the Consolidated Total Leverage Ratio does not exceed 3.75:1.00; provided that if the Loan Parties are unable to satisfy the requirements with respect to Consolidated Total Leverage Ratio set forth in clause (ii) above, the Loan Parties may nonetheless make Restricted Junior Payments so long as at the time any such Restricted Junior Payment is made, (x) no Default or Event of Default shall exist immediately before or immediately after giving effect to any such Restricted Junior Payment, (y) after giving effect to any such Restricted Junior Payment, the Borrower’s Liquidity Amount is equal to or greater than $100,000,000 and (z) any such Restricted Junior Payment shall not exceed an amount equal to (1) 50% of cumulative Consolidated Net Income for the period beginning January 1, 2015 and ending as of the end of the most recently ended Fiscal Quarter for which the Administrative Agent has received the financial statements required to be delivered pursuant to Section 6.01(a) or (b) minus (2) the sum of (A) (x) all prior Restricted Junior Payments made in reliance on this Section 7.05(k) since the Closing Date and (y) all prior Restricted Junior Payments made in reliance on Section 7.05(k) of the Existing Credit Agreement after August 27, 2014 and prior to the Closing Date and (B) (x) all prior Investments made in reliance on Section 7.07(o) of the Existing Credit Agreement after August 27, 2014 and prior to the Closing Date and (y) all prior Investments made since the Closing Date in reliance on Section 7.07(o).

7.06 Restrictions on Subsidiary Distributions.

Except as provided herein, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by the Borrower or any other Subsidiary of the Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or (d) transfer any of its property or assets to the Borrower or any other Subsidiary of the Borrower other than restrictions (i) in agreements evidencing

Indebtedness permitted by Section 7.01(j) and Section 7.01(m) that impose restrictions on the transfer of property so acquired or securing such Indebtedness and (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement.

7.07 Investments.

Make or own any Investment in any Person, including without limitation any joint venture, except:

(a) Cash Equivalents;

(b) (i) equity Investments owned as of the Closing Date in any Subsidiary and (ii) Investments made after the Closing Date in any Domestic Subsidiary of the Borrower that is, after giving effect to such Investment, a Guarantor Subsidiary;

(c) Investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(d) Intercompany Debt to the extent permitted under Section 7.01(b); provided that any Indebtedness advanced or extended by any Loan Party to any Subsidiary that is not a Guarantor constitutes an Investment permitted under this Section 7.07 (other than this clause (d)).

(e) Investments that constitute Permitted Acquisitions permitted pursuant to Section 7.09;

(f) loans and advances to employees of Holdings and its Subsidiaries made in the ordinary course of business, including to purchase Equity Interests in Holdings, in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding; provided, however, that the amount allocable to loans and advances to purchase Equity Interests in Holdings shall not exceed $1,000,000 in the aggregate; provided, further, however, that the proceeds received by Holdings of such purchase of Holdings’ Equity Interests, shall be used by Holdings to acquire Equity Interests of the Borrower or otherwise used to make a common equity contribution to the Borrower or to repay loans or advances made to Holdings by the Borrower pursuant to Section 7.07(h);

(g) Investments in Permitted Partially-Owned Subsidiaries (other than the purchase of the Equity Interests therein, which are governed by Section 7.07(e)), subject to no Event of Default having occurred and be continuing or that would result therefrom (including, for the avoidance of doubt, pursuant to Section 7.14 hereof);

(h) loans and advances from the Borrower to Holdings to permit Holdings to make payments contemplated to be made pursuant to Section 7.05 hereof;

(i) in connection with a Specified Acquisition, non-Cash loans and non-Cash advances (that are reflected as receivables on the consolidated balance sheet of Holdings) made to

Permitted Transferees to purchase the Equity Interests in the target company of such Specified Acquisition (or, subject to such sale, assignment or transfer not being a Change of Control or a Default hereunder, any entity into which the target company of such Specified Acquisition is merged or into which substantially all of the assets of the target company of such Specified Acquisition are acquired); provided that unless the surviving company or the entity acquiring substantially all of the assets of the target company is not already a Guarantor Subsidiary or a Permitted Partially-Owned Subsidiary, the Borrower shall designate such Person (if a Domestic Subsidiary) as a Permitted Partially-Owned Subsidiary;

(j) Investments described in Schedule 7.07;

(k) Investments related to the Borrower’s acquisition of Pet DRx Corporation;

(l) Investments comprised of loans to veterinary students or residents in an aggregate principal amount at any time outstanding not to exceed $15,000,000;

(m) Investments comprised of loans of Cash and/or contributions of equipment (as reasonably valued by the Borrower) to veterinarians and animal hospitals and clinics who are customers of Holdings’ laboratory services business in an aggregate principal amount at any time outstanding not to exceed $100,000,000;

(n) Investments by any Foreign Subsidiary in any other Foreign Subsidiary or in any joint venture the operations of which are not located in (i) any State of the United States or (ii) the District of Columbia; and

(o) Investments (other than Permitted Acquisitions) in addition to those provided above in this Section 7.07 (including without limitation in excess of any baskets or caps set forth above), so long as (i) no Default or Event of Default shall exist immediately before or immediately after giving effect to any such Investment and (ii) after giving effect to any such Investment on a Pro Forma Basis, the Consolidated Total Leverage Ratio does not exceed 3.75:1.00; provided that if the Loan Parties are unable to satisfy the requirements with respect to Consolidated Total Leverage Ratio set forth in clause (ii) above, the Loan Parties may nonetheless make Investments so long as at the time any such Investment is made, (x) no Default or Event of Default shall exist immediately before or immediately after giving effect to any such Investment and (y) the amount of any such Investment shall not exceed an amount equal to (1) 50% of cumulative Consolidated Net Income for the period beginning January 1, 2015 and ending as of the end of the most recently ended Fiscal Quarter for which the Administrative Agent has received the financial statements required to be delivered pursuant to Section 6.01(a) or (b) minus (2) the sum of (A) (x) all prior Investments made in reliance on Section 7.07(o) of the Existing Credit Agreement after August 27, 2014 and prior to the Closing Date and (y) all prior Investments made since the Closing Date in reliance on Section 7.07(o) and (B) (x) all prior Restricted Junior Payments made in reliance on this Section 7.05(k) since the Closing Date and (y) all prior Restricted Junior Payments made in reliance on Section 7.05(k) of the Existing Credit Agreement after August 27, 2014 and prior to the Closing Date.

7.08 Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2016, to be less than 3.00:1.00.

(b) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the last day of any Fiscal Quarter of the Borrower to be greater than (i) for any Fiscal Quarter ending during the period from June 30, 2016 to and including December 31, 2016, 4.00:1.00 and (ii) for any Fiscal Quarter ending on and after March 31, 2017, 3.75:1.00.

7.09 Fundamental Changes; Disposition of Assets; Acquisitions.

Enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business), or the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) any Subsidiary of Holdings may be merged with or into the Borrower or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any Guarantor Subsidiary; provided, in the case of such a merger, the Borrower or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person;

(b) sales or other dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales, the proceeds of which (valued at (x) the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities, (y) fair market value in the case of other non-Cash proceeds or (z) with respect to Asset Sales in connection with Permitted Subsidiary Dropdowns, the greater of the fair market value of the assets so transferred and any Cash proceeds actually received) when aggregated with the proceeds of all other Asset Sales (other than sales and lease backs) made within the same Fiscal Year, are less than $20,000,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower (or similar governing body)), (2) other than with respect to Asset Sales in connection with Permitted Subsidiary Dropdowns, no less than 80% thereof shall be paid in Cash, and (3) the Net Cash Proceeds thereof shall be applied as required by Section 2.05(b);

(d) leases and subleases (as lessor or sublessor) of real property to third parties at reasonable rents, taking into consideration any services provided by lessee or sublessee, in an aggregate amount not to exceed $5,000,000 in any Fiscal Year;

(e) disposals of obsolete, worn out, redundant or surplus property;

(f) sales, assignments or other dispositions by the Borrower and any of its Subsidiaries of Equity Interests to Permitted Transferees in connection with Specified Acquisitions to the extent not otherwise prohibited hereunder and so long as the proviso in Section 7.07(i) (to the extent applicable) is complied with;

(g) Permitted Acquisitions;

(h) sales and lease backs permitted pursuant to Section 7.11; and

(i) Investments made in accordance with Section 7.07.

7.10 Disposal of Subsidiary Interests.

Except for any sale of Equity Interests in any of its Subsidiaries in compliance with the provisions of Section 7.09, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests in any of its Subsidiaries, except to qualify directors if required by applicable Law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests in any of its Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable Law.

7.11 Sale Leasebacks.

Become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease; provided, however, that the Borrower and its Subsidiaries may sell and lease-back real estate assets without limitation provided, notwithstanding anything to the contrary set forth in this Agreement, that any Net Cash Proceeds received from such sale and lease back transactions in excess of $25,000,000 in the aggregate in any Fiscal Year shall be used to prepay (no later than the third Business Day following the date of receipt of such proceeds) the Loans in accordance with Section 2.05(b)(iii) (as if such Net Cash Proceeds had been required to be prepaid pursuant to Section 2.05(b)(i)).

7.12 Transactions with Shareholders and Affiliates.

Enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of Equity Interests in Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between or among any two or more of Holdings and/or any of its Subsidiaries, to the extent that such transactions are otherwise permitted hereunder; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation and management equity arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) payment of Transaction Costs to the extent such payments are made to any holder of 10% or more of any class of Equity Interests in Holdings or any of its Subsidiaries or to any Affiliate of Holdings or of any such holder; and (e) sales or purchases by the Borrower or any of its Subsidiaries of the Equity Interests in a Subsidiary of the Borrower; provided, that with respect to such sales to any Subsidiary that is not a Guarantor, the Borrower designates the Subsidiary whose Equity Interests are being sold a Permitted Partially-Owned Subsidiary, and, with respect to such purchases, such purchases are permitted hereunder.

7.13 Conduct of Business.

From and after the Closing Date, engage in any business other than (i) the businesses engaged in by such Loan Party on the Closing Date and businesses or lines of businesses the same as, related, complementary or ancillary to, the business in which such Loan Party is engaged as of the Closing Date and (ii) such other lines of business as may be consented to by the Required Lenders.

7.14 Permitted Partially-Owned Subsidiaries.

Permit the total portion of Consolidated Adjusted EBITDA contributed by all Subsidiaries constituting Permitted Partially-Owned Subsidiaries (irrespective of whether or not Guarantor Subsidiaries) at any time to exceed twenty percent (20%) of Consolidated Adjusted EBITDA for the applicable period.

7.15 Amendments or Waivers with respect to Subordinated Indebtedness and Permitted Unsecured Indebtedness.

Amend or otherwise change the terms of any Subordinated Indebtedness or any Permitted Unsecured Indebtedness in any manner that is, in the good faith and reasonable determination of the Borrower, adverse in any material respect to the interests of the Lenders.

7.16 Designation as Senior Indebtedness.

Designate any Indebtedness (other than the Obligations) as “Senior Indebtedness” or similar term for purposes of any Subordinated Indebtedness without the prior written consent of the Required Lenders.

7.17 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

(a) Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

(b) Change its fiscal year.

(c) Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

7.18 Sanctions; Anti-Money Laundering Laws.

(a) Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor, Lender, Joint Lead Arranger, Administrative Agent, L/C Issuer, Swingline Lender or otherwise) of Sanctions or Anti-Money Laundering Laws.

(b) Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the FCPA, the UK Bribery Act 2010 or other similar anti-corruption legislation in other jurisdictions.

7.19 Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default.

If any one or more of the following conditions or events (each, an “Event of Default”) shall occur:

(a) Failure to Make Payments When Due. Failure by any Loan Party to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to the L/C Issuer in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Loan Party or any of its respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.01(a)) in a principal amount of $25,000,000 or more, beyond the grace period, if any, provided therefor and the holder of such Indebtedness has any rights or remedies exercisable as a result of such failure; or (ii) breach or default by any Loan Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Section 6.01(e), Section 6.02, Section 6.06, Section 6.15 or Article VII; or

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8.01, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Loan Party becoming aware of such default or (ii) receipt by the Borrower of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) in an involuntary case under any Debtor Relief Law, which decree or order is not stayed; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries

(other than Immaterial Subsidiaries) under any Debtor Relief Law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries), and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Law, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f); or

(h) Judgments and Attachments. (i) Any money judgment, writ or warrant of attachment or similar process involving an amount in excess of $25,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has been notified of the associated claim and not disputed coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder) or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) Dissolution. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate has resulted or could reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $3,500,000 during the term hereof; there shall exist one or more facts or circumstances that might reasonably be expected to result in the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan; or there shall exist an “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $3,500,000; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) any material part of the Guaranty (taking into consideration the joint and several obligations of Guarantors in respect of the Guaranty) for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Administrative Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

(m) Subordination. (i) The subordination, standstill, payover and insolvency related provisions of any the documentation governing Subordinated Indebtedness in an aggregate principal amount equal to or in excess of $10,000,000 (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent and the Secured Parties or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) the Required Lenders, upon notice to the Borrower by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of the L/C Issuer to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount necessary for the Borrower to Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto), and (III) all other Obligations under the Loan Documents; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.03(d) or Section 2.04(d); and (C) Administrative Agent may enforce any and all Liens and security interests created pursuant to Collateral Documents.

8.02 Application of Funds.

After the exercise of remedies provided for in Section 8.01 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in Section 8.01) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14, in each case ratably among the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.02.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Appointment. Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.01 or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

(c) Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The

Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objections.

9.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C

Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) L/C Issuer and Swingline Lender. Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swingline Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender) and shall have accepted such appointment, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Joint Lead Arranger, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 2.10(b) and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.10(b) and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy

Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clause (a) of Section 11.01 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10 Collateral and Guaranty Matters.

Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(m); and

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.02, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.

ARTICLE X

CONTINUING GUARANTY

10.01 Guaranty.

Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02 Rights of Lenders.

Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

10.03 Certain Waivers.

Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

10.04 Obligations Independent.

The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05 Subrogation.

No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

10.06 Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty.

10.07 Stay of Acceleration.

If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

10.08 Condition of Borrower.

Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.09 Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

10.10 Right of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.

10.11 Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

(a) no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 8.01) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01)

any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(iv) change Section 2.13 or Section 8.02 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(v) change any provision of this Section 11.01(a) or the definitions of “Required Lenders” or “Required Revolving Lenders” without the written consent of each Lender directly affected thereby;

(vi) except in connection with a Disposition permitted under Section 7.09, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby;

(vii) release the Borrower or, except in connection with a merger or consolidation permitted under Section 7.09 or a Disposition permitted under Section 7.09, all or substantially all of the Guarantors without the written consent of each Lender directly affected thereby, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone).

(b) unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(c) unless also signed by the Swingline Lender, no amendment, waiver or consent shall affect the rights or duties of the Swingline Lender under this Agreement; and

(d) except as provided in Section 9.06(b) in connection with the removal of the Administrative Agent, unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) the Autoborrow Agreement and any fee letters executed in connection therewith may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender, (iv) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (v) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding anything herein to the contrary, (x) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower, the other Loan Parties and the relevant Lenders providing such additional credit facilities to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lender, (y) this Agreement may be amended (or amended and restated) to change, modify or alter Section 2.13 or Section 8.02 or any other provision hereof relating to the pro rata sharing of payments among the Lenders to the extent necessary to incorporate, on a ratable basis, any additional Commitments in accordance with Section 2.16 with the written consent of the Borrower, the other Loan Parties, the Administrative Agent and the relevant Lenders providing such additional Commitments and (z) if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an inconsistency, obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section 11.13 (together with all other such assignments required by the Borrower to be made pursuant to this clause).

11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and

(ii) if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b) below shall be effective as provided in such Section 11.02(b).

(b) Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the L/C Issuer pursuant to Article II if such Lender, Swingline Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent, the Swingline Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities Laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under Sections 11.04(a) or 11.04(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.04(b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 11.06(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility or an Incremental Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Term Commitment, Incremental Term Loan Commitment or any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan or Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c) (which acceptance and recording shall not be unreasonably delayed), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in

L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section 11.06(b) and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to Section 11.06(b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder which has agreed to accept such appointment; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.02(f) or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the L/C Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders or (C) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (viii) with the consent of the Borrower or to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 11.07 or (2) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the

Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

(b) Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

(c) Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

(d) Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

11.08 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness.

This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

11.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN

DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 11.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE,

AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16 Subordination.

Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under this Agreement, to the indefeasible payment in full in Cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided, that in the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section 11.16, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.

11.17 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, the Joint Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates (including Merrill Lynch) and the Lenders and their Affiliates (collectively, solely for purposes of this Section 11.17, the “Lenders”), on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent and its Affiliates (including Merrill Lynch) and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, any of its Affiliates (including Merrill Lynch) nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and its Affiliates (including Merrill Lynch) and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any of its Affiliates (including Merrill Lynch) nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other

Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any of its Affiliates (including Merrill Lynch) or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

11.18 Electronic Execution.

The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, the L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, the L/C Issuer or such Lender pursuant to procedures approved by it; and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

11.19 USA PATRIOT Act Notice.

Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act. The Borrower and the Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the Patriot Act.

11.20 ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	VICAR OPERATING, INC.

	By:	/s/ Robert L. Antin
	Name:	Robert L. Antin
	Title:	Chief Executive Officer

HOLDINGS:	VCA, INC.

	By:	/s/ Robert L. Antin
	Name:	Robert L. Antin
	Title:	Chief Executive Officer

GUARANTORS:	ALBANY VETERINARY CLINIC
ANIMAL CARE CENTER AT MILL RUN, INC.
ANIMAL CARE CENTERS OF AMERICA, INC.
ANTECH DIAGNOSTICS, INC.
ARROYO PETCARE CENTER, INC.
ASSOCIATES IN PET CARE, INC.
CAMP BOW WOW FRANCHISING, INC.
CBW OPERATING, INC.
EDGEBROOK, INC.
PETS’ RX, INC.
SOUND TECHNOLOGIES, INC.
SOUTH COUNTY VETERINARY CLINIC, INC.
TOMS RIVER VETERINARY HOSPITAL, INC.
VCA - ASHER, INC.
VCA ALABAMA, INC.
VCA ALBANY ANIMAL HOSPITAL, INC.
VCA ANIMAL HOSPITALS, INC.
VCA MAPLE LEAF, INC.
VCA MISSOURI, INC.
VCA OF NEW YORK, INC.
VCA REAL PROPERTY ACQUISITION CORPORATION
VETERINARY CENTERS OF AMERICA-TEXAS, INC.
VCA VS HOLDING, INC.

By:	/s/ Robert L. Antin
Name:	Robert L. Antin
Title:	Chief Executive Officer

VICAR OPERATING, INC.

CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Yinghua Zhang
	Name:	Yinghua Zhang
	Title:	Director

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender

	By:	/s/ Yinghua Zhang
	Name:	Yinghua Zhang
	Title:	Director

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	JPMORGAN CHASE BANK, N.A.
as a Lender

	By:	/s/ Ling Li
	Name:	Ling Li
	Title:	Executive Director

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	BARCLAYS BANK PLC,
as a Lender

	By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Director

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	SunTrust Bank,
as a Lender

	By:	/s/ Jared Cohen
	Name:	Jared Cohen
	Title:	Vice President

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	WELLS FARGO BANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Joe Ellerbroek
	Name:	Joe Ellerbroek
	Title:	Vice President

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	BMO Harris Bank, N.A.,
as a Lender

	By:	/s/ Eric Oppenheimer
	Name:	Eric Oppenheimer
	Title:	Managing Director

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	PNC BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Philip K. Liebscher
	Name:	Philip K. Liebscher
	Title:	Senior Vice President

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	TD BANK, N.A.,
as a Lender

	By:	/s/ Mark Hogan
	Name:	Mark Hogan
	Title:	Senior Vice President

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	U.S. BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Joseph M. Schnorr
	Name:	Joseph M. Schnorr
	Title:	Senior Vice President

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	Capital One, N.A.,
as a Lender

	By:	/s/ Gina Monette
	Name:	Gina Monette
	Title:	Vice President

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	BANK OF THE WEST,
as a Lender

	By:	/s/ Shikha Rehman
	Name:	Shikha Rehman
	Title:	Director

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	Citizens BANK, N.A.,
as a Lender

	By:	/s/ Darran Wee
	Name:	Darran Wee
	Title:	Senior Vice President

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	BRANCH BANKING AND TRUST COMPANY,
as a Lender

	By:	/s/ Reed Barton
	Name:	Reed Barton
	Title:	Assistant Vice President

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	The Bank of East Asia Limited, New York Branch
as a Lender

	By:	/s/ James Hua
	Name:	James Hua
	Title:	Senior Vice President

	By:	/s/ Kitty Sin
	Name:	Kitty Sin
	Title:	Senior Vice President

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	Whitney Bank,
as a Lender

	By:	/s/ Dwight Sealey
	Name:	Dwight Sealey
	Title:	Senior Vice President, Director Healthcare Banking

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	First Merit Bank, N.A.,
as a Lender

	By:	/s/ Sherlyn Nelson
	Name:	Sherlyn Nelson
	Title:	Vice President

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	Chang Hwa Commercial Bank, Ltd., Los Angeles Branch,
as a Lender

	By:	/s/ Kang Yang
	Name:	Kang Yang
	Title:	Vice President & General Manager

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	FIRST HAWAIIAN BANK
as a Lender

	By:	/s/ Darlene N. Blakeney
	Name:	Darlene N. Blakeney
	Title:	Vice President

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	Hua Nan Commercial Bank Ltd., Los Angeles Branch
as a Lender

	By:	/s/ Ding-Jong Chen
	Name:	Ding-Jong Chen
	Title:	Vice President & General Manager

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	Bank Hapoalim B.M.,
as a Lender

	By:	/s/ Lenroy Hackett
	Name:	Lenroy Hackett
	Title:	Senior Vice President

	By:	/s/ Elliot Winter
	Name:	Elliot Winter
	Title:	Senior Vice President

VICAR OPERATING, INC.

CREDIT AGREEMENT

LENDER:	Mega International Commercial Bank Co., Ltd.,
New York Branch,
as a Lender

	By:	/s/ Ming Che Yang
	Name:	Ming Che Yang
	Title:	Assistant Vice President

VICAR OPERATING, INC.

CREDIT AGREEMENT

Schedule 1.01(a)

CERTAIN ADDRESSES FOR NOTICES

On File with the Administrative Agent

Schedule 1.01(b)

COMMITMENTS AND APPLICABLE PERCENTAGES

On File with the Administrative Agent

Schedule 1.01(c)

EXISTING PERMITTED PARTIALLY-OWNED SUBSIDIARIES

VCA AU#	Legal Name	Guarantor Partner	Guarantor Partner % Owned	Non-Guarantor Partners	Non- Guarantor Partner % Owned
814	ASC Yonkers Management, LLC	VCA of New York, Inc.	82.50%	Richard Joseph, DVM	17.50%

N/A	Companion Animal Practices North America, LLC	VCA Animal Hospitals, Inc.	80.00%	Legacy AH, Inc.	20.00%

316	Edgebrook Animal Hospital, LP	Edgebrook, Inc.	80.00%	Christopher Slade, DVM	20.00%

969	VCA Acacia Animal Health Center, LP	VCA Animal Hospitals, Inc.	85.00%	Carmine Bausone, DVM	15.00%

943	VCA Academy Animal Hospital, LP	VCA Animal Hospitals, Inc.	80.00%	Academy Animal Hospital Jon J. Rappaport, LLC	20.00%

140	VCA Albany Animal Hospital, LP	Albany Veterinary Clinic	70.00%	Tom Reed, DVM	15.00%
				The Ellen “Ellie” Jacobson and Stephen Gardner 2011 Family Trust	15.00%

345	VCA Animal Hospitals-Texas, L.P.	Veterinary Centers of America-Texas, Inc.	75.00%	Wade Dunn, DVM	25.00%

591	VCA Animal Medical Center, LP	VCA Animal Hospitals, Inc.	80.00%	Anthony Guerino, DVM	20.00%

126	VCA Asher Animal Hospital, LP	VCA - Asher, Inc.	80.00%	Larry & Ann Correia 2007 Trust dated October 16, 2007	20.00%

VCA AU#	Legal Name	Guarantor Partner	Guarantor Partner % Owned	Non-Guarantor Partners	Non- Guarantor Partner % Owned

433	VCA Associates Animal Hospital, L.P.	Associates in Pet Care, Inc.	75.00%	James Johnson, DVM	25.00%

213	VCA Black Mountain Animal Hospital, L.P.	Pets’ Rx, Inc.	75.00%	Randy Winn, DVM	25.00%

903	VCA Cairo Animal Hospital, LP	VCA Animal Hospitals, Inc.	80.00%	Steven Cairo, DVM	20.00%

137	VCA Companion Animal Hospital, L.P.	VCA Animal Hospitals, Inc.	80.00%	Rick Suther, DVM	20.00%

167	VCA Glasgow Animal Hospital, L.P.	VCA Animal Hospitals, Inc.	80.00%	Robert Flanagan, DVM	20.00%

437	VCA Heritage Animal Hospital, L.P.	VCA Animal Hospitals, Inc.	80.00%	Duane Dust, DVM	20.00%

111	VCA Lakewood Animal Hospital (Cerritos), LP	VCA Animal Hospitals, Inc.	80.00%	Ron Morein, DVM	20.00%

890	VCA Los Angeles Veterinary Specialists, LP	VCA Animal Hospitals, Inc.	50.10%	Veterinary Specialty Group of Los Angeles, Inc.	49.90%

799	VCA Madera Pet Hospital, LP	VCA Animal Hospitals, Inc.	80.00%	Andrew Kallet, DVM	20.00%

558	VCA Metroplex Animal Hospital, LP	Veterinary Centers of America-Texas, Inc.	90.00%	Terry Clark, DVM	10.00%

647	VCA Mill Run Animal Hospital, LP	Animal Care Center at Mill Run, Inc.	95.00%	R. Tod Beckett, DVM	5.00%

VCA AU#	Legal Name	Guarantor Partner	Guarantor Partner % Owned	Non-Guarantor Partners	Non- Guarantor Partner % Owned
1038/1039	VCA North Academy & Briargate Animal Hospitals, LLC	VCA Animal Hospitals, Inc.	80.00%	John Adams, DVM	20.00%

970	VCA Orange County Veterinary Specialists, LP	VCA Animal Hospitals, Inc.	80.00%	Andrea McDooling, DVM	10.00%
				Devilyn Callian	5.00%
				Joe Callian	5.00%

418/419	VCA Rome Animal Hospital, L.P.	VCA Animal Hospitals, Inc.	80.00%	Rome Veterinary Associates, PLLC	20.00%

871	VCA San Francisco Veterinary Specialists, LP	VCA Animal Hospitals, Inc.	90.00%	Craig and Kristine Maretzki Trust	10.00%

648	VCA Saw Mill Animal Hospital, LP	Animal Care Centers of America, Inc.	95.00%	R. Tod Beckett, DVM	5.00%

149	VCA South County Animal Hospital, LLC	South County Veterinary Clinic, Inc.	70.00%	Steve Paulick, DVM	30.00%

1031	VCA Valley Oak Veterinary Center, LP	VCA Animal Hospitals, Inc.	75.00%	Erin Portillo, DVM	10.00%
				The Daniel and Christina Gebhart Living Trust	10.00%
				The Richard and Cindy Gebhart Living Trust	5.00%

958	VCA Westlake Village Animal Hospital, LP	VCA Animal Hospitals, Inc.	80.00%	Agoura-Westlake Animal Hospital, Inc.	20.00%

774	VCA Woodford Animal Hospital, LP	VCA Animal Hospitals, Inc.	80.00%	Eckert & Jolly, PLLC	20.00%

Schedule 5.01

JURISDICTIONS OF ORGANIZATION

See Schedule 5.02

Schedule 5.02

EQUITY INTERESTS AND OWNERSHIP

Domestic Corporations

Entity Name	Juris. of Org.	% of Voting Shares Owned	% of Non- Voting Shares Owned	Class of Stock	Voting / Non- Voting	Total Issued Shares	Par Value	Stockholder	Total Shares Owned	Stock Certificate Nos.	No. of Shares on Certificate
1. Albany Veterinary Clinic	CA	100%	N/A	Common	Voting	100	$10.00	VCA Albany Animal Hospital, Inc.	100	2	100

2. Animal Care Center at Mill Run, Inc.	OH	100%	N/A	Common	Voting	3,150	None	VCA Animal Hospitals, Inc.	3,150	6	3,150

3. Animal Care Centers of America, Inc.	OH	100%	N/A	Common	Voting	78,750	None	VCA Animal Hospitals, Inc.	78,750	22	78,750

4. Antech Diagnostics, Inc.	CA	100%	N/A	Common	Voting	100	$.001	Vicar Operating, Inc.	100	3	100

5. Arroyo PetCare Center, Inc.	CA	100%	N/A	Common	Voting	1,000	$.01	Pets’ Rx, Inc.	1,000	3	1,000

6. Associates in Pet Care, Inc.	WI	100%	N/A	Common	Voting	100	None	VCA Animal Hospitals, Inc.	100	3	100

7. Camp Bow Wow Franchising, Inc.	DE	100%	N/A	Common	Voting	100	$.001	Vicar Operating, Inc.	100	1	100

8. CBW Operating, Inc.	DE	100%	N/A	Common	Voting	100	$.001	Camp Bow Wow Franchising, Inc.	100	1	100

9. Edgebrook, Inc.	NJ	100%	N/A	Common	Voting	100	None	VCA Animal Hospitals, Inc.	100	8	100

10. Pets’ Rx, Inc.	DE	100%	N/A	Common	Voting	100	$.01	Vicar Operating, Inc.	100	C81	100

Entity Name	Juris. of Org.	% of Voting Shares Owned	% of Non- Voting Shares Owned	Class of Stock	Voting / Non- Voting	Total Issued Shares	Par Value	Stockholder	Total Shares Owned	Stock Certificate Nos.	No. of Shares on Certificate
11. Sound Technologies, Inc.	DE	100%	N/A	Common	Voting	1,000	$.001	Vicar Operating, Inc.	1,000	133	1,000

12. South County Veterinary Clinic, Inc.	CA	100%	N/A	Common	Voting	800	$10.00	VCA Animal Hospitals, Inc.	800	4	800

13. Toms River Veterinary Hospital, Inc.	NJ	100%	N/A	Common	Voting	100	None	VCA Animal Hospitals, Inc.	100	37	100

14. VCA - Asher, Inc.	CA	100%	N/A	Common	Voting	100	$.001	Vicar Operating, Inc.	100	2	100

15. VCA Alabama, Inc.	AL	100%	N/A	Common	Voting	100	$10.00	VCA Animal Hospitals, Inc.	100	2	100

16. VCA Albany Animal Hospital, Inc.	CA	100%	N/A	Common	Voting	100	$.001	Vicar Operating, Inc.	100	2	100

17. VCA Animal Hospitals, Inc.	CA	100%	N/A	Common	Voting	100	$.001	Vicar Operating, Inc.	100	2	100

18. VCA Maple Leaf, Inc.	CA	100%	N/A	Common	Voting	100	$.001	Vicar Operating, Inc.	100	1	100

19. VCA Missouri, Inc.	MO	100%	N/A	Common	Voting	100	$.001	VCA Animal Hospitals, Inc.	100	1	100

20. VCA of New York, Inc.	DE	100%	N/A	Common	Voting	100	$.01	Vicar Operating, Inc.	100	R2	100

21. VCA Real Property Acquisition Corporation	CA	100%	N/A	Common	Voting	100	None	Vicar Operating, Inc.	100	2	100

22. VCA VS Holding, Inc.	DE	100%	N/A	Common	Voting	100	$.001	Vicar Operating, Inc.	100	1	100

Entity Name	Juris. of Org.	% of Voting Shares Owned	% of Non- Voting Shares Owned	Class of Stock	Voting / Non- Voting	Total Issued Shares	Par Value	Stockholder	Total Shares Owned	Stock Certificate Nos.	No. of Shares on Certificate
23. Veterinary Centers of America-Texas, Inc.	TX	100%	N/A	Common	Voting	100	$.001	Vicar Operating, Inc.	100	2	100

24. Vicar Operating, Inc.	DE	100%	N/A	Common	Voting	100	$.001	VCA Inc.	100	3	100

Domestic Partnerships and LLCs

Entity Name	Entity Type	Jurisdiction of Organization	% of Interest Owned	Interest Holder
1. ASC Yonkers Management, LLC	Limited Liability Company	NY	82.5%	VCA of New York, Inc.

2. CAPNA CA GP, LLC	Limited Liability Company	DE	100%	Companion Animal Practices North America, LLC

3. CAPNA California, L.P.	Limited Partnership	CA	99.99%	Companion Animal Practices North America, LLC
			0.01%	CAPNA CA GP, LLC

4. Companion Animal Practices North America, LLC	Limited Liability Company	DE	80%	VCA Animal Hospitals, Inc.

5. Edgebrook Animal Hospital, LP	Limited Partnership	CA	80%	Edgebrook, Inc.

6. VCA Acacia Animal Health Center, LP	Limited Partnership	CA	85%	VCA Animal Hospitals, Inc.

7. VCA Academy Animal Hospital, LP	Limited Partnership	CA	80%	VCA Animal Hospitals, Inc.

Entity Name	Entity Type	Jurisdiction of Organization	% of Interest Owned	Interest Holder

8. VCA Albany Animal Hospital, LP	Limited Partnership	CA	70%	Albany Veterinary Clinic

9. VCA Animal Hospitals-Texas, L.P.	Limited Partnership	TX	75%	Veterinary Centers of America-Texas, Inc.

10. VCA Animal Medical Center, LP	Limited Partnership	CA	80%	VCA Animal Hospitals, Inc.

11. VCA Asher Animal Hospital, LP	Limited Partnership	CA	80%	VCA - Asher, Inc.

12. VCA Associates Animal Hospital, L.P.	Limited Partnership	CA	75%	Associates In Pet Care, Inc.

13. VCA Black Mountain Animal Hospital, L.P.	Limited Partnership	CA	75%	Pets’ Rx, Inc.

14. VCA Cairo Animal Hospital, LP	Limited Partnership	CA	80%	VCA Animal Hospitals, Inc.

15. VCA Companion Animal Hospital, L.P.	Limited Partnership	CA	80%	VCA Animal Hospitals, Inc.

16. VCA Glasgow Animal Hospital, L.P.	Limited Partnership	CA	80%	VCA Animal Hospitals, Inc.

17. VCA Heritage Animal Hospital, L.P.	Limited Partnership	CA	80%	VCA Animal Hospitals, Inc.

18. VCA Lakewood Animal Hospital (Cerritos), LP	Limited Partnership	CA	80%	VCA Animal Hospitals, Inc.

Entity Name	Entity Type	Jurisdiction of Organization	% of Interest Owned	Interest Holder
19. VCA Los Angeles Veterinary Specialists, LP	Limited Partnership	CA	50.1%	VCA Animal Hospitals, Inc.

20. VCA Madera Pet Hospital, LP	Limited Partnership	CA	80%	VCA Animal Hospitals, Inc.

21. VCA Metroplex Animal Hospital, LP	Limited Partnership	TX	90%	Veterinary Centers of America-Texas, Inc.

22. VCA Mill Run Animal Hospital, LP	Limited Partnership	CA	95%	Animal Care Center at Mill Run, Inc.

23. VCA North Academy & Briargate Animal Hospitals, LLC	Limited Liability Company	DE	80%	VCA Animal Hospitals, Inc.

24. VCA Orange County Veterinary Specialists, LP	Limited Partnership	CA	80%	VCA Animal Hospitals, Inc.

25. VCA Rome Animal Hospital, L.P.	Limited Partnership	CA	80%	VCA Animal Hospitals, Inc.

26. VCA San Francisco Veterinary Specialists, LP	Limited Partnership	CA	90%	VCA Animal Hospitals, Inc.

27. VCA Saw Mill Animal Hospital, LP	Limited Partnership	CA	95%	Animal Care Centers of America, Inc.

28. VCA South County Animal Hospital, LLC	Limited Liability Company	CA	70%	South County Veterinary Clinic, Inc.

29. VCA Valley Oak Veterinary Center, LP	Limited Partnership	CA	75%	VCA Animal Hospitals, Inc.

30. VCA Westlake Village Animal Hospital, LP	Limited Partnership	CA	80%	VCA Animal Hospitals, Inc.

31. VCA Woodford Animal Hospital, LP	Limited Partnership	CA	80%	VCA Animal Hospitals, Inc.

Canadian Corporations

Entity Name	Jurisdiction of Organization	% of Voting Shares Owned	% of Non- Voting Shares Owned	Class of Stock	Voting/Non- Voting	Total Issued Shares	Par Value	Stockholder	Total Shares Owned	Stock Certificate Nos.	No. of Shares on Certificate
1. 1382974 Alberta Ltd.	AB	50%	N/A	Class B Voting Common	Voting	1,000		Associate Veterinary Clinics (1981) Ltd.	1,000

2. Antech Diagnostics Canada Ltd.	AB	100%	N/A	Common	Voting	100	None	VCA Maple Leaf, Inc.	100	C-1	65
										C-2	35

3. Associate Veterinary Clinics (1981) Ltd.	AB	49%	100%	Voting	Voting	1,000	None	VCA Canada Ventures, Ltd.	490	V-2	490
				Special	Non-Voting	1,083.75	None	VCA Canada Ventures, Ltd.	1,083.75	S-1	1,083.75

4. AVC Clinics (British Columbia) Ltd.	BC	100%	N/A	Common	Voting	47	None	Associate Veterinary Clinics (1981) Ltd.	47	C-1	47

Entity Name	Jurisdiction of Organization	% of Voting Shares Owned	% of Non- Voting Shares Owned	Class of Stock	Voting/Non- Voting	Total Issued Shares	Par Value	Stockholder	Total Shares Owned	Stock Certificate Nos.	No. of Shares on Certificate
5. Calgary Holistic Veterinary Clinic Ltd.	AB	50%	N/A	Class A Voting	Voting	100		Associate Veterinary Clinics (1981) Ltd.	50

6. Crowfoot Veterinary Hospital Ltd.	AB	89%	N/A	Common	Voting	100		Associate Veterinary Clinics (1981) Ltd.	89

7. Groupe Vétéri Médic Inc.	QC	0%	90%	Class A Non-Voting	Non-Voting	100		AVC Trust	90
				Class B Non-Voting	Non-Voting	600		AVC Trust	540
				Class C Non-Voting	Non-Voting	100		AVC Trust	90
				Class F Non-Voting	Non-Voting	3,329,128		AVC Trust	3,329,128
				Class G Non-Voting	Non-Voting	4,952,886		AVC Trust	4,177,386
				Class H Non-Voting	Non-Voting	2,786,065		AVC Trust	2,634,921
				Class I Non-Voting	Non-Voting	2,310,912		AVC Trust	2,074,651
				Class J Non-Voting	Non-Voting	525,014		AVC Trust	525,014
				Class K Non-Voting	Non-Voting	475,046		AVC Trust	200,046
				Class O Non-Voting	Non-Voting	100		AVC Trust	90

Entity Name	Jurisdiction of Organization	% of Voting Shares Owned	% of Non- Voting Shares Owned	Class of Stock	Voting/Non- Voting	Total Issued Shares	Par Value	Stockholder	Total Shares Owned	Stock Certificate Nos.	No. of Shares on Certificate

8. Harvest Hills Veterinary Clinic Ltd.	AB	50%	N/A	Class A Voting	Voting	2		Associate Veterinary Clinics (1981) Ltd.	1

9. MacEwan Veterinary Clinic Ltd.	AB	50%	N/A	Class A Voting	Voting	194,440		Associate Veterinary Clinics (1981) Ltd.	97,220

10. Mayfield Veterinary Hospital Ltd.	AB	50%	N/A	Class A Voting	Voting	1,000		Associate Veterinary Clinics (1981) Ltd.	500

11. Mills Haven Veterinary Clinic (2001) Limited	AB	100%	100%	Class A Common Voting	Voting	51		Associate Veterinary Clinics (1981) Ltd.	51
				Class B Common Voting	Voting	49		Associate Veterinary Clinics (1981) Ltd.	49
				Class G Common Non-Voting	Non-Voting	1		Associate Veterinary Clinics (1981) Ltd.	1

Entity Name	Jurisdiction of Organization	% of Voting Shares Owned	% of Non- Voting Shares Owned	Class of Stock	Voting/Non- Voting	Total Issued Shares	Par Value	Stockholder	Total Shares Owned	Stock Certificate Nos.	No. of Shares on Certificate

12. Royal Oak Veterinary Clinic Ltd.	AB	50%	N/A	Class A Voting	Voting	200		Associate Veterinary Clinics (1981) Ltd.	100

13. Shawnessy South Pet Hospital Ltd.	AB	75%	N/A	Class A Voting	Voting	687		Associate Veterinary Clinics (1981) Ltd.	515.25

14. VCA Canada Ventures, Ltd.	BC	100%	N/A	Common	Voting	104	None	VCA Maple Leaf, Inc.	104	1	65
										2	35
										5	3
										4	1

Canadian Trusts

Entity Name	Entity Type	Jurisdiction of Organization	% of Interest Owned	Interest Holder
1. AVC Trust	Trust	QC	100%	Associate Veterinary Clinics (1981) Ltd.

Schedule 5.11(b)

EXISTING REAL ESTATE ASSETS

[see attached]

SCHEDULE 5.11(B): PART I

OWNED/LEASED LOCATIONS

ANIMAL HOSPITALS

AU	GRANTOR	HOSPITAL NAME	LEASED/OWNED	ADDRESS	CITY	ST	ZIP	COUNTY	PURCHASE DATE	DEVELOPING PROPERTY	VACANT	SUBLEASES	COMMENTS
101	VCA Animal Hospitals, Inc.	VCA West Los Angeles Animal Hospital	Leased	1900 South Sepulveda Blvd	Los Angeles	CA	90025	Los Angeles
107	VCA Animal Hospitals, Inc.	VCA Santa Anita Animal Hospital	Leased	245 West Duarte Road	Monrovia	CA	91016	Los Angeles
111	VCA Real Property Acquisition Corporation	VCA Lakewood Animal Hospital	Leased	10701 South Street	Cerritos	CA	90703	Los Angeles					Ground Lease
111	VCA Real Property Acquisition Corporation	VCA Lakewood Animal Hospital	Owned	10701 South Street	Cerritos	CA	90703	Los Angeles				Lease real property and equipment to the VCA Lakewood partnership	Building Only: Land is subject to a ground lease
120	VCA Animal Hospitals, Inc.	VCA Northern Animal Hospital	Leased	2611 W. Northern Ave.	Phoenix	AZ	85051	Maricopa
121	Pets’ Rx, Inc.	VCA Crocker Animal Hospital	Leased	475 N. Jackson Ave.	San Jose	CA	95133	Santa Clara
122	VCA Real Property Acquisition Corporation	VCA Anderson Animal Hospital	Owned	1285 South Sheridan Blvd.	Lakewood	CO	80232	Jefferson	06/30/90
124	VCA Real Property Acquisition Corporation	VCA Parkwood Animal Hospital	Owned	6330 Fallbrook Ave	Woodland Hills	CA	91367	Los Angeles	07/01/90
126	VCA Real Property Acquisition Corporation	VCA Asher Animal Hospital	Owned	2505 Hilltop Dr.	Redding	CA	96002	Shasta	11/30/99			Lease space to Antech lab
127	VCA Real Property Acquisition Corporation	VCA Wingate Animal Hospital	Owned	9464 E. Caley Ave	Englewood	CO	80111	Arapahoe	06/15/92			Subleasing attached residential apartment to employee
128	VCA Real Property Acquisition Corporation	VCA Mission Animal Hospital	Owned	25 West Mission Rd	Alhambra	CA	91801	Los Angeles	08/01/99
129	VCA Real Property Acquisition Corporation	VCA Veterinary Care Animal Hospital and Referral Center	Owned	9901 Montgomery Blvd.	Albuquerque	NM	87111	Bernalillo	01/01/93
130	Pets’ Rx, Inc.	VCA Wyoming Animal Hospital	Leased	2740 Wyoming Boulevard NE	Albuquerque	NM	87111	Bernalillo
131	VCA Real Property Acquisition Corporation	Parking Lease: Berwyn #131	Owned	2829 South Harlem Ave	Berwyn	IL	60402	Cook
131	VCA Animal Hospitals, Inc.	VCA Berwyn Animal Hospital	Leased	2845 South Harlem Ave	Berwyn	IL	60402	Cook
132	VCA Real Property Acquisition Corporation	VCA Rossmoor-El Dorado Animal Hospital	Owned	10832 Los Alamitos Blvd	Los Alamitos	CA	90720	Orange	07/02/15
133	VCA Animal Hospitals, Inc.	VCA West Mesa Animal Hospital	Leased	2611 Coors Blvd. NW, Suite B	Albuquerque	NM	87120	Bernalillo
134	VCA Animal Hospitals, Inc.	VCA Howell Branch Animal Hospital	Leased	1401 Howell Branch Rd	Winter Park	FL	32789	Orange
135	VCA Real Property Acquisition Corporation	VCA Cacoosing Animal Hospital	Owned	5100 Penn Ave.	Wernersville	PA	19565	Berks	08/30/10
137	VCA Real Property Acquisition Corporation	VCA Companion Animal Hospital	Owned	2133 Eureka Way	Redding	CA	96001	Shasta	02/28/01
138	VCA Animal Hospitals, Inc.	VCA Detwiler Animal Hospital	Leased	22 Kenhorst Blvd.	Reading	PA	19607	Berks
139	VCA Animal Hospitals, Inc.	VCA Bay Area Animal Hospital	Owned	4501 Shattuck Avenue	Oakland	CA	94609	Alameda	07/01/99
140	VCA Real Property Acquisition Corporation	VCA Albany Animal Hospital	Owned	1550 Solano Avenue	Albany	CA	94707	Alameda	10/09/09
141	VCA Animal Hospitals, Inc.	VCA Animal Hospital (Burbank)	Leased	2723 West Olive	Burbank	CA	91505	Los Angeles
142	Pets’ Rx, Inc.	VCA Lakeside Animal Hospital	Owned	42160 North Shore Dr.	Big Bear City	CA	92314	San Bernardino	01/29/98
145	VCA Animal Hospitals, Inc.	Vacant Property: Tampa Bay #145	Owned	8501 La Due Lane	Tampa	FL	33614	Hillsborough	01/18/95		X		Former site of Tampa Bay #145; hospital closed 05/01/2016
146	VCA Real Property Acquisition Corporation	VCA Lewis Animal Hospital	Owned	10665 Route 108	Columbia	MD	21044	Howard	03/18/10
147	VCA Animal Hospitals, Inc.	VCA Sinking Spring Animal Hospital	Leased	21 Green Valley Road	Sinking Spring	PA	19608	Berks
148	VCA Animal Hospitals, Inc.	VCA Lewelling Animal Hospital	Leased	525 Lewelling Blvd.	San Leandro	CA	94579	Alameda
149	VCA Real Property Acquisition Corporation	VCA South County Animal Hospital	Owned	205 El Camino Real	Arroyo Grande	CA	93420	San Luis Obispo	03/31/10
150	VCA Real Property Acquisition Corporation	VCA Alpine Animal Hospital	Owned	12531 Old Seward Highway	Anchorage	AK	99515	Anchorage
151	Pets’ Rx, Inc.	VCA Eagle River Animal Hospital	Leased	11710 Business Boulevard	Eagle River	AK	99577	Anchorage
152	VCA Real Property Acquisition Corporation	VCA Miller-Robertson Animal Hospital	Owned	8807 Melrose Ave	Los Angeles	CA	90069	Los Angeles	08/06/12
153	VCA Real Property Acquisition Corporation	VCA Marina Animal Hospital	Owned	2506 Lincoln Blvd.	Venice	CA	90291	Los Angeles	10/10/95
154	VCA Real Property Acquisition Corporation	VCA South Shore (Weymouth) Animal Hospital	Owned	595 Columbian Street	South Weymouth	MA	02190	Norfolk	04/01/96
156	VCA Animal Hospitals, Inc.	VCA South Shore (Quincy) Animal Hospital	Leased	579 Adams Street	Quincy	MA	02169	Norfolk
159	Pets’ Rx, Inc.	VCA All Pet Animal Hospital/Taylorsville	Leased	2530 West 4700 South	Taylorsville	UT	84129	Salt Lake
160	VCA Animal Hospitals, Inc.	VCA Castle Shannon Animal Hospital	Leased	3610 Library Rd.	Pittsburgh	PA	15234	Allegheny
162	VCA Animal Hospitals, Inc.	VCA Fox Chapel Animal Hospital	Leased	1152 Freeport Road	Pittsburgh	PA	15238	Allegheny
163	VCA Animal Hospitals, Inc.	VCA East Anchorage Animal Hospital	Leased	2639 Boniface Pkwy.	Anchorage	AK	99504	Anchorage
164	VCA Animal Hospitals, Inc.	VCA Greater Savannah Animal Hospital	Owned	1350 E. Derenne Ave	Savannah	GA	31406	Chatham
165	Pets’ Rx, Inc.	VCA Kaneohe Animal Hospital	Leased	45-608 Kamehameha Hwy	Kaneohe	HI	96744	Honolulu				Subleasing 2 separate spaces for Antech Lab and groomer’s facility.
166	VCA Animal Hospitals, Inc.	VCA Elkton Animal Hospital	Leased	400 W. Pulaski Hwy	Elkton	MD	21921	Cecil
167	VCA Animal Hospitals, Inc.	VCA Glasgow Animal Hospital	Leased	650 Peoples’ Plaza	Newark	DE	19702	New Castle
168	VCA Animal Hospitals, Inc.	VCA Conewago Animal Hospital	Owned	3002 Hanover Pike	Hanover	PA	17331	York
181	VCA Animal Hospitals, Inc.	VCA Veterinary Referral Associates	Leased	500 Perry Parkway	Gaithersburg	MD	20877	Montgomery				Subleasing space to Chesapeake Veterinary Cardiology Associates
183	Pets’ Rx, Inc.	VCA Clarmar Animal Hospital	Leased	20805 Hawthorne Blvd	Torrance	CA	90503	Los Angeles
184	VCA Animal Hospitals, Inc.	VCA Rotherwood Animal Hospital	Leased	78 Winchester Street	Newton	MA	02461	Middlesex
185	VCA Animal Hospitals, Inc.	VCA Northboro Animal Hospital	Leased	286 West Main St.	Northboro	MA	01532	Worcester
187	VCA Animal Hospitals, Inc.	VCA Beacon Hill Cat Hospital	Leased	6610 Richmond Highway	Alexandria	VA	22306	Fairfax
188	VCA Real Property Acquisition Corporation	VCA Old Town Animal Hospital	Owned	411-425 N. Henry Street	Alexandria	VA	22314	Alexandria	09/04/14
189	VCA Real Property Acquisition Corporation	VCA North Rockville Animal Hospital	Owned	1390 East Gude Drive	Rockville	MD	20850	Montgomery	06/01/96
190	VCA Real Property Acquisition Corporation	VCA Lake Shore Animal Hospital	Owned	960 West Chicago Avenue	Chicago	IL	60622	Cook	08/23/04
191	VCA Animal Hospitals, Inc.	VCA Animal Care Center	Leased	1228 West Little Creek Road	Norfolk	VA	23505	Norfolk City
201	Pets’ Rx, Inc.	VCA Orchard Plaza Animal Hospital	Leased	5841 Cottle Road	San Jose	CA	95123	Santa Clara
202	Pets’ Rx, Inc.	VCA Animal Hospital of Los Gatos	Leased	524 N. Santa Cruz Ave.	Los Gatos	CA	95030	Santa Clara
203	Pets’ Rx, Inc.	VCA Vets & Pets Animal Hospital	Leased	3345 El Camino Real	Santa Clara	CA	95051	Santa Clara
204	Pets’ Rx, Inc.	VCA Blossom Hill Animal Hospital	Leased	955 Blossom Hill Road	San Jose	CA	95123	Santa Clara
205	Pets’ Rx, Inc.	VCA Winchester Animal Hospital	Leased	2110 S. Winchester Blvd.	Campbell	CA	95008	Santa Clara
207	Pets’ Rx, Inc.	VCA Almaden Valley Animal Hospital	Leased	15790 Almaden Expressway	San Jose	CA	95120	Santa Clara
212	Pets’ Rx, Inc.	VCA Spring Mountain Animal Hospital	Owned	5590 W. Spring Mountain Road	Las Vegas	NV	89146	Clark
213	VCA Inc.	VCA Black Mountain Animal Hospital	Leased	400 College Drive, Suite A	Henderson	NV	89015	Clark
214	Pets’ Rx, Inc.	VCA Nellis Animal Hospital	Owned	20 North Nellis Blvd.	Las Vegas	NV	89110	Clark
215	Pets’ Rx, Inc.	VCA Decatur Animal Hospital	Owned	1117 N. Decatur Blvd.	Las Vegas	NV	89108	Clark
250	VCA Real Property Acquisition Corporation	Vacant Property: Channahon #250	Owned	24725 West Eames Street	Channahon	IL	60410	Will	09/28/01		X		Former site of Channahon #250; hospital closed 05/01/2016

AU	GRANTOR	HOSPITAL NAME	LEASED/OWNED	ADDRESS	CITY	ST	ZIP	COUNTY	PURCHASE DATE	DEVELOPING PROPERTY	VACANT	SUBLEASES	COMMENTS
251	VCA Real Property Acquisition Corporation	VCA Joliet Animal Hospital	Owned	220 N. Hammes	Joliet	IL	60435	Will	07/18/99
252	VCA Real Property Acquisition Corporation	Vacant Property: Bolingbrook #252	Owned	570 Concord Ln.	Bolingbrook	IL	60440	Will	07/01/99		X		Former site of Bolingbrook #252; hospital relocated 06/01/15
252	VCA Animal Hospitals, Inc.	VCA Bolingbrook Animal Hospital	Leased	475 N. Bolingbrook Drive	Bolingbrook	IL	60440	Will
253	VCA Real Property Acquisition Corporation	VCA Burbank Animal Hospital	Owned	6161 West 79th St.	Burbank	IL	60459	Cook	07/01/99
255	VCA Real Property Acquisition Corporation	VCA Naper Ridge Animal Hospital	Owned	987 Maplefield Rd.	Naperville	IL	60565	DuPage	12/10/08
257	Pets’ Rx, Inc.	Parking Lease: VCA LaGrange Park Animal Hospital	Leased	31st Street near Beach Ave.	LaGrange Park	IL	60526	Cook					Parking Lease
257	Pets’ Rx, Inc.	VCA LaGrange Park Animal Hospital	Leased	905 E. 31st St.	LaGrange Park	IL	60526	Cook
259	VCA Real Property Acquisition Corporation	VCA Chicago North Animal Hospital	Owned	3631 N. Elston Ave.	Chicago	IL	60618	Cook				Subleasing 3 attached residential apartments to employees
262	VCA Animal Hospitals, Inc.	VCA Franklin Park Animal Hospital	Leased	9846 West Grand Ave.	Franklin Park	IL	60131	Cook
264	VCA Real Property Acquisition Corporation	VCA Noyes Animal Hospital	Owned	710 Northwest Highway	Fox River Grove	IL	60021	McHenry	01/24/13
271	VCA Animal Hospitals, Inc.	VCA Midpark Animal Hospital	Leased	6611 Smith Rd.	Middleburg Heights	OH	44130	Cuyahoga
278	VCA Animal Hospitals, Inc.	VCA St. Clair Shores Animal Hospital	Leased	25101 Harper	St. Clair Shores	MI	48081	Macomb
282	VCA Animal Hospitals, Inc.	VCA Clinton Township Animal Hospital	Leased	40696 Garfield	Clinton Township	MI	48038	Macomb
284	VCA Real Property Acquisition Corporation	VCA Allen Park Animal Hospital	Owned	5401 Allen Road	Allen Park	MI	48101	Wayne	12/13/05
286	VCA Animal Hospitals, Inc.	VCA Farmington Hills Animal Hospital	Leased	31555 West 13 Mile Rd.	Farmington Hills	MI	48334	Oakland
290	VCA Animal Hospitals, Inc.	VCA Animal Hospital of Garden City	Owned	2085 Inkster Rd.	Garden City	MI	48135	Wayne
293	VCA Animal Hospitals, Inc.	VCA Southland Animal Hospital	Owned	20224 Eureka Rd.	Taylor	MI	48180	Wayne
296	VCA Real Property Acquisition Corporation	VCA Village Park Animal Hospital	Owned	15018 Greyhound Ct.	Carmel	IN	46032	Hamilton	07/23/98
297	VCA Animal Hospitals, Inc.	VCA West 86th St. Animal Hospital	Owned	4030 West 86th St.	Indianapolis	IN	46268	Marion
298	VCA Real Property Acquisition Corporation	Vacant Property: Beech Grove #298	Owned	4960 S. Emerson Avenue	Indianapolis	IN	46203	Marion	04/13/11		X		Former site of Beech Grove #298
298	VCA Animal Hospitals, Inc.	VCA Beech Grove Animal Hospital	Leased	4902 Emerson Ave.	Indianapolis	IN	46203	Marion
299	VCA Real Property Acquisition Corporation	VCA Cross Pointe Animal Hospital	Owned	9790 Lantern Road	Fishers	IN	46037	Hamilton	01/23/98
303	VCA Animal Hospitals, Inc.	VCA Eagle Park Animal Hospital	Leased	1008 West Oak St.	Zionsville	IN	46077	Boone
306	VCA Real Property Acquisition Corporation	VCA Westerville East Animal Hospital	Owned	6283 Sunbury Rd.	Westerville	OH	43081	Franklin	09/01/98
307	VCA Animal Hospitals, Inc.	VCA Westboro Animal Hospital	Leased	155 Turnpike Rd. Route 9	Westboro	MA	01581	Worcester
309	VCA Animal Hospitals, Inc.	VCA Wakefield Animal Hospital	Leased	19 Main St.	Wakefield	MA	01880	Middlesex				Subleasing space to Radiocat.
310	VCA Animal Hospitals, Inc.	VCA Dudley Avenue Animal Hospital	Leased	3200 Dudley Ave.	Parkersburg	WV	26101	Wood
312	VCA Animal Hospitals, Inc.	VCA Newark Animal Hospital	Owned	1360 Marrows Rd.	Newark	DE	9711-545	New Castle	05/01/99
314	VCA Animal Hospitals, Inc.	VCA Delmarva Animal Hospital	Owned	10311 Old Ocean City Boulevard	Berlin	MD	21811	Worcester	07/28/01			Subleasing attached apartment to day-care
												facility; month-to-month
316	VCA Real Property Acquisition Corporation	Edgebrook Animal Hospital	Owned	777 Helmetta Blvd.	East Brunswick	NJ	08816	Middlesex	12/28/00
323	VCA Animal Hospitals, Inc.	Vacant Property: Palm Beach County #323	Owned	3401 2nd Ave N.	Lake Worth	FL	33461	Palm Beach			X		Former site of Palm Beach County #323; merged into Simmons
													#988 11/01/14
324	VCA Real Property Acquisition Corporation	VCA Hillsboro Animal Hospital	Owned	5619 Regency Lakes Blvd.	Coconut Creek	FL	33073	Broward	10/11/13
325	VCA Animal Hospitals, Inc.	VCA Stirling Square Animal Hospital	Leased	3000 Stirling Road, Unit 132	Hollywood	FL	33021	Broward
329	VCA Animal Hospitals, Inc.	VCA Rock Creek Animal Hospital	Leased	9399 Sheridan Street	Cooper City	FL	33024	Broward
334	VCA Animal Hospitals, Inc.	VCA Friendship Pompano Animal Hospital	Leased	415 S. Federal Highway	Pompano Beach	FL	33062	Broward
336	VCA Animal Hospitals, Inc.	VCA Neshaminy Animal Hospital	Leased	4197 Bristol Road	Oakford	PA	19053	Bucks
338	VCA Animal Hospitals, Inc.	Vacant Property: Squire #338	Leased	15222 Marlboro Pike	Upper Marlboro	MD	20772	Prince Georges			X		Former site of Squire #338; hospital closed 04/30/15; Lease
													expires 10/31/16
339	Veterinary Centers of America-Texas, Inc.	VCA Beltline East Animal Hospital	Leased	2555 North Beltline Road	Sunnyvale	TX	75182	Dallas
341	Veterinary Centers of America-Texas, Inc.	VCA Spring Animal Hospital	Owned	1811 Spring Cypress	Spring	TX	77388	Harris
342	Veterinary Centers of America-Texas, Inc.	VCA Spring Branch Animal Hospital	Owned	10109 Long Point Road	Houston	TX	77043	Harris
343	VCA Real Property Acquisition Corporation	VCA Woodlands Animal Hospital	Owned	428 Rayford Road	Spring	TX	77386	Montgomery	01/12/07
344	VCA Animal Hospitals, Inc.	VCA A Breed Apart Animal Hospital	Leased	777 S. Arroyo Parkway, Suite 106	Pasadena	CA	91105	Los Angeles
345	Veterinary Centers of America-Texas, Inc.	VCA Lakewood Animal Hospital	Leased	6363 Richmond Avenue	Dallas	TX	75214	Dallas
346	Pets’ Rx, Inc.	VCA 80 Dodge Animal Hospital	Leased	8022 West Dodge Road	Omaha	NE	68114	Douglas

347	Vicar Operating, Inc.	Vacant Property: Loop 12 #347	Owned	3607 N. Buckner Boulevard	Dallas	TX	75228	Dallas			X		Former site of Loop 12 #347; merged into Beltline East #339 11/21/14
348	VCA Animal Hospitals, Inc.	VCA Northside Animal Hospital	Leased	21 Padanaram Road	Danbury	CT	06811	Fairfield
349	VCA Animal Hospitals, Inc.	VCA Animal Hospital of Santa Cruz	Leased	815 Mission Street	Santa Cruz	CA	95060	Santa Cruz
350	Veterinary Centers of America-Texas, Inc.	VCA Sandy Lake Animal Hospital	Leased	107 Samuel Blvd.	Coppell	TX	75019	Dallas
351	VCA Real Property Acquisition Corporation	VCA Cat Hospital of Philadelphia	Owned	226 S. 20th Street	Philadelphia	PA	19103	Philadelphia	07/23/97
353	VCA of New York, Inc.	Manhattan Veterinary Group	Leased	240 East 80th Street	New York	NY	10021	New York
355	VCA Real Property Acquisition Corporation	VCA Bering Sea Animal Hospital	Owned	1347 East 74th Avenue	Anchorage	AK	99518	Anchorage
356	VCA Real Property Acquisition Corporation	Freehold Animal Hospital	Owned	3700 Route 9 South	Freehold	NJ	07728	Monmouth	11/01/97
357	VCA Animal Hospitals, Inc.	VCA Coast Animal Hospital	Leased	1560 Pacific Coast Highway	Hermosa Beach	CA	90254	Los Angeles
358	VCA Real Property Acquisition Corporation	Shrewsbury Animal Hospital	Owned	1008 Shrewsbury Avenue	Tinton Falls	NJ	07724	Monmouth	03/05/10
359	VCA Animal Hospitals, Inc.	Foster Animal Hospital	Leased	1347 Broad Street	Clifton	NJ	07013	Passaic
360	VCA Animal Hospitals, Inc.	VCA Valley Animal Hospital	Leased	39 Patria Road	South Windsor	CT	06074	South Windsor
361	VCA Animal Hospitals, Inc.	VCA Kennel Club Resort & Spa	Leased	3301 Fujita Street	Torrance	CA	90505	Los Angeles
362	VCA Animal Hospitals, Inc.	VCA Arden Animal Hospital	Owned	407 West Arden Avenue	Glendale	CA	1203-110	Los Angeles	05/01/08
363	VCA Real Property Acquisition Corporation	VCA Northside Animal Hospital	Owned	185 Mikron Road	Bethlehem	PA	18020	Lehigh	05/06/98
364	VCA Real Property Acquisition Corporation	Twin Rivers Animal Hospital	Owned	650 Route 33 East	East Windsor	NJ	08520	Mercer	07/01/98
365	VCA Real Property Acquisition Corporation	VCA Spanish River Animal Hospital	Owned	180 W. Spanish River Boulevard	Boca Raton	FL	33431	Palm Beach	07/23/98
366	VCA Real Property Acquisition Corporation	VCA Emergency Animal Hospital & Referral Ctr.	Owned	2317 Hotel Circle South	San Diego	CA	92108	San Diego	08/17/98
367	VCA Real Property Acquisition Corporation	VCA Highlands Animal Hospital	Owned	25011 Lee Highway	Abingdon	VA	24211	Washington	11/16/98
370	VCA Animal Hospitals, Inc.	VCA East Colonial Animal Hospital	Leased	7424 E. Colonial Drive	Orlando	FL	32807	Orange
371	VCA Animal Hospitals, Inc.	Closter Animal Hospital	Leased	137 Piermont Road	Closter	NJ	07624	Bergen
372	VCA Missouri, Inc.	VCA All Creatures Animal Hospital	Leased	2205 Highway K	O’Fallon	MO	63368	St. Charles
373	Pets’ Rx, Inc.	Aldrich Animal Hospital	Owned	537 Sunrise Highway	West Babylon	NY	11704	Suffolk
374	Pets’ Rx, Inc.	Allenwood Animal Hospital	Owned	3002 Atlantic Avenue	Allenwood	NJ	08720	Monmouth	12/18/08
375	VCA Real Property Acquisition Corporation	Bayview Animal Hospital	Owned	574 Fischer Boulevard	Toms River	NJ	08753	Ocean	03/01/07
377	Pets’ Rx, Inc.	East Islip Animal Hospital	Leased	700 Main Street	Islip	NY	11751	Suffolk

AU	GRANTOR	HOSPITAL NAME	LEASED/OWNED	ADDRESS	CITY	ST	ZIP	COUNTY	PURCHASE DATE	DEVELOPING PROPERTY	VACANT	SUBLEASES	COMMENTS
378	Pets’ Rx, Inc.	Gateway Animal Hospital	Leased	4236 Hylan Boulevard	Staten Island	NY	10312	Richmond
380	Pets’ Rx, Inc.	Oakdale Animal Hospital	Leased	1191 Montauk Highway	Oakdale	NY	11769	Suffolk
381	VCA Real Property Acquisition Corporation	Rosebank Animal Hospital	Owned	1230 Bay Street	Staten Island	NY	10305	Richmond	12/28/00
382	Pets’ Rx, Inc.	South Shore Animal Hospital	Owned	125 New Dorp Lane	Staten Island	NY	10306	Richmond	12/28/00
383	Pets’ Rx, Inc.	Southgate Animal Hospital	Owned	1015 Montauk Highway	Copiague	NY	11726	Suffolk
384	Pets’ Rx, Inc.	Staten Island Animal Hospital	Leased	640 Willowbrook Road	Staten Island	NY	10314	Richmond
385	Pets’ Rx, Inc.	Sunrise Veterinary Group	Leased	521 Sunrise Highway	West Islip	NY	11795	Suffolk
387	Pets’ Rx, Inc.	Village Animal Hospital	Leased	6 Weaver Street	Larchmont	NY	10538	Westchester
388	VCA Animal Hospitals, Inc.	New York Veterinary Hospital	Leased	150 E. 74th Street	New York	NY	10021	New York
390	VCA Animal Hospitals, Inc.	Animal General of East Norwich	Leased	6320 Route 25A	East Norwich	NY	11732	Nassau
393	VCA Real Property Acquisition Corporation	VCA Aurora Animal Hospital	Owned	2600 West Galena Blvd.	Aurora	IL	60506	DuPage	12/28/02
394	VCA Real Property Acquisition Corporation	VCA Worth Animal Hospital	Owned	7727 West 111th Street	Palos Hills	IL	60465	Cook	09/22/09
395	VCA Animal Hospitals, Inc.	VCA La Mirada Animal Hospital	Leased	13914 East Rosecrans Avenue	Santa Fe Springs	CA	90670	Los Angeles
396	VCA Animal Hospitals, Inc.	VCA Triangle Tower Animal Hospital	Leased	1300 Corporation Parkway	Raleigh	NC	27610	Wake
398	VCA Animal Hospitals, Inc.	VCA MacArthur Animal Hospital	Leased	4832 MacArthur Blvd. N.W.	Washington	DC	20007	DC
400	Veterinary Centers of America-Texas, Inc.	VCA Bedford Meadows Animal Hospital	Leased	2209 Harwood Road	Bedford	TX	76021	Tarrant
401	VCA Animal Hospitals, Inc.	VCA Palmetto Animal Hospital	Leased	4808 Hwy. 501	Myrtle Beach	SC	29579	Horry
402	VCA Animal Hospitals, Inc.	County Animal Clinic	Leased	1574 Central Park Avenue	Yonkers	NY	10710	Westchester
406	VCA Alabama, Inc.	VCA Becker Animal Hospital	Leased	1901 27th Avenue South	Homewood	AL	35209	Jefferson
409	VCA of New York, Inc.	Blue Point-Bayport Animal Hospital	Leased	765 Montauk Hwy.	Bayport	NY	11705	Suffolk
410	VCA Animal Hospitals, Inc.	VCA New London Animal Hospital	Leased	122 Cross Road	Waterford	CT	06385	New London
411	VCA Animal Hospitals, Inc.	Oneida Animal Hospital	Leased	101 Genesee Street	Oneida	NY	13421	Madison
412	VCA Real Property Acquisition Corporation	VCA Airline Animal Hospital	Owned	5105 Airline Drive	Metairie	LA	70001	Jefferson	12/28/02
413	VCA of New York, Inc.	Glen Animal Hospital	Leased	209 Glen Cove Avenue	Sea Cliff	NY	11579	Nassau
414	VCA Real Property Acquisition Corporation	VCA Dover Animal Hospital	Owned	1151 South Governors Avenue	Dover	DE	19904	Kent	07/17/14
416	VCA of New York, Inc.	Shop City Animal Hospital	Leased	105 Shop City Plaza	Syracuse	NY	13206	Onondaga
417	Veterinary Centers of America-Texas, Inc.	VCA Lake Jackson Animal Hospital	Leased	210 That Way	Lake Jackson	TX	77566	Brazoria
418	VCA Animal Hospitals, Inc.	Rome Animal Hospital	Leased	6161 Lamphear Road	Rome	NY	13440	Oneida
419	VCA Animal Hospitals, Inc.	Queen Village Animal Hospital	Leased	46 Mexico Street	Camden	NY	13316	Oneida					Combined lease with #418
422	VCA Animal Hospitals, Inc.	VCA Hillcrest Animal Hospital	Leased	246 West Washington Street	San Diego	CA	92103	San Diego
423	VCA Animal Hospitals, Inc.	VCA Main Street Animal Hospital	Leased	2773 Main Street	San Diego	CA	92113	San Diego
425	VCA Animal Hospitals, Inc.	VCA Angel Animal Hospital	Leased	3537 30th Street	San Diego	CA	92104	San Diego
426	VCA Real Property Acquisition Corporation	VCA Kirkwood Animal Hospital	Owned	1501 Kirkwood Hwy	Newark	DE	19711	New Castle	11/30/00
427	VCA Real Property Acquisition Corporation	VCA Southeast Area Animal Hospital	Owned	9801 East Iliff Avenue	Denver	CO	80231	Arapahoe	11/28/00
428	VCA Animal Hospitals, Inc.	VCA Grossmont Animal Hospital	Leased	8274 Parkway Drive #106	La Mesa	CA	91942	San Diego
429	VCA Real Property Acquisition Corporation	VCA Battle Ground Animal Hospital	Owned	3314 W. Main Street	Battle Ground	WA	98604	Clark	03/09/12
430	VCA Real Property Acquisition Corporation	VCA Central Animal Hospital	Owned	281 North Central Avenue	Upland	CA	91786	San Bernardino	02/28/01
431	VCA Real Property Acquisition Corporation	VCA Cedar View Animal Hospital	Owned	7545 147th Street	Apple Valley	MN	55124	Dakota	06/15/11
433	Associates in Pet Care, Inc.	VCA Associates in Pet Care Animal Hospital	Leased	918 West Sunset Drive	Waukesha	WI	53189	Waukesha					Lease includes #435 Best Care Motel
434	VCA Real Property Acquisition Corporation	Developing Property: Delaware Valley #434	Owned	183 (B) Bristol Oxford Valley Road	Falls Township	PA		Bucks	12/01/15
434	VCA Animal Hospitals, Inc.	VCA Delaware Valley Animal Hospital	Leased	266 Lincoln Highway	Fairless Hills	PA	19030	Bucks
437	VCA Animal Hospitals, Inc.	VCA Heritage Animal Hospital	Leased	2101 N. Dunlap Ave	Savoy	IL	61874	Champaign
439	Toms River Veterinary Hospital, Inc.	Toms River Animal Hospital	Leased	769 Route 37 West	Toms River	NJ	08755	Ocean
440	VCA Animal Hospitals, Inc.	VCA Feist Animal Hospital	Leased	1430 Marshall Avenue	St. Paul	MN	55104	Ramsey
441	VCA Animal Hospitals, Inc.	VCA All Pets Animal Hospital Boulder	Leased	5290 Manhattan Circle	Boulder	CO	80303	Boulder
442	VCA Animal Hospitals, Inc.	VCA All Pets Animal Hospital Lafayette	Leased	805 South Public Road	Lafayette	CO	80026	Boulder
444	VCA Animal Hospitals, Inc.	VCA Animal Medical Center of Omaha	Leased	2323 South 64th Avenue	Omaha	NE	68106	Douglas				Sublease to dermatologist
445	VCA Animal Hospitals, Inc.	VCA Animal Medical Center of Tucson	Leased	2661 North 1st Avenue	Tucson	AZ	85719	Pima
446	Veterinary Centers of America-Texas, Inc.	VCA Pet Doctor Animal Hospital	Leased	1421 East Spring Valley Road	Richardson	TX	5081- 534Dallas
448	VCA Animal Hospitals, Inc.	VCA Companion Care Animal Hospital	Leased	1501 North Sixth Street	Wausau	WI	54403	Marathon
450	VCA Animal Hospitals, Inc.	VCA Tanglewood Animal Hospital	Leased	2110 Slaughter Lane, Suite 120	Austin	TX	78748	Travis
452	VCA Animal Hospitals, Inc.	VCA El Mirage Animal Hospital	Leased	12850 West Elm Street	Surprise	AZ	85378	Maricopa
454	VCA Real Property Acquisition Corporation	VCA Preston Park Animal Hospital	Owned	18770 Preston Road	Dallas	TX	75252	Collin	07/14/08				Building Only: Land is subject to a ground lease
454	Vicar Operating, Inc.	VCA Preston Park Animal Hospital	Leased	18770 Preston Road	Dallas	TX	75252	Collin					Ground Lease
456	VCA Animal Hospitals, Inc.	VCA Alaska Pet Care Animal Hospital	Leased	3900 Lake Otis Parkway	Anchorage	AK	99508	Anchorage
458	VCA Animal Hospitals, Inc.	VCA Elliot Park Animal Hospital	Leased	1700 East Elliot Road, Suite 19	Tempe	AZ	85284	Maricopa
460	VCA Animal Hospitals, Inc.	VCA Mission San Jose Animal Hospital	Leased	1500 Washington Blvd.	Fremont	CA	94539	Alameda
461	VCA Animal Hospitals, Inc.	VCA White Lake Animal Hospital	Leased	7404 East Highland Road	White Lake	MI	48383	Oakland
463	VCA Animal Hospitals, Inc.	VCA Silver Lake Animal Hospital	Leased	10726 19th Avenue S.E.	Everett	WA	98208	Snohomish
465	VCA Animal Hospitals, Inc.	VCA Misener-Holley Animal Hospital	Leased	1545 Devon Avenue	Chicago	IL	60660	Cook
468	VCA Animal Hospitals, Inc.	VCA University Animal Hospital	Leased	2728 Woodlawn Drive	Honolulu	HI	96822	Honolulu
469	VCA Real Property Acquisition Corporation	VCA West Shore Animal Hospital	Owned	719 Limekiln Road	New Cumberland	PA	17070	Cumberland	01/17/14			Leasing space to New Life Holistic Veterinary Care
470	VCA Animal Hospitals, Inc.	VCA Ocean Beach Animal Hospital	Leased	4011 Ocean Beach Highway	Longview	WA	98632	Cowlitz
471	VCA Real Property Acquisition Corporation	Vetco Animal Hospital	Owned	1565 Route 206	Tabernacle	NJ	08088	Burlington	02/28/03
472	VCA Animal Hospitals, Inc.	VCA Brown Animal Hospital	Leased	8 Calkins Court	South Burlington	VT	05403	Chittenden
473	VCA Animal Hospitals, Inc.	VCA West Bernardo Animal Hospital	Leased	11605 Duenda Road, Suite D	San Diego	CA	92127	San Diego
474	VCA Animal Hospitals, Inc.	VCA Arrighetti Animal Hospital	Leased	1882 Plaza del Sur Drive	Santa Fe	NM	87505	Santa Fe
475	VCA Animal Hospitals, Inc.	VCA Mountain View Animal Hospital	Leased	9812 North 7th Street	Phoenix	AZ	85020	Maricopa
476	VCA Animal Hospitals, Inc.	VCA Promenade Animal Hospital	Leased	4678 North University Drive	Lauderhill	FL	33351	Broward
477	VCA Animal Hospitals, Inc.	VCA Lafayette Animal Hospital	Leased	3532 South Street	Lafayette	IN	47905	Tippecanoe
480	VCA Animal Hospitals, Inc.	CT Scanner and Storage Space: Veterinary Specialists of Northern Colorado #480	Leased	227 West 67th Court	Loveland	CO	80538	Larimer					Separate building houses rehab/CT scanner and storage space
480	VCA Animal Hospitals, Inc.	VCA Veterinary Specialists of Northern Colorado	Leased	201 West 67th Court	Loveland	CO	80538	Larimer
484	VCA Animal Hospitals, Inc.	VCA North Coast Animal Hospital	Leased	414 Encinitas Boulevard	Encinitas	CA	92024	San Diego

AU	GRANTOR	HOSPITAL NAME	LEASED/OWNED	ADDRESS	CITY	ST	ZIP	COUNTY	PURCHASE DATE	DEVELOPING PROPERTY	VACANT	SUBLEASES	COMMENTS
485	VCA Animal Hospitals, Inc.	VCA Apex Animal Hospital	Leased	1600 E. Williams Street	Apex	NC	27539	Wake
486	VCA Animal Hospitals, Inc.	VCA Broad Street Animal Hospital	Leased	2200 North Grassland Drive	Fuquay-Varina	NC	27526	Wake
487	VCA Real Property Acquisition Corporation	VCA Cornerstone Animal Hospital	Owned	2111 High House Road	Cary	NC	27519	Chatham	06/28/03
488	VCA Animal Hospitals, Inc.	VCA Sequoia Valley Animal Hospital	Leased	604 Elsa Drive	Santa Rosa	CA	95407	Sonoma
489	VCA Animal Hospitals, Inc.	VCA Durant Road Animal Hospital	Leased	10220 Durant Road	Raleigh	NC	27614	Wake
491	VCA Missouri, Inc.	VCA Bal-Coeur Animal Hospital	Leased	550 North New Ballas Road	Creve Coeur	MO	63141	St. Louis
492	VCA Animal Hospitals, Inc.	VCA Douglas County Animal Hospital	Leased	531 Jerry Street	Castle Rock	CO	80104	Douglas
493	VCA Animal Hospitals, Inc.	VCA All About Pets Animal Hospital	Leased	5669 Duluth Street	Golden Valley	MN	55422	Hennepin
497	Veterinary Centers of America-Texas, Inc.	VCA Castle Hills Companion Animal Hospital	Leased	13141 N.W. Military Highway	San Antonio	TX	78231	Bexar
500	Veterinary Centers of America-Texas, Inc.	VCA Health Associates Animal Hospital	Leased	11214 Iota Drive	San Antonio	TX	78217	Bexar
502	VCA Real Property Acquisition Corporation	VCA Los Altos Animal Hospital	Owned	3080 Woodruff Avenue, Suite B	Long Beach	CA	90808	Los Angeles	02/12/10
504	VCA Animal Hospitals, Inc.	VCA El Rancho Animal Hospital	Leased	41670 Winchester Road, Suite B	Temecula	CA	92590	Riverside
505	VCA Animal Hospitals, Inc.	VCA Lockwood Ridge Animal Hospital	Leased	3802 N. Lockwood Ridge Road	Sarasota	FL	34234	Sarasota
506	VCA Animal Hospitals, Inc.	Developing Property: All-Care #506	Leased	18300 Euclid Street	Fountain Valley	CA	92708	Orange		X			Developing future site for All-Care #506
506	VCA Animal Hospitals, Inc.	VCA All-Care Animal Referral Center	Leased	18440 Amistad Street, Suite E	Fountain Valley	CA	92708	Orange
508	VCA Animal Hospitals, Inc.	VCA Family and Oahu Veterinary Specialty Center	Leased	98-1254 Kaahumanu Street	Pearl City	HI	96782	Honolulu
509	VCA of New York, Inc.	Animal Health Center	Leased	1656 Route 9	Clifton Park	NY	12065	Sarasota				Subleasing 2 attached residential apartments to employees
511	VCA Animal Hospitals, Inc.	VCA Animal Care Hospital	Leased	1208 East 66th Street	Richfield	MN	55423	Hennepin
515	Arroyo PetCare Center, Inc.	VCA Greenhaven Pocket Animal Hospital	Leased	1 Valine Court	Sacramento	CA	95831	Sacramento
516	Arroyo PetCare Center, Inc.	VCA All Our Pets Animal Hospital	Leased	1413 60th Street	Sacramento	CA	95819	Sacramento
517	Arroyo PetCare Center, Inc.	VCA Westside Animal Hospital	Leased	1550 Jefferson Blvd.	West Sacramento	CA	95691	Yolo
518	Arroyo PetCare Center, Inc.	VCA Highlands Animal Hospital	Leased	3451 Elkhorn Blvd.	North Highlands	CA	95660	Sacramento					Includes additional building for cancer treatment center
520	Arroyo PetCare Center, Inc.	Pet Resort: Greenback #520	Leased	8311 Greenback Lane	Fair Oaks	CA	95628	Sacramento					Formerly under AU #519; AU #519 merged into #520 01/31/12
520	Arroyo PetCare Center, Inc.	VCA Greenback Animal Hospital	Leased	8311 Greenback Lane	Fair Oaks	CA	95628	Sacramento
521	Arroyo PetCare Center, Inc.	VCA Elk Grove Animal Hospital	Leased	8640 Elk Grove Blvd.	Elk Grove	CA	95624	Sacramento
522	Arroyo PetCare Center, Inc.	Business Office: Sacramento Animal Medical Group #522	Leased	5000 Manzanita Ave	Carmichael	CA	95608	Sacramento					Business Office
522	VCA Animal Hospitals, Inc.	VCA Sacramento Animal Medical Group	Leased	4990 Manzanita Ave.	Carmichael	CA	95608	Sacramento
523	Arroyo PetCare Center, Inc.	VCA Cottage Animal Hospital	Leased	1590 Boulevard Way	Walnut Creek	CA	94595	Contra Costa
524	Arroyo PetCare Center, Inc.	VCA Monte Vista Animal Hospital	Leased	1488 Washington Blvd.	Concord	CA	94521	Contra Costa
525	Arroyo PetCare Center, Inc.	VCA Benicia Animal Hospital	Leased	335 W. Military St.	Benicia	CA	94510	Solano
526	Arroyo PetCare Center, Inc.	VCA Crestwood Animal Hospital	Leased	1131 Inyokern Road	Ridgecrest	CA	93555	Kern
527	Arroyo PetCare Center, Inc.	VCA Wilshire Animal Hospital	Leased	2421 Wilshire Blvd.	Santa Monica	CA	90403	Los Angeles
528	Arroyo PetCare Center, Inc.	VCA Venice Boulevard Animal Hospital	Leased	12108 Venice Blvd.	Los Angeles	CA	90066	Los Angeles
529	Arroyo PetCare Center, Inc.	VCA Arroyo Animal Hospital	Leased	1 South Pointe Drive	Lake Forest	CA	92630	Orange
531	Arroyo PetCare Center, Inc.	VCA Rancho Mirage Animal Hospital	Leased	71-075 Highway 111	Rancho Mirage	CA	92270	Riverside
534	Arroyo PetCare Center, Inc.	VCA College Park - Ana Brook Animal Hospital	Leased	5839 Ball Road	Cypress	CA	90630	Orange
537	Arroyo PetCare Center, Inc.	VCA Southeast Portland Animal Hospital	Owned	13830 SE Stark St.	Portland	OR	97233	Multnomah
539	VCA Real Property Acquisition Corporation	VCA Westmoreland Animal Hospital	Owned	3880 West 11th Ave.	Eugene	OR	97402	Lane	09/24/14
540	Arroyo PetCare Center, Inc.	VCA Woodstock Animal Hospital	Leased	4835 SE Woodstock	Portland	OR	97206	Multnomah
541	Arroyo PetCare Center, Inc.	VCA All Critters Animal Hospital	Leased	2834 228th Avenue SE	Sammamish	WA	98075	King
542	VCA Real Property Acquisition Corporation	VCA Lynnwood Veterinary Center	Owned	4426 168th Street SW	Lynnwood	WA	98037	Snohomish	01/10/06			Lease residential space
544	Arroyo PetCare Center, Inc.	VCA Pacific Avenue South Animal Hospital	Leased	18715 Pacific Avenue	Spanaway	WA	98387	Pierce
545	VCA Real Property Acquisition Corporation	VCA Pacific Avenue Animal Hospital	Owned	10234 Pacific Ave.	Tacoma	WA	98444	Pierce	01/06/06
546	VCA Animal Hospitals, Inc.	VCA East Mill Plain Animal Hospital	Leased	416 NE 112th Avenue	Vancouver	WA	98684	Clark
547	Arroyo PetCare Center, Inc.	VCA Peone Pines Animal Hospital	Leased	14717 Newport Highway	Mead	WA	99021	Spokane
548	Arroyo PetCare Center, Inc.	VCA North Division Animal Medical Center	Leased	8714 N. Division St.	Spokane	WA	99218	Spokane
549	Pets’ Rx, Inc.	VCA Vineyard Animal Hospital	Owned	1021 W. 4th Ave.	Kennewick	WA	99336	Benton
550	Arroyo PetCare Center, Inc.	VCA Animal Medical Center	Leased	1530 Jadwin Avenue	Richland	WA	9354-290	Benton				Sublease space to a dog trainer
551	Arroyo PetCare Center, Inc.	VCA Aspenwood Animal Hospital	Leased	1290 S. Colorado Blvd.	Denver	CO	80246	Denver					Ground Lease
551	Arroyo PetCare Center, Inc.	VCA Aspenwood Animal Hospital	Owned	1290 S. Colorado Blvd.	Denver	CO	80246	Denver					Building Only: Land is subject to a ground lease
553	VCA Animal Hospitals, Inc.	VCA Fort Collins Animal Hospital	Leased	4900 S. College Avenue, Suite 120	Fort Collins	CO	80525	Larimer				Sublease an office to a radiologist
558	Veterinary Centers of America-Texas, Inc.	VCA Metroplex Animal Hospital & Pet Lodge	Leased	700 West Airport Freeway	Irving	TX	75062	Dallas
560	Veterinary Centers of America-Texas, Inc.	VCA Animal Care Hospital	Leased	4040 Park Boulevard	Plano	TX	75093	Collin
561	VCA Real Property Acquisition Corporation	Boarding Facility: DeSoto #561	Owned	201 N. Lyndalyn Road	DeSoto	TX	75115	Dallas	07/25/13				Boarding Facility
561	Veterinary Centers of America-Texas, Inc.	VCA DeSoto Animal Hospital	Leased	200 N. Hampton Road	DeSoto	TX	75115	Dallas
562	Veterinary Centers of America-Texas, Inc.	VCA Lindley Animal Hospital	Leased	8518 Plano Road	Dallas	TX	75238	Dallas
563	Arroyo PetCare Center, Inc.	VCA Fort Worth Animal Medical Center	Owned	8331 W. Freeway	Fort Worth	TX	76116	Tarrant
566	Veterinary Centers of America-Texas, Inc.	VCA Kelliwood Animal Hospital	Leased	960 S. Fry Road	Katy	TX	77450	Harris
567	Arroyo PetCare Center, Inc.	VCA Mission Animal Hospital	Owned	2822 Pleasanton Road	San Antonio	TX	78221	Bexar
568	VCA Real Property Acquisition Corporation	VCA Oak Hills Animal Hospital	Owned	6614 Southpoint	San Antonio	TX	78229	Bexar	06/08/07
570	Arroyo PetCare Center, Inc.	VCA Woodland Broken Arrow Animal Hospital	Owned	2106 W. Detroit	Broken Arrow	OK	74012	Tulsa
573	Arroyo PetCare Center, Inc.	VCA Woodland East Animal Hospital	Leased	9509 E. 61st St.	Tulsa	OK	74133	Tulsa
574	Arroyo PetCare Center, Inc.	VCA Woodland South Animal Hospital	Leased	9340 S. Memorial	Tulsa	OK	74133	Tulsa
576	VCA Animal Hospitals, Inc.	VCA Woodland Central Animal Hospital	Leased	4720 E. 51st St.	Tulsa	OK	74135	Tulsa
577	Arroyo PetCare Center, Inc.	VCA Columbia Animal Hospital	Owned	4285 Washington Road	Evans	GA	30809	Columbia				Leasing space to groomer
579	Arroyo PetCare Center, Inc.	VCA Village Animal Hospital	Leased	1340 Palm Bay Rd., N.E.	Palm Bay	FL	32905	Brevard
580	Arroyo PetCare Center, Inc.	VCA University Veterinary Clinic	Leased	10681 Braddock Road	Fairfax	VA	22032	Fairfax
581	VCA Animal Hospitals, Inc.	VCA Animal Medical Center	Leased	1072 Cedar Avenue	Marysville	WA	98270	Snohomish
585	Pets’ Rx, Inc.	VCA Old River Animal Hospital	Leased	520 West 11th Street	Tracy	CA	95376	San Joaquin
586	VCA Real Property Acquisition Corporation	VCA Chancellor Animal Hospital	Owned	11101 Gordon Road	Fredericksburg	VA	22407	Fredericksburg	01/27/15
587	VCA Inc.	VCA Raleigh Hills Animal Hospital	Leased	4905 SW 77th Avenue	Portland	OR	97225	Washington
589	VCA Animal Hospitals, Inc.	VCA Bayshore Animal Hospital	Leased	233 North Amphlett Boulevard	San Mateo	CA	94401	San Mateo
590	VCA Real Property Acquisition Corporation	VCA Beech Road Animal Hospital	Owned	25885 West Six Mile Road	Redford	MI	48240	Wayne	03/15/05
591	VCA Animal Hospitals, Inc.	VCA Animal Medical Center	Leased	1550 Woodbury Avenue	Portsmouth	NH	03801	Rockingham

AU	GRANTOR	HOSPITAL NAME	LEASED/OWNED	ADDRESS	CITY	ST	ZIP	COUNTY	PURCHASE DATE	DEVELOPING PROPERTY	VACANT	SUBLEASES	COMMENTS
593	VCA Animal Hospitals, Inc.	VCA Cabrera Animal Hospital	Leased	6390 S.W. 8th Street	West Miami	FL	33144	Miami- Dade
595	VCA Animal Hospitals, Inc.	VCA Sacramento Veterinary Referral Services	Leased	9801 Old Winery Place	Sacramento	CA	95827	Sacramento
596	VCA Animal Hospitals, Inc.	VCA Alderwood Companion Animal Hospital	Leased	19511 24th Avenue West	Lynnwood	WA	98036	Snohomish				Subleasing portion of property to employee
597	VCA Animal Hospitals, Inc.	VCA Covington Animal Hospital	Leased	27045 174th Place SE	Covington	WA	98042	King
598	VCA Animal Hospitals, Inc.	VCA Crown Hill Animal Hospital	Leased	9069 Holman Road NW	Seattle	WA	98117	King
599	VCA Animal Hospitals, Inc.	VCA Five Corners Animal Hospital	Leased	15707 1st Ave. South	Seattle	WA	98148	King
600	VCA Animal Hospitals, Inc.	VCA Magnolia Animal Hospital	Leased	2201 34th Ave West	Seattle	WA	98199	King
601	VCA Animal Hospitals, Inc.	VCA Kent Animal Hospital	Leased	10834 SE Kent-Kangley Road	Kent	WA	98030	King
602	VCA Animal Hospitals, Inc.	VCA Veterinary Specialty Center of Seattle	Leased	20115 44th Avenue West	Lynnwood	WA	98036	Snohomish
603	VCA Animal Hospitals, Inc.	VCA West Seattle Veterinary Hospital	Leased	5261 California Ave SW	Seattle	WA	98136	King
604	VCA Animal Hospitals, Inc.	VCA Alpine Animal Hospital	Leased	888 NW Sammamish Road	Issaquah	WA	98027	King
605	VCA Animal Hospitals, Inc.	VCA Bellevue Veterinary Hospital	Leased	13655 NE 8th Street	Bellevue	WA	98005	King
607	VCA Animal Hospitals, Inc.	VCA Redmond Animal Hospital	Leased	17980 NE Union Hill Road	Redmond	WA	98052	King
608	VCA Animal Hospitals, Inc.	VCA Rose Hill Animal Hospital	Leased	13006 NE 85th Street	Kirkland	WA	98033	King
609	VCA Animal Hospitals, Inc.	VCA Snohomish Animal Hospital	Leased	1109 13th Street	Snohomish	WA	98290	Snohomish
610	VCA Animal Hospitals, Inc.	VCA Sno-Wood Animal Hospital	Leased	17954 Woodinville-Snohomish Rd.	Woodinville	WA	98072	King
611	VCA Animal Hospitals, Inc.	VCA Central Kitsap Animal Hospital	Leased	2238 NW Bucklin Hill Road, Suite #100	Silverdale	WA	98383	Kitsap
612	VCA Animal Hospitals, Inc.	VCA Olympic Animal Hospital	Leased	3422 NW Byron Street	Silverdale	WA	98383	Kitsap
613	VCA Animal Hospitals, Inc.	VCA Parkway Animal Hospital	Leased	14107 Pacific Avenue	Tacoma	WA	98444	Pierce
614	VCA Animal Hospitals, Inc.	VCA Tanglewilde Animal Hospital	Leased	7447 Martin Way East	Olympia	WA	98516	Thurston
615	VCA Animal Hospitals, Inc.	VCA Ben White Animal Hospital	Leased	2417 W. Ben White Blvd	Austin	TX	78704	Travis
616	VCA Animal Hospitals, Inc.	VCA Animal Emergency Hospital Southeast	Owned	10331 Gulf Freeway	Houston	TX	77034	Harris				Lease space on the outdoor sign to Clear Channel
617	VCA Animal Hospitals, Inc.	VCA Animal Emergency Hospital Southeast Calder Road	Leased	1108 Gulf Freeway South, Suite 280	League City	TX	77573	Galveston
619	Veterinary Centers of America-Texas, Inc.	VCA Animal Medical Center of Pasadena	Leased	5018A Fairmont Parkway	Pasadena	TX	77505	Harris
620	VCA Real Property Acquisition Corporation	VCA Ashford Animal Hospital	Owned	12633 Whittington	Houston	TX	77077	Harris	01/22/14
621	VCA Animal Hospitals, Inc.	VCA Kingwood Animal Hospital	Leased	2526 Green Oak Drive	Kingwood	TX	77339	Harris
622	Veterinary Centers of America-Texas, Inc.	VCA Southwest Freeway Animal Hospital	Leased	15575 SW Freeway	Sugar Land	TX	77478	Fort Bend
623	Veterinary Centers of America-Texas, Inc.	VCA Telge Road Animal Hospital	Leased	11430 Telge Road	Cypress	TX	77429	Harris
624	VCA Animal Hospitals, Inc.	VCA Tomball Veterinary Hospital	Leased	28800 Tomball Pkwy	Tomball	TX	77375	Harris
626	VCA Real Property Acquisition Corporation	VCA Mercedes Place Animal Hospital	Owned	9006 Benbrook Blvd.	Benbrook	TX	76126	Tarrant	08/19/10
627	VCA Real Property Acquisition Corporation	VCA Saginaw Animal Hospital	Owned	817 North Saginaw Boulevard	Saginaw	TX	76179	Tarrant	04/28/15
628	VCA Real Property Acquisition Corporation	VCA Veterinary Hospital of Leon Springs	Owned	19633 IH 10 West	San Antonio	TX	78257	Bexar	10/01/10
629	Veterinary Centers of America-Texas, Inc.	VCA Henderson Pass Animal Hospital	Leased	2558 Thousand Oaks Dr.	San Antonio	TX	78232	Bexar
630	Veterinary Centers of America-Texas, Inc.	Boarding, Grooming and Crematorium: Oso Creek #630	Leased	7713 South Staples Street	Corpus Christi	TX	78413	Nueces				Subtenant uses one exam room every other month	Former site of #630 hospital. Now used for boarding, grooming and crematorium.
630	VCA Real Property Acquisition Corporation	VCA Oso Creek Animal Hospital and Emergency Center	Owned	7721 South Staples Street	Corpus Christi	TX	78413	Nueces	02/26/09
631	Veterinary Centers of America-Texas, Inc.	VCA Victoria Animal Hospital	Leased	2706 Sam Houston Drive	Victoria	TX	77904	Victoria
632	VCA Animal Hospitals, Inc.	VCA Veterinary Medical Center	Leased	3129 S Winston Ave	Tulsa	OK	74135	Tulsa
633	VCA Animal Hospitals, Inc.	VCA McCormick Ranch Animal Hospital and Pet Care Center	Leased	10380 North Hayden Road	Scottsdale	AZ	85258	Maricopa
634	VCA Animal Hospitals, Inc.	VCA Animal Referral and Emergency Center of Arizona	Leased	1648 North Country Club Drive	Mesa	AZ	85201	Maricopa
635	VCA Animal Hospitals, Inc.	VCA Apache Junction Animal Hospital	Leased	17 North Mountain Road	Apache Junction	AZ	85120	Maricopa
636	VCA Animal Hospitals, Inc.	VCA Mesa Animal Hospital	Leased	858 North Country Club Drive	Mesa	AZ	85201	Maricopa
637	VCA Animal Hospitals, Inc.	VCA Paradise Valley Emergency Animal Hospital	Leased	6969 East Shea Boulevard, Suite 150	Scottsdale	AZ	85254	Maricopa
638	VCA Animal Hospitals, Inc.	VCA Phoenix West Animal Hospital	Leased	6530 West Indian School Road	Phoenix	AZ	85033	Maricopa
639	VCA Animal Hospitals, Inc.	VCA Tri City Animal Hospital and Acacia Cat Hospital	Leased	1845 E. Broadway Road, Suites 103-105	Tempe	AZ	85282	Maricopa
640	VCA Animal Hospitals, Inc.	VCA Thumb Butte Animal Hospital	Leased	1441 West Gurley Street	Prescott	AZ	86305	Yavapai
641	VCA Real Property Acquisition Corporation	VCA Northwood Animal Hospital	Owned	3255 North State Road 9	Anderson	IN	46012	Madison	04/06/07
643	Veterinary Centers of America-Texas, Inc.	VCA Central Expressway Animal Hospital	Leased	11680 Forest Central Drive	Dallas	TX	75243	Dallas
647	Animal Care Center at Mill Run, Inc.	VCA Mill Run Animal Hospital	Leased	3660 Ridge Mill Drive	Hilliard	OH	43026	Franklin
648	Animal Care Centers of America, Inc.	VCA Sawmill Animal Hospital	Leased	6868 Caine Road	Columbus	OH	43235	Franklin
649	VCA Real Property Acquisition Corporation	VCA Montgomery Road Animal Hospital	Owned	207 Montgomery Road	Westfield	MA	01085	Hampden	09/21/05
650	VCA Animal Hospitals, Inc.	VCA Shadeland Animal Hospital	Leased	4445 N. Shadeland Ave	Indianapolis	IN	46226	Marion
651	VCA Animal Hospitals, Inc.	VCA Cedar Animal Hospital	Leased	3604 Cedar Avenue South	Minneapolis	MN	55407	Hennepin
653	VCA Animal Hospitals, Inc.	VCA Holly Street Animal Hospital	Leased	501 Laurel Street	San Carlos	CA	94070	San Mateo
655	VCA Animal Hospitals, Inc.	VCA Desert Animal Hospital	Leased	4299 E. Ramon Road	Palm Springs	CA	92264	Riverside
657	VCA Inc.	VCA Clackamas Animal Hospital	Leased	16317 SE 82nd Drive	Clackamas	OR	97015	Clackamas
658	Arroyo PetCare Center, Inc.	VCA West Linn Animal Hospital	Leased	19343 Willamette Drive	West Linn	OR	97068	Clackamas
660	VCA Animal Hospitals, Inc.	VCA Sand Lake Animal Hospital	Leased	1480 Sand Lake Road	Onalaska	WI	54650	La Crosse
661	VCA Animal Hospitals, Inc.	VCA Briarcliff Animal Hospital	Owned	3901 Southside Blvd.	Jacksonville	FL	32216	Duval	01/16/06
662	Arroyo PetCare Center, Inc.	VCA Owasso Animal Medical Center	Leased	8811 N. Owasso Exp.	Owasso	OK	74055	Tulsa
663	VCA Animal Hospitals, Inc.	VCA Everett Animal Hospital	Leased	251 Chelsea Street	Everett	MA	02149	Middlesex
664	VCA Animal Hospitals, Inc.	VCA All Caring Animal Hospital	Leased	440 Stockbridge Road	Great Barrington	MA	01230	Berkshire
665	Pets’ Rx, Inc.	VCA Jackson Animal Hospital	Leased	902 East Jackson	Medford	OR	97504	Jackson
667	Pets’ Rx, Inc.	VCA Hualapai Animal Hospital	Leased	1165 S. Hualapai Way	Las Vegas	NV	89117	Clark
670	VCA Animal Hospitals, Inc.	VCA Victor Valley Animal Hospital	Owned	11696 Hesperia Road	Hesperia	CA	92345	San Bernardino	08/01/06
672	Pets’ Rx, Inc.	VCA Salem Animal Hospital	Leased	4053 Commercial Street SE	Salem	OR	97302	Marion
673	Pets’ Rx, Inc.	VCA 12-Mile Animal Hospital	Leased	21920 SE Stark Street	Gresham	OR	97030	Multnomah
674	VCA Animal Hospitals, Inc.	Vacant Property: Miracle Mile #674	Leased	4400 Cleveland Avenue	Fort Myers	FL	33901	Lee			X		Former site of Miracle Mile #674; moved into new location 11/23/15; lease expires 10/02/16
674	VCA Real Property Acquisition Corporation	VCA Miracle Mile Animal Hospital	Owned	2045 Collier Avenue	Fort Myers	FL	33901	Lee	09/30/15
676	VCA Animal Hospitals, Inc.	VCA Causeway Animal Hospital	Leased	1315 N. Causeway Boulevard	Metairie	LA	70001	Jefferson
677	VCA Animal Hospitals, Inc.	VCA Mission Viejo Animal Hospital	Leased	26852 Oso Parkway	Mission Viejo	CA	92691	Orange
678	VCA Animal Hospitals, Inc.	VCA Old Trail Animal Hospital	Leased	84 Theatre Road	Glen Rock	PA	17327	York

AU	GRANTOR	HOSPITAL NAME	LEASED/OWNED	ADDRESS	CITY	ST	ZIP	COUNTY	PURCHASE DATE	DEVELOPING PROPERTY	VACANT	SUBLEASES	COMMENTS
679	Veterinary Centers of America-Texas, Inc.	VCA Northwest Hills Animal Hospital	Leased	3426 Greystone Drive	Austin	TX	78731	Travis
680	VCA Animal Hospitals, Inc.	VCA Columbia Animal Hospital at Centre Park	Leased	8895 Centre Park Drive, Suite A	Columbia	MD	21045	Howard
681	VCA Animal Hospitals, Inc.	VCA Columbia Animal Hospital at Hickory Ridge	Leased	10788 Hickory Ridge Road	Columbia	MD	21044	Howard
684	VCA Real Property Acquisition Corporation	VCA Gulf Bay Animal Hospital	Owned	125 South Belcher Road	Clearwater	FL	33765	Pinellas	03/12/07
685	VCA Animal Hospitals, Inc.	VCA Cypress Wood Animal Hospital	Leased	10452 West Atlantic Boulevard	Coral Springs	FL	33071	Broward
686	VCA Animal Hospitals, Inc.	VCA Wiles Road Animal Hospital	Leased	7460 Wiles Road	Coral Springs	FL	33067	Broward
687	VCA Real Property Acquisition Corporation	VCA Knightswood Animal Hospital	Owned	12121 Knights Road	Philadelphia	PA	19154	Philadelphia	03/12/07			Leasing space for cell tower.
688	VCA Animal Hospitals, Inc.	Storage Space:Alameda East #688	Leased	9760 E. Alamada Avenue	Denver	CO	80247	Denver					Storage space
688	VCA Real Property Acquisition Corporation	VCA Alameda East Veterinary Hospital	Owned	9770 East Alameda Avenue	Denver	CO	80247	Denver	03/16/07			Two cell tower subleases.
691	VCA Animal Hospitals, Inc.	VCA Apache Animal Hospital	Leased	1700 South Highway 92, Suites F & G	Sierra Vista	AZ	85635	Cochise
692	VCA Animal Hospitals, Inc.	VCA Roberts Animal Hospital	Leased	516 Washington Street	Hanover	MA	02339	Plymouth
694	VCA Animal Hospitals, Inc.	VCA All Pets Animal Hospital Salinas	Leased	1257 East Alisal Street	Salinas	CA	93905	Monterey
695	VCA Animal Hospitals, Inc.	VCA Healthy PAWS Medical Center	Leased	14840 Washington Street	Haymarket	VA	20169	Prince William
696	VCA Animal Hospitals, Inc.	VCA Santa Monica Dog and Cat Hospital	Leased	2010 Broadway	Santa Monica	CA	90404	Los Angeles
699	VCA Animal Hospitals, Inc.	VCA Forestville Animal Hospital	Leased	5033 Gravenstein Highway North	Sebastopol	CA	95472	Sonoma
701	VCA Animal Hospitals, Inc.	VCA Blackstone Valley Animal Hospital	Leased	615 Douglas St.	Uxbridge	MA	01569	Worcester
702	VCA Animal Hospitals, Inc.	VCA Boston Road Animal Hospital	Leased	1235 Boston Road	Springfield	MA	01119	Hampden
703	VCA Animal Hospitals, Inc.	VCA Brookline Animal Hospital	Leased	678 Brookline Ave	Brookline	MA	02445	Norfolk
705	VCA Animal Hospitals, Inc.	VCA City Cats Hospital	Leased	665 Massachusetts Ave.	Arlington	MA	02476	Middlesex
706	VCA Animal Hospitals, Inc.	VCA Hanson Animal Hospital	Leased	705 Main St.	Hanson	MA	02341	Plymouth
708	VCA Animal Hospitals, Inc.	VCA Lancaster Animal Hospital	Leased	456 High St. Ext. Suite A	Lancaster	MA	01523	Worcester
709	VCA Animal Hospitals, Inc.	Metro Cat Hospital	Leased	1630 Beacon St.	Brookline	MA	02446	Norfolk
710	VCA Animal Hospitals, Inc.	VCA Palmer Animal Hospital	Leased	1028 Thorndike St.	Palmer	MA	01069	Hampden
711	VCA Animal Hospitals, Inc.	VCA Shaker Road Animal Hospital	Leased	108 Shaker Road	E. Longmeadow	MA	01028	Hampden
712	VCA Animal Hospitals, Inc.	VCA South Hadley Animal Hospital	Leased	511 Newton Street	South Hadley	MA	01075	Hampshire
713	VCA Animal Hospitals, Inc.	VCA Whitman Animal Hospital	Leased	795 Bedford St.	Whitman	MA	02382	Plymouth
714	VCA Animal Hospitals, Inc.	VCA Animal Healing Center	Leased	1724 Yardley-Langhorne Rd.	Yardley	PA	19067	Bucks
715	VCA Real Property Acquisition Corporation	Vacant Property: East Norriton #715	Owned	2840 Swede Rd.	Norristown	PA	19401	Montgomery	12/19/07		X		Former site of East Norriton #715; hospital closed 04/30/15
716	VCA Animal Hospitals, Inc.	VCA East Penn Animal Hospital	Leased	1020 Chestnut St.	Emmaus	PA	18049	Lehigh
718	VCA Animal Hospitals, Inc.	VCA Airline Boulevard Animal Hospital	Leased	615 Airline Blvd	Portsmouth	VA	23707	Portsmouth City
719	VCA Animal Hospitals, Inc.	VCA Ambassador Animal Hospital	Leased	6506 W. Broad St.	Richmond	VA	23230	Henrico
720	VCA Animal Hospitals, Inc.	VCA Animal Care Associates	Leased	2403 Boulevard	Colonial Heights	VA	23834	Colonial Heights City
721	VCA Animal Hospitals, Inc.	VCA Boulevard Animal Hospital	Leased	12620 Nettles Dr.	Newport News	VA	23606	Newport News City
724	VCA Animal Hospitals, Inc.	VCA Pets First Animal Hospital	Leased	9201 Staples Mill Rd.	Richmond	VA	23228	Henrico
726	VCA Animal Hospitals, Inc.	VCA Animal Hospital of East Hartford	Leased	334 Silver Lane	East Hartford	CT	06118	Hartford
727	VCA Animal Hospitals, Inc.	VCA Animal Hospital of Vernon	Leased	155 Talcottville Rd.	Vernon	CT	06066	Tolland
728	VCA Animal Hospitals, Inc.	VCA Baybrook Animal Hospital	Leased	56 Quirk Rd.	Milford	CT	06460	New Haven
729	VCA Real Property Acquisition Corporation	VCA Cheshire Animal Hospital	Owned	1572 S. Main St.	Cheshire	CT	06410	New Haven	04/01/08			Leasing residential space to employee.
730	VCA Animal Hospitals, Inc.	VCA Darien Animal Hospital	Leased	1302 Post Rd.	Darien	CT	06820	Farifield
731	VCA Animal Hospitals, Inc.	VCA Davis Animal Hospital	Leased	2053 West Main St.	Stamford	CT	06902	Farifield
732	VCA Animal Hospitals, Inc.	VCA Foxon Animal Hospital	Leased	981 Foxon Rd.	East Haven	CT	06513	New Haven
733	VCA Animal Hospitals, Inc.	VCA Shoreline Veterinary Referral and Emergency Center	Leased	895 Bridgeport Ave.	Shelton	CT	06484	Fairfield
735	VCA Animal Hospitals, Inc.	Additonal Space: Veterinary Referral and Emergency Center #735	Leased	178 Connecticut Ave.	Norwalk	CT	06854	Fairfield					Lease for additional space adjacent to the 123 West Cedar main location
735	VCA Animal Hospitals, Inc.	VCA Veterinary Referral and Emergency Center	Leased	123 West Cedar St.	Norwalk	CT	06854	Fairfield
736	VCA Animal Hospitals, Inc.	VCA Falcon Village Animal Hospital	Leased	2030 Lawrenceville-Suwanee Rd	Suwanee	GA	30024	Gwinnett
737	VCA Animal Hospitals, Inc.	VCA North Atlanta Animal Hospital	Leased	227 Sandy Springs Place, Suite 210	Sandy Springs	GA	30328	Fulton
738	VCA Animal Hospitals, Inc.	VCA Roswell Animal Hospital	Leased	1112 Alpharetta St.	Roswell	GA	30075	Fulton
739	VCA Animal Hospitals, Inc.	VCA Windham Animal Hospital	Leased	19 Noah’s Lane	Brattleboro	VT	05301	Windham
741	VCA Animal Hospitals, Inc.	Madison Feed and Grooming	Leased	262 Main St.	Madison	NJ	07940	Morris
742	VCA Animal Hospitals, Inc.	Madison Animal Hospital	Leased	262 Main St.	Madison	NJ	07940	Morris
744	VCA Animal Hospitals, Inc.	VCA Turco Animal Hospital	Leased	3 Ashaway Road	Westerly	RI	02891	Washington
746	VCA Animal Hospitals, Inc.	VCA Carrollwood Cat Hospital	Leased	13305 Orange Grove Drive	Tampa	FL	33618	Hillsborough
747	VCA Animal Hospitals, Inc.	VCA McClave Animal Hospital	Leased	6950 Reseda Boulevard	Reseda	CA	91335	Los Angeles
749	VCA Animal Hospitals, Inc.	VCA Hawthorn Animal Hospital	Leased	203 Route 45	Vernon Hills	IL	60061	Lake
754	VCA Animal Hospitals, Inc.	VCA Mesa Animal Hospital	Leased	14643 Palmdale Road	Victorville	CA	92392	San Bernardino
755	VCA Animal Hospitals, Inc.	VCA Aacacia Animal Hospital	Leased	939 West Sixth Street	Corona	CA	92882	Riverside
756	Veterinary Centers of America-Texas, Inc.	VCA Countryside Animal Hospital	Leased	2211 FM 1960 East	Houston	TX	77073	Harris
757	VCA Animal Hospitals, Inc.	VCA Annandale Animal Hospital	Leased	7405 Little River Turnpike	Annandale	VA	22003	Fairfax
758	VCA Real Property Acquisition Corporation	VCA Mountainview Animal Hospital & Pet Lodge	Owned	5790 East County Line Place	Highlands Ranch	CO	80126	Douglas	01/08/08
759	Veterinary Centers of America-Texas, Inc.	Animal Diagnostic Clinic	Leased	4444 Trinity Mills Rd., Suite 202	Dallas	TX	75287	Collin
760	Veterinary Centers of America-Texas, Inc.	Animal Diagnostic Clinic	Leased	10225 Custer Rd.	Plano	TX	75025	Collin
762	VCA Animal Hospitals, Inc.	VCA Abbott Animal Hospital	Leased	21 East Mountain Street	Worcester	MA	1606-141	Worcester
763	VCA Animal Hospitals, Inc.	VCA Wrightsville Beach Animal Hospital	Leased	6324 Oleander Drive	Wilmington	NC	28403	New Hanover
764	VCA Animal Hospitals, Inc.	VCA Gateway Animal Hospital	Leased	2006 Barney Road	Anderson	CA	96007	Shasta
765	VCA Animal Hospitals, Inc.	VCA Noah’s Ark Animal Hospital	Leased	160 North Fairview Avenue	Goleta	CA	93117	Santa Barbara
766	VCA Animal Hospitals, Inc.	VCA San Martin Animal Hospital	Leased	12955 Monterey Road	San Martin	CA	95046	Santa Clara
767	VCA Animal Hospitals, Inc.	VCA Cromwell Animal Hospital	Leased	547 Main Street	Cromwell	CT	06416	Middlesex
768	VCA Animal Hospitals, Inc.	Nassau-Suffolk Animal Hospital	Leased	27 Conklin Street	Farmingdale	NY	11735	Nassau
770	VCA Animal Hospitals, Inc.	VCA Peninsula Animal Hospital	Leased	3767 Voltaire Street	San Diego	CA	92107	San Diego
771	VCA Missouri, Inc.	VCA Cloud Animal Hospital	Leased	2738 Highway K	O’Fallon	MO	63368	St. Charles
774	VCA Animal Hospitals, Inc.	VCA Woodford Animal Hospital	Leased	1325 Lexington Road	Versailles	KY	40383	Woodford
775	VCA Animal Hospitals, Inc.	VCA Dunmore Animal Hospital	Leased	1317 East Drinker Street	Dunmore	PA	18512	Lackawanna
776	VCA Animal Hospitals, Inc.	VCA Boca Greens Animal Hospital	Leased	19357 State Road 7	Boca Raton	FL	33498	Palm Beach
780	VCA Real Property Acquisition Corporation	VCA Little Animal Hospital	Owned	11014 Little Road	New Port Richey	FL	34654	Pasco	04/22/08

AU	GRANTOR	HOSPITAL NAME	LEASED/OWNED	ADDRESS	CITY	ST	ZIP	COUNTY	PURCHASE DATE	DEVELOPING PROPERTY	VACANT	SUBLEASES	COMMENTS
782	VCA Animal Hospitals, Inc.	VCA Pets Are People Too Veterinary Hospital	Leased	1510 Piedmont Avenue	Atlanta	GA	30324	Fulton
783	VCA Animal Hospitals, Inc.	VCA Lakes Region Animal Hospital	Leased	1266 Union Avenue	Laconia	NH	03246	Belknap
784	VCA Animal Hospitals, Inc.	VCA Laconia Animal Hospital	Leased	3 Maple Street	Gilford	NH	03249	Belknap
785	VCA Real Property Acquisition Corporation	Vacant Property: Advanced Veterinary Care #785	Owned	8250 Bash Street	Indianapolis	IN	46250	Marion	05/13/08		X		Old location for #785.
785	VCA Real Property Acquisition Corporation	VCA Advanced Veterinary Care Center	Owned	7712 Crosspoint Commons	Fishers	IN	46038	Hamilton	05/13/08			Leasing space to Radiocat
786	VCA Animal Hospitals, Inc.	VCA Southern Maryland Veterinary Referral Center	Leased	3485 Rockefeller Court	Waldorf	MD	20602	Charles
788	VCA Real Property Acquisition Corporation	VCA Pets Are People Too Veterinary Hospital	Owned	4280 North Peachtree Rd.	Chamblee	GA	30341	Dekalb	06/03/08
789	VCA Real Property Acquisition Corporation	VCA Pets Are People Too Roswell Animal Hospital	Owned	535 Sun Valley Dr.	Roswell	GA	30076	Fulton	06/03/08
790	VCA Real Property Acquisition Corporation	Leased Property: Animal Emergency Center of Gwinnett	Owned	1956 Lawrenceville-Suwanee Road	Lawrenceville	GA	30043	Gwinnett	06/10/08			We are leasing the property to BluePearl Georgia, LLC	This property is not VCA occupied; Formerly the site of #790; the practice was sold to BluePearl 09/20/13
791	VCA Real Property Acquisition Corporation	VCA Plymouth Animal Hospital and Pet Resort	Owned	100 Industrial Park Road	Plymouth	MA	02360	Plymouth	06/10/08
794	VCA Real Property Acquisition Corporation	VCA College Hill Animal Hospital	Owned	957 North Bend Road	Cincinnati	OH	45224	Hamilton	07/01/08
796	VCA Animal Hospitals, Inc.	VCA Central Park Animal Hospital	Leased	10131 Cleary Blvd.	Plantation	FL	33324	Broward
799	VCA Animal Hospitals, Inc.	VCA Madera Pet Hospital	Leased	5796 Paradise Drive	Corte Madera	CA	94925	Marin
800	VCA Real Property Acquisition Corporation	VCA Dekalb-Gwinnett Animal Emergency Hospital	Owned	6430 Lawrenceville Highway	Tucker	GA	30084	Gwinnett	10/01/08
801	Pets’ Rx, Inc.	Office Lease: Northwest Veterinary Specialists #801	Leased	16770 S.E. 82nd Drive	Clackamas	OR	97015	Clackamas					Lease for additional office space
801	Pets’ Rx, Inc.	VCA Northwest Veterinary Specialists	Leased	16756 S.E. 82nd Drive	Clackamas	OR	97015	Clackamas
802	VCA Animal Hospitals, Inc.	VCA Lilburn Animal Hospital	Leased	4985 Lawrenceville Highway	Lilburn	GA	30047	Gwinnett
804	VCA Real Property Acquisition Corporation	VCA Swengel Animal Hospital	Owned	6950 South East St.	Indianapolis	IN	46227	Marion	12/02/08
805	VCA Animal Hospitals, Inc.	VCA Animal Care Center of Sonoma County	Leased	6470 Redwood Drive	Rohnert Park	CA	94928	Sonoma
806	VCA Real Property Acquisition Corporation	VCA Old Canal Animal Hospital	Owned	49 East Main Street	Plainville	CT	06062	Hartford	12/03/08
807	VCA Real Property Acquisition Corporation	VCA Bristol Animal Hospital	Owned	865 Terryville Ave.	Bristol	CT	06010	Hartford	12/03/08
808	VCA Real Property Acquisition Corporation	VCA Cherry Bend Animal Hospital	Owned	10387 E. Cherry Bend Road	Traverse City	MI	49684	Leelamau	01/06/09
809	VCA Real Property Acquisition Corporation	VCA Green Animal Hospital	Owned	1620 Corporate Woods Circle	Uniontown	OH	44685	Summit	06/18/13
810	VCA Animal Hospitals, Inc.	VCA St. Mary’s Animal Hospital	Leased	22261 Three Notch Road	Lexington Park	MD	20653	Saint Mary’s
811	Veterinary Centers of America-Texas, Inc.	VCA Mainland Animal Hospital	Leased	3015 Palmer Highway	Texas City	TX	77590	Galveston
812	VCA Real Property Acquisition Corporation	VCA American River Animal Hospital	Owned	9391 Greenback Lane	Orangevale	CA	95662	Sacramento	12/15/10
813	VCA Animal Hospitals, Inc.	VCA Herndon-Reston Animal Hospital	Leased	500 Elden Street	Herndon	VA	20170	Fairfax
814	VCA of New York, Inc.	Animal Specialty Center	Leased	9 Odell Plaza	Yonkers	NY	10701	Westchester
817	VCA Real Property Acquisition Corporation	VCA Animal Care Center of Mt. Juliet	Owned	2701 N. Mount Juliet Road	Mount Juliet	TN	37122	Wilson	04/01/09
818	VCA Real Property Acquisition Corporation	Vacant Property: Avalon-Heart of Gwinnett #818	Owned	470 Pleasant Hill Road	Lilburn	GA	30047	Gwinnett	04/01/09		X		Former site of #818; hospital merged into #736 04/01/16
820	VCA Real Property Acquisition Corporation	VCA Wakulla Animal Hospital	Owned	2571 Crawfordville Highway	Crawfordville	FL	32327	Wakulla	04/20/09
821	VCA Animal Hospitals, Inc.	VCA Redwood Animal Hospital	Leased	16390 N.E. 87th Street	Redmond	WA	98052	King
822	VCA Animal Hospitals, Inc.	VCA Smoketown Animal Hospital	Leased	2497 Old Philadelphia Pike	Lancaster	PA	17602	Lancaster
823	VCA Animal Hospitals, Inc.	VCA Smoketown Animal Hospital at Bridgeport	Leased	1251 Ranck Mill Road	Lancaster	PA	17602	Lancaster
826	VCA Animal Hospitals, Inc.	VCA Povar Animal Hospital	Leased	15 First Street	East Providence	RI	02914	Providence
827	VCA Animal Hospitals, Inc.	VCA Manito Animal Hospital	Leased	2304 E. 57th Avenue	Spokane	WA	99223	Spokane
829	VCA Animal Hospitals, Inc.	VCA Bloomington Animal Hospital	Leased	8830 Lyndale Avenue South	Bloomington	MN	55420	Hennepin
830	VCA Animal Hospitals, Inc.	VCA Noah’s Place Animal Medical Center	Leased	2050 62nd Avenue North	St. Petersburg	FL	33702	Pinellas
831	VCA Real Property Acquisition Corporation	VCA Braelinn Village Animal Hospital	Owned	1130 Crosstown Court	Peachtree City	GA	30269	Fayette	11/16/09
832	Arroyo PetCare Center, Inc.	VCA Town and Country Animal Hospital	Leased	8414 4th Street NW	Albuquerque	NM	87114	Bernalillo
833	VCA Animal Hospitals, Inc.	VCA Orange City Animal Hospital	Leased	1220 South Volusia Avenue	Orange City	FL	32763	Volusia
834	VCA Animal Hospitals, Inc.	VCA Duncan Manor Animal Hospital	Leased	1720 Ferguson Road	Allison Park	PA	15101	Allegheny
835	VCA Animal Hospitals, Inc.	VCA Old Marple Animal Hospital	Leased	820 West Springfield Road	Springfield	PA	19064	Delaware
836	VCA Real Property Acquisition Corporation	VCA Pahle Animal Hospital	Owned	10827 West Oklahoma Avenue	West Allis	WI	53227	Milwaukee	02/02/10
837	VCA Animal Hospitals, Inc.	VCA Wickaboag Animal Hospital	Leased	138 West Main Street	West Brookfield	MA	01585	Worcester
838	VCA Animal Hospitals, Inc.	VCA Atwood Animal Hospital	Leased	342 Atwood Avenue	Cranston	RI	02920	Providence
839	Veterinary Centers of America-Texas, Inc.	VCA University Animal Hospital	Leased	5501 West Lovers Lane	Dallas	TX	75209	Dallas
842	VCA Animal Hospitals, Inc.	VCA Firehouse Animal Hospital	Leased	1038 E 6th Ave, Unit B	Denver	CO	80218	Denver
843	VCA Animal Hospitals, Inc.	VCA Orchard Animal Hospital	Leased	5930 S. Holly Street	Greenwood Village	CO	80111	Arapahoe
844	VCA Animal Hospitals, Inc.	VCA Park Hill Animal Hospital	Leased	5304 East Colfax Avenue	Denver	CO	80220	Denver
845	VCA Animal Hospitals, Inc.	VCA Dakota Ridge Animal Hospital	Leased	12255 West Bowles Avenue	Littleton	CO	80127	Jefferson
846	VCA Animal Hospitals, Inc.	VCA Littleton Animal Hospital	Leased	2640 W. Belleview Avenue, Suite 200	Littleton	CO	80123	Arapahoe
847	VCA Animal Hospitals, Inc.	VCA Thornton Animal Hospital	Leased	3555 East 104th Avenue	Thornton	CO	80233	Adams
848	VCA Real Property Acquisition Corporation	VCA Bay Area Veterinary Specialists & Emergency Hospital	Owned	14790 Washington Ave.	San Leandro	CA	94578	Alameda	07/26/13
849	VCA Animal Hospitals, Inc.	VCA Lawrence Animal Hospital	Leased	771 Lawrence Expressway	Santa Clara	CA	95051	Santa Clara
850	VCA Animal Hospitals, Inc.	VCA Palo Alto Animal Hospital	Leased	3944 El Camino Real	Palo Alto	CA	94306	Santa Clara
851	VCA Animal Hospitals, Inc.	VCA Bascom Animal Hospital	Leased	2175 S. Bascom Ave.	Campbell	CA	95008	Santa Clara
852	VCA Animal Hospitals, Inc.	VCA All About Pets Animal Hospital	Leased	34664 Alvarado Niles Rd.	Union City	CA	94587	Alameda
853	VCA Animal Hospitals, Inc.	VCA Valley Animal Medical Center & Emergency Hospital	Leased	46920 Jefferson Street	Indio	CA	92201	Riverside
854	VCA Animal Hospitals, Inc.	VCA Yucca Valley Animal Hospital	Leased	57185 29 Palms Highway	Yucca Valley	CA	92284	San Bernardino
855	VCA Animal Hospitals, Inc.	VCA All Creatures Animal Hospital	Leased	78-267 Highway 111	La Quinta	CA	92253	Riverside
857	VCA Animal Hospitals, Inc.	VCA 29 Palms Animal Hospital	Owned	70513 29 Palms Highway	29 Palms	CA	92277	San Bernardino	11/01/10
859	VCA Animal Hospitals, Inc.	Vacant Property: California Animal Hospital #859	Leased	1730-1732 S. Sepulveda Blvd.	Los Angeles	CA	90025	Los Angeles			X	Subleasing space to HoPe	Merged into #101 02/18/13; lease expires 11/30/17
860	VCA Animal Hospitals, Inc.	VCA Brentwood Animal Hospital	Leased	11718 Olympic Blvd.	West Los Angeles	CA	90064	Los Angeles
861	VCA Animal Hospitals, Inc.	VCA Adler Animal Hospital and Pet Resort	Leased	16911 Roscoe Blvd.	North Hills	CA	91343	Los Angeles
863	VCA Animal Hospitals, Inc.	VCA California Oaks Animal Hospital	Leased	40575 California Oaks Road, Suite D7	Murrieta	CA	92562	Riverside
864	VCA Animal Hospitals, Inc.	VCA Bradshaw Animal Hospital	Leased	9609 Bradshaw Rd.	Elk Grove	CA	95624	Sacramento				Leasing space to large animal practice.
866	VCA Animal Hospitals, Inc.	VCA Yuba Sutter Animal Hospital	Leased	1368 Colusa Highway	Yuba City	CA	95993	Sutter
867	VCA Animal Hospitals, Inc.	VCA Bonita Animal Hospital	Leased	3438 Bonita Rd.	Chula Vista	CA	91910	San Diego
868	VCA Animal Hospitals, Inc.	VCA Animal Specialty Group	Leased	5610 Kearny Mesa Rd., Suite B	San Diego	CA	92111	San Diego
871	VCA Animal Hospitals, Inc.	VCA San Francisco Veterinary Specialists	Leased	650 Alabama Street	San Francisco	CA	94110	San Francisco
871	VCA Real Property Acquisition Corporation	VCA San Francisco Veterinary Specialists	Owned	600 Alabama Street	San Francisco	CA	94110	San Francisco	07/27/10
872	VCA Real Property Acquisition Corporation	VCA Catoosa Animal Hospital	Owned	3150 Boynton Drive	Ringgold	GA	30736	Catoosa	08/03/10

AU	GRANTOR	HOSPITAL NAME	LEASED/OWNED	ADDRESS	CITY	ST	ZIP	COUNTY	PURCHASE DATE	DEVELOPING PROPERTY	VACANT	SUBLEASES	COMMENTS
873	VCA Animal Hospitals, Inc.	VCA Southwick Animal Hospital	Leased	498 College Highway	Southwick	MA	01077	Hampden
875	VCA Animal Hospitals, Inc.	VCA Westside Animal Hospital	Leased	900 Fresno Avenue	Santa Rosa	CA	95407	Sonoma
876	VCA Real Property Acquisition Corporation	VCA Carrollton Animal Hospital	Owned	501 Clifton Terrace	Carrollton	GA	30117	Carroll	08/30/10
877	VCA Animal Hospitals, Inc.	VCA Welborn Animal Hospital	Leased	7860 Washington Ave.	Kansas City	KS	66112	Wyandotte
878	VCA Animal Hospitals, Inc.	VCA Alexandria Animal Hospital	Leased	2660 Duke Street	Alexandria	VA	22314	Alexandria City
879	Veterinary Centers of America-Texas, Inc.	VCA Love Field Animal Hospital	Leased	6550 Lemmon Avenue	Dallas	TX	75209	Dallas
880	VCA Animal Hospitals, Inc.	VCA Northview Animal Hospital Specialty Referral Center	Leased	223 Siebert Road	Pittsburgh	PA	15237	Allegheny
882	VCA Animal Hospitals, Inc.	VCA Riverside Animal Hospital	Leased	201 North Main Street	Boscawen	NH	03303	Merrimack
884	VCA Animal Hospitals, Inc.	Vacant Property: Woodland #884	Leased	3012 Shaffer Ave. SE	Kentwood	MI	49512	Kent			X		Former location of Woodland #884; moved into new location 05/09/16; lease expires 12/31/2016
884	VCA Real Property Acquisition Corporation	VCA Woodland Animal Hospital	Owned	3166 29th St SE	Kentwood	MI	49512	Kent	06/12/15
885	VCA Real Property Acquisition Corporation	VCA Buckhead Animal Hospital	Owned	1911 Piedmont Circle NE	Atlanta	GA	30324	Fulton	12/14/10
886	VCA Real Property Acquisition Corporation	VCA Angel Animal Hospital	Owned	3041 Long Prairie Road	Flower Mound	TX	75022	Denton	12/22/10
887	VCA Animal Hospitals, Inc.	VCA Peachtree Animal Hospital	Leased	4839 Peachtree Road	Chamblee	GA	30341	Dekalb
888	VCA Real Property Acquisition Corporation	Iselin Animal Hospital	Owned	450 Route 27	Iselin	NJ	08830	Middlesex	03/29/11
889	VCA Animal Hospitals, Inc.	VCA TLC Animal Hospital	Leased	8725 Santa Monica Boulevard	West Hollywood	CA	90069	Los Angeles
890	VCA Animal Hospitals, Inc.	VCA Los Angeles Veterinary Specialists	Leased	8723 Santa Monica Boulevard	West Hollywood	CA	90069	Los Angeles
892	VCA Real Property Acquisition Corporation	Vacant Property: Royalton Road #892	Owned	10500 Royalton Road	North Royalton	OH	44133	Cuyahoga	06/29/11		X		Former site of Royalton Road #892; Merged with York Road
892	VCA Animal Hospitals, Inc.	VCA York Royalton Animal Hospital	Leased	8029 York Road	North Royalton	OH	44133	Cuyahoga
893	VCA Animal Hospitals, Inc.	Katonah Bedford Veterinary Center	Leased	546 N. Bedford Rd. (Route 117)	Bedford Hills	NY	10507	Westchester
894	VCA Animal Hospitals, Inc.	Veterinary Referral & Emergency Center of Westbury	Leased	609-5 Cantiague Rock Road	Westbury	NY	11590	Nassau
896	VCA Animal Hospitals, Inc.	VCA SouthPaws Veterinary Specialists & Emergency	Leased	8500 Arlington Boulevard	Fairfax	VA	22031	Fairfax				Subleasing space to Chesapeake Veterinary Cardiology Associates
897	VCA Animal Hospitals, Inc.	VCA Animal Specialty Center of South Carolina	Leased	3912 Fernandina Road	Columbia	SC	29210	Lexington					Leasing additional space for an MRI machine
898	VCA Animal Hospitals, Inc.	VCA Stoney Creek Animal Hospital	Leased	626 W. Mallard Creek Church Rd.	Charlotte	NC	28262	Mecklenburg
899	VCA Animal Hospitals, Inc.	VCA Arboretum View Animal Hospital	Leased	2551 Warrenville Road	Downers Grove	IL	60515	DuPage
900	VCA Animal Hospitals, Inc.	VCA Great Lakes Veterinary Specialists	Leased	4760 Richmond Road, Suite 4000	Warrensville Heights	OH	44128	Cuyahoga
903	VCA Animal Hospitals, Inc.	VCA Cairo Animal Hospital	Leased	1170 Park Avenue West	Highland Park	IL	60035	Lake
904	VCA Animal Hospitals, Inc.	VCA Pacific Petcare Animal Hospital	Leased	12720 Carmel Country Road, Suite #100	San Diego	CA	92130	San Diego
905	VCA Animal Hospitals, Inc.	VCA Kickingbird Animal Hospital	Leased	421 N. Bryant Avenue	Edmond	OK	73034	Oklahoma					Lease includes #906 VCA Kickingbird Animal Supply Center
908	VCA Animal Hospitals, Inc.	VCA New Kent Animal Hospital	Leased	2955 Pocahontas Trail	Quinton	VA	23141	New Kent
909	VCA Animal Hospitals, Inc.	VCA Sugar Grove Animal Hospital	Leased	5043 Bancroft Lane	Greenwood	IN	46142	Johnson
910	VCA Animal Hospitals, Inc.	VCA Findlay Animal Hospital	Leased	2141 Bright Road	Findlay	OH	45840	Hancock
911	VCA Animal Hospitals, Inc.	VCA Findlay Animal Care Center	Leased	1614 West Main Cross Street	Findlay	OH	45840	Hancock
912	VCA Animal Hospitals, Inc.	VCA Mission Animal Referral and Emergency Center	Leased	5914 Johnson Drive	Mission	KS	66202	Johnson
914	VCA Animal Hospitals, Inc.	VCA Appalachian Animal Hospital	Leased	125 Mulberry Street	East Ellijay	GA	30540	Gilmer
915	VCA Animal Hospitals, Inc.	VCA Maple Shade Animal Hospital	Leased	845 East Main Street	Maple Shade	NJ	08052	Burlington
916	VCA Animal Hospitals, Inc.	VCA Charles Towne Animal Hospital	Leased	850 Savannah Highway	Charleston	SC	29407	Charleston
917	VCA Animal Hospitals, Inc.	VCA Tender Care Animal Hospital	Leased	1569 Fourth Street	San Rafael	CA	94901	Marin
920	VCA Animal Hospitals, Inc.	VCA Waipahu Animal Hospital	Leased	94-810 Moloalo Street, Suite 115	Waipahu	HI	96797	Honolulu
921	VCA Animal Hospitals, Inc.	VCA Kapolei Animal Hospital	Leased	91-579 Farrington Highway #105	Kapolei	HI	96707	Honolulu
923	VCA Animal Hospitals, Inc.	VCA Peachtree Animal Hospital	Leased	18620 Darnestown Road	Beallsville	MD	20839	Montgomery
924	Arroyo PetCare Center, Inc.	VCA Rock Creek Animal Hospital	Leased	1445 NW 185th Avenue	Aloha	OR	97006	Washington
926	VCA of New York, Inc.	Bay Ridge Animal Hospital	Leased	6803 5th Avenue	Brooklyn	NY	11220	Kings
927	VCA Animal Hospitals, Inc.	Annex Location: VCA Charles E. London Animal Hospital	Leased	2131B South Queen Street	York	PA	17403	York
927	VCA Animal Hospitals, Inc.	VCA Charles E. London Animal Hospital	Leased	2129 South Queen Street	York	PA	17403	York
928	VCA Animal Hospitals, Inc.	VCA Stoney Creek Animal Hospital	Leased	14660 Herriman Blvd, Suite 800	Noblesville	IN	46060	Hamilton
929	VCA of New York, Inc.	Commack Animal Hospital	Leased	3095 Jericho Turnpike	East Northport	NY	11731	Suffolk
930	VCA Animal Hospitals, Inc.	VCA Augustine Loretto Animal Hospital	Leased	11359 Old Saint Augustine Road	Jacksonville	FL	32258	Duval
931	VCA Real Property Acquisition Corporation	VCA AVH Animal Hospital	Owned	1027 Blue Valley Drive	Pen Argyl	PA	18072	Northampton	08/07/12
932	VCA Real Property Acquisition Corporation	VCA Commonwealth Animal Hospital	Owned	10860 Main Street	Fairfax	VA	22030	Fairfax	08/14/12
933	VCA of New York, Inc.	Jericho Animal Hospital	Leased	360 West Jericho Turnpike	Syosset	NY	11791	Nassau
935	VCA Animal Hospitals, Inc.	VCA Loomis Basin Veterinary Clinic	Leased	3901 Sierra College Blvd.	Loomis	CA	95650	Placer
937	VCA Animal Hospitals, Inc.	VCA Ragland & Riley Animal Hospital	Leased	3207 Cookeville Hwy	Livingston	TN	38570	Overton
938	VCA Animal Hospitals, Inc.	VCA Veterinary Specialists of the Valley	Leased	22123 Ventura Boulevard	Woodland Hills	CA	91364	Los Angeles				Subleasing space to #968
939	VCA Animal Hospitals, Inc.	VCA Pleasant Bay Animal Hospital	Leased	9 Route 137	East Harwich	MA	02645	Barnstable				Subleasing residential space to employee
940	VCA Animal Hospitals, Inc.	VCA Centennial Valley Animal Hospital	Leased	259 Century Circle	Louisville	CO	80027	Boulder
941	Veterinary Centers of America-Texas, Inc.	VCA Advanced Care Animal Hospital	Leased	3000 Highway 121	Bedford	TX	76021	Tarrant
942	VCA of New York, Inc.	VCA Animal Specialty and Emergency Center	Leased	1285 Route 9	Wappingers Falls	NY	12590	Dutchess
943	VCA Real Property Acquisition Corporation	VCA Imperial Point Animal Hospital	Owned	1574 East Commercial Boulevard	Fort Lauderdale	FL	33334	Broward	10/30/12
945	VCA Real Property Acquisition Corporation	VCA Met Vet West Animal Hospital	Owned	5309 Campbells Run Road	Pittsburgh	PA	15205	Allegheny	10/30/12
946	VCA Animal Hospitals, Inc.	VCA Met Vet South Animal Hospital	Leased	560 McNeilly Road	Pittsburgh	PA	15226	Allegheny
947	Arroyo PetCare Center, Inc.	VCA North Portland Veterinary Hospital	Leased	3000 N Lombard Street	Portland	OR	97217	Multnomah
948	VCA Real Property Acquisition Corporation	VCA North Main Street Veterinary Clinic	Owned	1116 North Main Street	Brockton	MA	02301	Plymouth	11/27/12
949	VCA Animal Hospitals, Inc.	VCA Seaside Animal Hospital	Leased	9256 Beach Drive	Calabash	NC	28467	Brunswick
951	VCA Animal Hospitals, Inc.	VCA Foothill Veterinary Hospital	Leased	2204 Foothill Blvd.	Pasadena	CA	91107	Los Angeles
952	VCA Real Property Acquisition Corporation	VCA Northside Animal Hospital	Owned	939 West 40th Street	San Bernardino	CA	92407	San Bernardino	03/20/13
953	VCA Animal Hospitals, Inc.	VCA Feline Medical Center	Leased	4792 Caughlin Parkway, Suites 209-210	Reno	NV	89519	Washoe
954	VCA Animal Hospitals, Inc.	VCA Wellington Animal Hospital	Leased	3921 Miller Road	Newtown Square	PA	19073	Delaware					Lease includes #955 VCA Family Pet Resort
957	VCA Animal Hospitals, Inc.	The Barkley Pet Hotel and Day Spa	Leased	31166 Via Colinas	Westlake Village	CA	91362	Los Angeles
958	VCA Animal Hospitals, Inc.	VCA Westlake Village Animal Hospital	Leased	31166 Via Colinas	Westlake Village	CA	91362	Los Angeles
959	VCA Animal Hospitals, Inc.	VCA Eads Animal Hospital	Leased	3210 Cypress Ridge Drive	Eads	TN	38028	Fayette
960	VCA Real Property Acquisition Corporation	VCA Fairleigh Animal Hospital	Owned	1212 Bardstown Road	Louisville	KY	40204	Jefferson	09/17/13
961	VCA Real Property Acquisition Corporation	VCA Lakeside Animal Hospital	Owned	7817 Jacksboro Highway	Fort Worth	TX	76135	Tarrant	11/12/13
962	VCA Real Property Acquisition Corporation	VCA Terrell Mill Animal Hospital	Owned	1315 Powers Ferry Rd. SE	Marietta	GA	30067	Cobb	12/17/13

AU	GRANTOR	HOSPITAL NAME	LEASED/OWNED	ADDRESS	CITY	ST	ZIP	COUNTY	PURCHASE DATE	DEVELOPING PROPERTY	VACANT	SUBLEASES	COMMENTS
965	VCA Animal Hospitals, Inc.	Office Lease: Care #965	Leased	305 E. Haley Street	Santa Barbara	CA	93101	Santa Barbara					Lease for additional office space
965	VCA Animal Hospitals, Inc.	VCA Care Specialty and Emergency Animal Hospital	Leased	301 E. Haley Street	Santa Barbara	CA	93101	Santa Barbara
966	VCA Animal Hospitals, Inc.	VCA Advanced Veterinary Care Center	Leased	15926 Hawthorne Blvd.	Lawndale	CA	90260	Los Angeles
969	VCA Animal Hospitals, Inc.	VCA Acacia Animal Hospital and Pet Resort	Leased	655 W. Citracado Parkway	Escondido	CA	92025	San Diego
970	VCA Animal Hospitals, Inc.	VCA Orange County Veterinary Specialists	Leased	3021 Edinger Avenue	Tustin	CA	92780	Orange
971	VCA Animal Hospitals, Inc.	VCA Animal Hospital West	Leased	412 Jonestown Road	Winston-Salem	NC	27104	Forsyth
973	VCA Animal Hospitals, Inc.	VCA Timberlyne Animal Hospital	Leased	110 Banks Drive	Chapel Hill	NC	27514	Orange
974	VCA Real Property Acquisition Corporation	VCA Legion Road Animal Hospital	Owned	1703 Legion Road	Chapel Hill	NC	27517	Orange	05/27/14			Leasing space to six tenants
975	Arroyo PetCare Center, Inc.	VCA Animal Medical Center of El Cajon	Leased	600 Broadway	El Cajon	CA	92021	San Diego
976	VCA Animal Hospitals, Inc.	VCA Tri-County Animal Hospital	Leased	1811 Okeechobee Road	Fort Pierce	FL	34950	Saint Lucie
977	VCA Animal Hospitals, Inc.	Vacant Property: Tri-County Animal Hospital North #977	Leased	4846 N. Kings Highway	Fort Pierce	FL	34951	Saint Lucie			X		Former site of #977 (closed 04/01/15); lease expires 03/31/19
978	VCA Animal Hospitals, Inc.	VCA Lacey Animal Hospital	Leased	4242 Pacific Avenue SE	Lacey	WA	98503	Thurston
979	VCA Animal Hospitals, Inc.	VCA Companion Animal Hospital	Leased	5435 West Highway 40	Ocala	FL	34482	Marion
982	VCA Real Property Acquisition Corporation	VCA Boulder Terrace Animal Hospital	Owned	1586 W. Ogden Avenue	Naperville	IL	60540	DuPage	08/26/14
983	VCA Animal Hospitals, Inc.	Hope Animal Hospital	Leased	390 Atlantic Avenue	Brooklyn	NY	11217	Kings
984	VCA Animal Hospitals, Inc.	VCA Animal Health Hospital	Leased	2560 S. Harrison Road	Tucson	AZ	85748	Pima
985	VCA Animal Hospitals, Inc.	Hauppauge Animal Hospital	Leased	521 Townline Road	Hauppauge	NY	11788	Suffolk
986	VCA Animal Hospitals, Inc.	Coram Animal Hospital	Leased	3660 Route 112	Coram	NY	11727	Suffolk
987	VCA Real Property Acquisition Corporation	VCA Capital Area Veterinary Emergency and Specialty	Owned	1 Intervale Road	Concord	NH	03301	Merrimack	10/14/14
988	VCA Animal Hospitals, Inc.	VCA Simmons Animal Hospital	Leased	4975 Lake Worth Road	Greenacres	FL	33463	Palm Beach
989	VCA Animal Hospitals, Inc.	Sayville Animal Hospital	Leased	5262 Sunrise Highway	Sayville	NY	11782	Suffolk
994	VCA Real Property Acquisition Corporation	VCA Chestatee Animal Hospital	Owned	16 Westbrook Road	Dahlonega	GA	30533	Lumpkin	10/28/14
995	VCA Real Property Acquisition Corporation	VCA Dahlonega Animal Hospital	Owned	1284 Dawsonville Highway	Dahlonega	GA	30533	Lumpkin	10/28/14
996	VCA Animal Hospitals, Inc.	VCA Oakwood Animal Hospital	Leased	18815 N. Lower Sacramento Road	Woodbridge	CA	95258	San Joaquin
997	VCA Real Property Acquisition Corporation	VCA Sterling Animal Hospital	Owned	4 Clinton Road	Sterling	MA	01564	Worcester	11/04/14
998	VCA Animal Hospitals, Inc.	VCA Eye Clinic for Animals	Leased	5610 Kearny Mesa Road, Suite A	San Diego	CA	92111	San Diego
1000	VCA Animal Hospitals, Inc.	VCA Hollywood Animal Hospital	Leased	2864 Hollywood Boulevard	Hollywood	FL	33020	Broward
1001	Pets’ Rx, Inc.	VCA Lakeview Animal Hospital	Leased	1975 South Orchard Drive	Bountiful	UT	84010	Salt Lake
1002	Veterinary Centers of America-Texas, Inc.	VCA Capital Area Veterinary Specialists	Leased	7958 Shoal Creek Boulevard	Austin	TX	78757	Travis
1003	VCA Animal Hospitals, Inc.	VCA Big Lake Animal Hospital	Leased	9750 W. Parks Hwy	Wasilla	AK	99654	Matanuska- Susitna
1004	VCA Animal Hospitals, Inc.	VCA Burton Animal Hospital	Leased	13625 W. Center Street	Burton	OH	44021	Geauga
1005	VCA Animal Hospitals, Inc.	VCA Crown Valley Animal Hospital & Pet Hotel	Leased	28892 Crown Valley Parkway	Laguna Niguel	CA	92677	Orange
1006	VCA Animal Hospitals, Inc.	VCA Hartland Animal Hospital	Leased	1515 North Old US 23	Hartland	MI	48353	Livingston
1008	Pets’ Rx, Inc.	VCA Lakeside Animal Hospital	Leased	4871 Summit Ridge Drive	Reno	NV	89523	Washoe
1009	VCA Animal Hospitals, Inc.	VCA Boonsboro Animal Hospital	Leased	6097 Boonsboro Rd.	Lynchburg	VA	24503	Lynchburg City
1012	VCA Real Property Acquisition Corporation	VCA Jordan River Animal Hospital	Owned	1519 West 9000 South	West Jordan	UT	84088	Salt Lake	04/01/15
1013	VCA Real Property Acquisition Corporation	Parking Lot: County West #1013	Owned	1721 W. Merchant Street	Kankakee	IL	60901	Kankakee	01/28/16				Unimproved lot
1013	VCA Animal Hospitals, Inc.	VCA County West Animal Hospital	Leased	1709 W. Merchant Street	Kankakee	IL	60901	Kankakee
1014	VCA Animal Hospitals, Inc.	VCA San Carlos Animal Hospital	Leased	718 El Camino Real	San Carlos	CA	94070	San Mateo
1015	VCA Animal Hospitals, Inc.	VCA San Mateo Animal Hospital	Leased	2320 Palm Avenue	San Mateo	CA	94403	San Mateo
1016	VCA Real Property Acquisition Corporation	VCA Holly Farms Animal Hospital	Owned	6705 West Bancroft Street	Toledo	OH	43615	Lucas	04/09/15
1017	Pets’ Rx, Inc.	VCA Laurelhurst Animal Hospital	Leased	2945 N E Sandy Blvd.	Portland	OR	97232	Multnomah
1018	VCA Animal Hospitals, Inc.	Bond Animal Hospital	Leased	250 Central Avenue New York	White Plains	NY	10606	Westchester
1019	VCA Animal Hospitals, Inc.	VCA PineRidge Animal Hospital	Leased	2172 Station Parkway NW	Andover	MN	55304	Anoka
1020	VCA Animal Hospitals, Inc.	VCA MidWest Veterinary Referral and Emergency Center	Leased	9664 Mockingbird Drive	Omaha	NE	68127	Douglas
1020	VCA Animal Hospitals, Inc.	VCA MidWest Veterinary Referral and Emergency Center	Leased	9706 Mockingbird Drive	Omaha	NE	68127	Douglas
1021	VCA Animal Hospitals, Inc.	VCA Valley Animal Hospital and Emergency Center	Leased	4982 E. 22nd Street	Tucson	AZ	85711	Pima
1021	VCA Animal Hospitals, Inc.	VCA Valley Animal Hospital and Emergency Center	Leased	4984 E. 22nd Street	Tucson	AZ	85711	Pima
1023	VCA Animal Hospitals, Inc.	VCA Valley Animal Hospital of Sahuarita	Leased	15990 S. Rancho Sahuarita Boulevard, Suite 130	Sahuarita	AZ	85629	Pima
1024	VCA Animal Hospitals, Inc.	VCA Plainfield Animal Hospital	Leased	1100 Norwich Road	Plainfield	CT	06374	Windham
1025	VCA Animal Hospitals, Inc.	VCA Alosta Animal Hospital	Leased	1821 E. Route 66	Glendora	CA	91740	Los Angeles
1026	VCA Animal Hospitals, Inc.	VCA Whispering Pines Animal Hospital	Leased	7672 Highway 22	Carthage	NC	28327	Moore
1028	VCA Animal Hospitals, Inc.	VCA Market Street Animal Hospital	Leased	633 7th Avenue	San Diego	CA	92101	San Diego
1029	VCA Real Property Acquisition Corporation	VCA Meadow Hills Animal Hospital	Owned	8802 West Gage Boulevard	Kennewick	WA	99336	Benton	09/01/15
1030	VCA Animal Hospitals, Inc.	VCA Meadow Hills South Animal Hospital	Leased	3711 Plaza Way	Kennewick	WA	99338	Benton
1031	VCA Real Property Acquisition Corporation	Parking Lot: Valley Oak #1031	Owned	Immediately south of 2480 Dr. Martin Luther King Jr. Pkwy	Chico	CA	95928	Butte	10/21/16				Unimproved lot located immediately south of 2480 Dr. Martin Luther King Jr. Pkwy
1031	VCA Animal Hospitals, Inc.	VCA Valley Oak Veterinary Center	Leased	2480 Dr. Martin Luther King Jr. Pkwy	Chico	CA	95928	Butte
1033	VCA Animal Hospitals, Inc.	VCA Ocean View Animal Hospital	Leased	109 Central Ave.	Pacific Grove	CA	93950	Monterey
1034	VCA Animal Hospitals, Inc.	VCA Northeast Cat & Dog Hospital	Leased	1527 Michigan Street N.E.	Grand Rapids	MI	49503	Kent
1035	VCA Animal Hospitals, Inc.	VCA Florida Veterinary League	Leased	1360 US Highway 1, Suite 1	Vero Beach	FL	32960	Indian River
1036	VCA Animal Hospitals, Inc.	VCA American Animal Eye Care Center	Leased	1301 S. Beach Boulevard, Suite F	La Habra	CA	90631	Orange
1037	VCA Animal Hospitals, Inc.	VCA Chanhassen Animal Hospital	Leased	440 West 79th Street	Chanhassen	MN	55317	Carver
1038	VCA Animal Hospitals, Inc.	VCA North Academy Animal Hospital	Leased	5875 N. Academy Blvd.	Colorado Springs	CO	80918	El Paso
1039	VCA Animal Hospitals, Inc.	VCA Briargate Veterinary Clinic	Leased	7530 Rangewood Dr.	Colorado Springs	CO	80920	El Paso
1040	Veterinary Centers of America-Texas, Inc.	VCA Aledo Animal Hospital	Leased	5188 E Interstate 20 Service Road S	Willow Park	TX	76008	Parker
1041	VCA Animal Hospitals, Inc.	Parking Lease: Murphy Road #1041	Leased	105 44th Avenue North	Nashville	TN	37209	Davidson					Parking lease
1041	VCA Animal Hospitals, Inc.	VCA Murphy Road Animal Hospital	Leased	4408 Murphy Road	Nashville	TN	37209	Davidson
1042	VCA Animal Hospitals, Inc.	Love at First Sight	Leased	4423 Murphy Road	Nashville	TN	37209	Davidson					Pet adoption center
1043	VCA Animal Hospitals, Inc.	VCA Cascade Animal Medical Center & Inn	Leased	4020 26th Street NW	Rochester	MN	55901	Olmsted
1045	VCA Animal Hospitals, Inc.	VCA Shaker Animal Hospital	Leased	223 Maxwell Road	Latham	NY	12110	Albany
1046	VCA Animal Hospitals, Inc.	VCA Orange County Veterinary Hospital	Leased	1761 Route 17M	Goshen	NY	10924	Orange
1047	VCA Animal Hospitals, Inc.	VCA Delta Oaks Animal Hospital	Leased	1020 Green Acres Road, Suite 5	Eugene	OR	97408	Lane
1049	VCA Animal Hospitals, Inc.	VCA Highlands Ranch Animal Specialty & Emergency Center	Leased	5640 County Line Place, Suite 1	Highlands Ranch	CO	80126	Douglas

AU	GRANTOR	HOSPITAL NAME	LEASED/OWNED	ADDRESS	CITY	ST	ZIP	COUNTY	PURCHASE DATE	DEVELOPING PROPERTY	VACANT	SUBLEASES	COMMENTS
1050	VCA Animal Hospitals, Inc.	VCA Dog and Cat Hospital of Tiffin	Leased	2822 S State Route 100	Tiffin	OH	44883	Seneca
1051	VCA Animal Hospitals, Inc.	VCA Aventura Animal Hospital & Pet Resort	Leased	19101 Biscayne Boulevard	Aventura	FL	33180	Miami-Dade
1052	VCA Animal Hospitals, Inc.	VCA Alton Road Animal Hospital	Leased	1828 Alton Road	Miami Beach	FL	33139	Miami-Dade
1053	VCA Animal Hospitals, Inc.	VCA Miami Beach Animal Hospital	Leased	959 West Avenue	Miami Beach	FL	33139	Miami-Dade
1054	VCA Animal Hospitals, Inc.	VCA Brickell Animal Hospital	Leased	130 SW 8th Street	Miami	FL	33130	Miami-Dade
1055	VCA Animal Hospitals, Inc.	VCA Coral Springs Pet Resort & Medical Center	Leased	11555 West Sample Road	Coral Springs	FL	33065	Broward
1056	VCA Animal Hospitals, Inc.	VCA Indian Trace Animal Hospital	Leased	1420 North Park Drive	Weston	FL	33326	Broward
1057	VCA Animal Hospitals, Inc.	VCA Silver Lakes Animal Hospital	Leased	17780 Southwest 2nd Street	Pembroke Pines	FL	33029	Broward
1058	VCA Animal Hospitals, Inc.	VCA South Dade Animal Hospital	Leased	6380 South Dixie Highway	South Miami	FL	33143	Miami-Dade
1059	VCA Animal Hospitals, Inc.	VCA East Meadow Animal Hospital	Leased	24 Newbridge Road	East Meadow	NY	11554	Nassau
1060	VCA Real Property Acquisition Corporation	VCA Forest South Animal Hospital	Owned	24341 Western Avenue	University Park	IL	60484	Will	01/26/16
1061	VCA Animal Hospitals, Inc.	VCA Animal Specialty & Emergency Center	Leased	1535 South Sepulveda Blvd.	Los Angeles	CA	90025	Los Angeles
1062	VCA Animal Hospitals, Inc.	VCA North Park Animal Hospital	Leased	5700 State Farm Drive	Rohnert Park	CA	94928	Sonoma
1063	VCA Animal Hospitals, Inc.	VCA PetCare East Veterinary Hospital	Owned	2425 Mendocino Avenue	Santa Rosa	CA	95403	Sonoma	02/18/16				Real property purchase closed two days after the hospital acquisition date due to SBA payoff delays
1064	VCA Animal Hospitals, Inc.	VCA PetCare West Veterinary Hospital	Leased	1370 Fulton Road	Santa Rosa	CA	95401	Sonoma
1065	VCA Real Property Acquisition Corporation	VCA Front Range Animal Hospital	Owned	487 West Highway 105	Monument	CO	80132	El Paso	02/29/16
1066	Veterinary Centers of America-Texas, Inc.	VCA Park Cities Animal Hospital	Leased	4365 Lovers Lane	Dallas	TX	75225	Dallas
1067	VCA Animal Hospitals, Inc.	VCA Countryside Animal Hospital of Howell	Leased	2745 East Grand River Ave.	Howell	MI	48843	Livingston
1068	VCA Animal Hospitals, Inc.	VCA Countryside Animal Hospital of Hamburg	Leased	7440 M-36	Hamburg	MI	48139	Livingston
1070	VCA Real Property Acquisition Corporation	VCA Companion Animal Medical Center	Owned	1455 S. Rangeline Road	Carmel	IN	46032	Hamilton	03/16/16
1071	VCA Animal Hospitals, Inc.	VCA Companion Animal Wellness at WestClay	Leased	12750 Horseferry Road	Carmel	IN	46032	Hamilton
1072	VCA Real Property Acquisition Corporation	VCA Range Pet Lodge	Owned	1045 N. Rangeline Road	Carmel	IN	46032	Hamilton	03/16/16
1073	VCA Animal Hospitals, Inc.	VCA Far Country Animal Hospital	Leased	2701 N Liahona Drive	Palmer	AK	99645	Matanuska- Susitna
1074	VCA Animal Hospitals, Inc.	VCA Animal Wellness Center of Marin	Leased	506 4th Street	San Rafael	CA	94901	Marin
1074	VCA Animal Hospitals, Inc.	VCA Animal Wellness Center of Marin	Leased	508 4th Street	San Rafael	CA	94901	Marin
1075	VCA Animal Hospitals, Inc.	VCA Animal Wellness Center of Maple Grove	Leased	7000 East Fish Lake Road	Maple Grove	MN	55311	Hennepin
1076	VCA Animal Hospitals, Inc.	VCA Portage Animal Hospital	Leased	8037 Portage Road	Portage	MI	49002	Kalamazoo
1078	VCA Animal Hospitals, Inc.	Vacant Property: VCA Animal Emergency Center #1078	Leased	15791 West Dodge Road	Omaha	NE	68118	Douglas			X		Hospital closed upon acquisition; Re-opening targeted for Fall 2016
1079	VCA Animal Hospitals, Inc.	VCA Adobe Animal Hospital	Leased	218 Etcheverry Street	Ramona	CA	92065	San Diego
1080	VCA Animal Hospitals, Inc.	VCA Ark Animal Hospital	Leased	3235 North Kedzie Avenue	Chicago	IL	60618	Cook
1081	VCA Animal Hospitals, Inc.	VCA Pike Creek Animal Hospital	Leased	297 Polly Drummond Hill Road	Newark	DE	19711	New Castle

SCHEDULE 5.11(B): PART II

OWNED/LEASED LOCATIONS

LABORATORY

	LOCATION #	TYPE	STATUS	LEGAL ENTITY	LAB NAME	OWN/LEASE	ADDRESS	CITY	COUNTY	ST/PROVINCE	ZIP	COUNTRY	COMMENTS
1	101	PRIMARY	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH IRVINE (PAL)	OWN	17672-A COWAN AVE., STE. 200	IRVINE	ORANGE	CA	92614	U.S.
2	101	PRIMARY	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH IRVINE (PAL)	LEASE	17672-B COWAN AVE.	IRVINE	ORANGE	CA	92614	U.S.
3	201	PRIMARY	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH NEW YORK	LEASE	1111 MARCUS BLVD., STE. M28	LAKE SUCCESS	NAUSSAU	NY	11042	U.S.
4	105	SECONDARY	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH DALLAS	LEASE	4040 W. ROYAL LANE, STE. 124	IRVING	DALLAS	TX	75063	U.S.
5	107	SECONDARY	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH MEMPHIS	OWN	2433 GLOBE COVE	SOUTHAVEN	DESOTO	MS	38671	U.S.
6	102	SECONDARY (MOVED 5/12/12)	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH PHOENIX	LEASE	8152 N. 83RD AVE #2 SUITES C-D	PHOENIX	MARICOPA	AZ	85021	U.S.
7	300	SECONDARY	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH CHICAGO	LEASE	2601 W. 22ND STREET	OAKBROOK	DUPAGE	IL	60803	U.S.
8	203	SECONDARY	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH ATLANTA	LEASE	4895 SOUTH ATLANTA, STE. A	SMYRNA	COBB	GA	30080	U.S.
9	223	STAT-MOVED (6/17/11)	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH BOSTON (S. WEYMOUTH)	LEASE	595 COLUMBIAN STREET	SOUTH WEYMOUTH	NORFOLK	MA	02190	U.S.
10	108	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH DENVER	LEASE	3550 SOUTH JASON STREET	ENGLEWOOD	ARAPAHOE	CO	80110	U.S.
11	302	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH DETROIT	LEASE	21540 WEST 11 MILE	SOUTHFIELD	OAKLAND	MI	48076	U.S.
12	122	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH HAWAII	LEASE	45-608 KAMEHAMEHA HWY	KANEOHE	HONOLULU	HI	96744	U.S.
13	130	STAT (MERGED W HOUSTON 6/25/12)	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH SPRING	LEASE	1646 SPRING CYPRESS RD	SPRING	HARRIS	TX	77388	U.S.
14	204	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH NORTH CAROLINA	LEASE	6405 TRYON ROAD, STE. 200	CARY	WAKE	NC	27511	U.S.
15	217	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH FAIRFAX	LEASE	8500 ARLINGTON BLVD	FAIRFAX	FAIRFAX CITY	VA	22031	U.S.
16	109	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH SALT LAKE CITY	LEASE	6364 S. HIGHLAND DR., STE. 202	SALT LAKE CITY	SALT LAKE	UT	84121	U.S.
17	221	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH WEST PALM BEACH	LEASE	3884 FOREST HILL BLVD	WEST PALM BEACH	PALM BEACH	FL	33406	U.S.
18	120	STAT-MOVED (4/18/11)	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH SAN JOSE	LEASE	3345 EL CAMINO REAL	SANTA CLARA	SANTA CLARA	CA	95051	U.S.
19	303	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH INDIANA	LEASE	11837 TECHNOLOGY DRIVE	FISHERS	HAMILTON	IN	46038	U.S.
20	304	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH KANSAS CITY	LEASE	11950 WEST 110TH STREET	OVERLAND	JOHNSON	KS	66210	U.S.
21	305	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH LOUISVILLE	LEASE	11021 PLANTSIDE DRIVE	LOUISVILLE	JEFFERSON	KY	40299	U.S.
22	110	SECONDARY	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH PORTLAND	LEASE	12067 NE GLENN WIDING DR., STE 101/102	PORTLAND	MULTNOMAH	OR	97220	U.S.
23	111	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH SEATTLE	LEASE	19115 W. VALLEY HWY., STE H109	KENT	KING	WA	98032	U.S.
24	230	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH TAMPA	LEASE	2910 BUSCH LAKE BLVD, STE A	TAMPA	HILLSBOROUGH	FL	33614	U.S.
25	121	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH SAN FRANCISCO	LEASE	21 AIRPORT BLVD., STE G	SOUTH SAN FRANCISCO SAN MATEO		CA	94080	U.S.
26	306	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH ST. LOUIS	LEASE	17485 NORTH OUTER 40 DRIVE	CHESTERFIELD	SAINT LOUIS	MO	63005	U.S.
27	123	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH SAN ANTONIO	LEASE	503 E. SONTERRA BLVD., STE. 106	SAN ANTONIO	BEXAR	TX	78258	U.S.
28	225	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH MORRISVILLE	LEASE	600 AIRPORT BLVD., STE. 500	MORRISVILLE	WAKE	NC	27560	U.S.
29	307	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH OKLAHOMA	LEASE	100 FARM ROAD	STILLWATER	PAYNE	OK	74078	U.S.
30	210	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH CHARLOTTE	LEASE	2235 TOWNSHIP ROAD	CHARLOTTE	MECKLENBURGH	NC	28273	U.S.
31	112	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH LAS VEGAS	LEASE	8650 W. TROPICANA AVE., STE. B-107	LAS VEGAS	CLARK	NV	89147	U.S.
32	222	STAT-MOVED (5/11/11)	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH PHILADELPHIA	LEASE	301 VETERANS HIGHWAY	LEVITTOWN	BUCK	PA	19056	U.S.
33	124	SECONDARY	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH SACRAMENTO	LEASE	3810 HAPPY LANE	SACRAMENTO	SACRAMENTO	CA	95827	U.S.
34	213	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH BUFFALO	LEASE	5225 SHERIDAN DRIVE	WILLIAMSVILLE	ERIE	NY	14221	U.S.
35	214	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH PITTSBURGH	LEASE	223 SIEBERT ROAD	PITTSBURGH	ALLEGHENY	PA	15237	U.S.
36	126	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH CHATTANOOGA	LEASE	1466 RIVERSIDE DR., STE. B	CHATANOOGA	HAMILTON	TN	37406	U.S.
37	127	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH REDDING	LEASE	2505 HILLTOP DR.	REDDING	SHASTA	CA	96002	U.S.
38	310	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH GRAND RAPIDS	LEASE	1425 MICHIGAN ST	GRAND RAPIDS	KENT	MI	49503	U.S.
39	215	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH COLUMBIA	LEASE	3924 FERNANDINA RD	COLUMBIA	LEXINGTON	SC	29210	U.S.
40	216	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH SANDY SPRINGS	LEASE	455 ABERNATHY ROAD	SANDY SPRINGS	FULTON	GA	30328	U.S.
41	128	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH BIRMINGHAM	LEASE	2864 ACTON ROAD	BIRMINGHAM	JEFFERSON	AL	35243	U.S.
42	218	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH MIDDLETOWN	LEASE	730 RANDOLPH ROAD	MIDDLETOWN	MIDDLESEX	CT	06457	U.S.
43	310	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH MINNEAPOLIS	LEASE	10340 W. 70TH STRETT	EDEN PRAIRIE	HENNEPIN	MN	55344	U.S.
44	220	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH NEW YORK CITY	LEASE	77 WORTH STREET	NEW YORK CITY	NEW YORK	NY	10013	U.S.
45	219	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH RICHMOND	LEASE	1596 HOCKETT ROAD	MANAKIN-SABOT	GOOCHLAND	VA	23103	U.S.
46	129	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH NEW ORLEANS	LEASE	101 METAIRIE ROAD	METAIRIE	JEFFERSON PARISH	LA	70005	U.S.
47	224	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH JACKSONVILLE	LEASE	11437 CENTRAL PARKWAY, STE 101	JACKSONVILLE	DUVAL	FL	32224	U.S.
48	311	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH MADISON	LEASE	1848 WALDORF BLVD	MADISON	DANE	WI	53719	U.S.
49	131	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH VENTURA	LEASE	2065 SPERRY AVE., STE B	VENTURA	VENTURA	CA	93003	U.S.
50	312	STAT	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH NASHVILLE	LEASE	2223 NW BROAD ST., STE D	MURFREESBORO	RUTHERFORD	TN	37129	U.S.
51	226	STAT	OPEN	ANTECH DIAGNOSTICS, INC	ANTECH ANNAPOLIS	LEASE	2553 HOUSLEY RD., STE 102	ANNAPOLIS	ANNE ARUNDEL	MD	21401	U.S.
52	227	STAT	OPEN	ANTECH DIAGNOSTICS, INC	ANTECH NEW HAMPSHIRE	LEASE	136 HARVEY RD, BLDG A, STE 007	LONDONDERRY	ROCKINGHAM	NH	03053	U.S.
53	228	STAT	OPEN	ANTECH DIAGNOSTICS, INC	ANTECH PENSACOLA	LEASE	4800 N DAVIS HWY	PENSACOLA	ESCAMBIA	FL	32503	U.S.
54	229	SECONDARY	OPEN	ANTECH DIAGNOSTICS, INC	ANTECH ORLANDO 24 HR LAB	LEASE	7415 EMERALD DUNES DR, STE 1500	ORLANDO	ORANGE	FL	32822	U.S.
55	232	STAT	OPEN	ANTECH DIAGNOSTICS, INC	ANTECH AKRON	LEASE	1321 CENTERVIEW CIRCLE	AKRON	SUMMIT	OH	44321	U.S.
56	231	STAT	OPEN	ANTECH DIAGNOSTICS, INC	ANTECH ALBANY	LEASE	223 MAXWELL ROAD	LATHAM	ALBANY	NY	12110	U.S.
57	233	STAT	OPEN	ANTECH DIAGNOSTICS, INC	ANTECH NEW JERSEY	LEASE	197 HANCE AVE	TINTON FALLS	MONMOUTH	NJ	07724	U.S.
58	125	DIST. CTR	OPEN	ANTECH DIAGNOSTICS, INC.	NATIONAL DISTRIBUTION CENTER	LEASE	4260 E. RAINES RD. STE. 2	MEMPHIS	SHELBY	TN	38118	U.S.
59	505	MFG - MEMPHIS	OPEN	ANTECH DIAGNOSTICS, INC.	MANUFACTURING	LEASE	4260 E. RAINES RD. STE. 2	MEMPHIS	SHELBY	TN	38118	U.S.
60	501	Irvine MFG/Development	OPEN	ANTECH DIAGNOSTICS, INC.	MANUFACTURING	OWN	17672 COWAN AVE.	IRVINE	ORANGE	CA	92614	U.S.
61	201	PATH OFFICE	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH PATHOLOGY EAST	LEASE	9 SCHILLING RD, STE. 211	HUNT VALLEY	BALTIMORE	MD	21031	U.S.
62	201	PATH OFFICE	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH PATHOLOGY EAST	LEASE	150 PROVIDENCE RD	CHAPEL HILL	DURHAM	NC	27514	U.S.
63	201	PATH OFFICE	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH PATHOLOGY EAST	LEASE	410 UNION AVE.	FRAMINGHAM	MIDDLESEX	MA	01702	U.S.
64	503	MFG - INDIANA	OPEN	ANTECH DIAGNOSTICS, INC.	MANUFACTURING	LEASE	1187 E NORTHFIELD DR, STE D	BROWNSBURG	HENDRICKS	IN	46112	U.S.
65	504	IMAGING CENTER	OPEN	ANTECH DIAGNOSTICS, INC.	ANTECH IMAGING SERVICE	LEASE	17672-B COWAN AVE.	IRVINE	ORANGE	CA	92614	U.S.
66	003	PATH OFFICE	OPEN	ANTECH DIAGNOSTICS, INC.	PATHOLOGY OFFICE	LEASE	16522 HOUSE & HAHL RD. STE F6	CYPRESS	FRANKLIN	TX	77433	U.S.
67	003	PATH OFFICE	OPEN	ANTECH DIAGNOSTICS, INC.	PATHOLOGY OFFICE	LEASE	6166 IMPERIAL LOOP, STE 14	COLLEGE STATION	BRAZOS	TX	77845	U.S.
68	199	STORAGE	OPEN	ANTECH DIAGNOSTICS, INC.	MFG LAB STORAGE SPACE	LEASE	17875 SKY PARK CIR., STE. M	IRVINE	ORANGE	CA	92614	U.S.
69	003	APARTMENT	OPEN	ANTECH DIAGNOSTICS, INC.	PATHOLOGY APARTMENT	LEASE	405 STEVENS #B	SANTA ANA	ORANGE	CA	92707	U.S.
70	105	OFFICE	OPEN	ANTECH DIAGNOSTICS, INC	SALES TEAM TEST EXPRESS	LEASE	15305 DALLAS PARKWAY, STE 300	ADDISON	DALLS	TX	75001	U.S.

	LOCATION #	TYPE	STATUS	LEGAL ENTITY	LAB NAME	OWN/LEASE	ADDRESS	CITY	COUNTY	ST/PROVINCE	ZIP	COUNTRY	COMMENTS
71	003	OFFSITE IT OFFICE	OPEN	ANTECH DIAGNOSTICS, INC	IT DEPT - SANTA ANA	LEASE	1 MACARTHUR PLAZA, STE 110	SANTA ANA	ORANGE	CA	92702	U.S.
72	133	EST. MOVE 02/01/2017	PENDING	ANTECH DIAGNOSTICS, INC	ANTECH IRVINE NEW	LEASE	17620 MT. HERRMANN STREET	FOUNTAIN VALLEY	ORANGE	CA	92708	U.S.	EST. MOVE 02/01/2017
73			PENDING	ANTECH DIAGNOSTICS, INC	ANTECH DES MOINES	LEASE	4631 MERLE HAY ROAD	DES MOINE	POLK COUNTY	IA	50322	U.S.	EST. OPEN 08/01/2016
74	107	N/A	CLOSED	ANTECH DIAGNOSTICS, INC.	VACANT: SITE OF OLD ANTECH MEMPHIS LOCATION	OWN	9066 LACEY DR.	SOUTHAVEN	DESOTO	MS	38671	U.S.

SCHEDULE 5.11(B): PART III

OWNED/LEASED LOCATIONS

MEDICAL EQUIPMENT

Loan Party	Business Name	Address	City	State	Zip Code	County	Leased/Owned	Notes
Sound Technologies, Inc.	Sound	2409 Avenue J, Suite C	Arlington	TX	76006	Tarrant	Leased	Educational facility
Sound Technologies, Inc.	Sound	5810 Van Allen Way	Carlsbad	CA	92008	San Diego	Leased
Sound Technologies, Inc.	Sound	2401 Internet Boulevard	Frisco	TX	75034	Collin	Leased

SCHEDULE 5.11(B): PART IV
OWNED/LEASED LOCATIONS
CORPORATE

Loan Party	Address	City	State	Zip Code	County	Leased/Owned
VCA Inc.	12401 West Olympic Boulevard	Los Angeles	CA	90064	Los Angeles	Leased
VCA Inc.	12421 West Olympic Boulevard	Los Angeles	CA	90064	Los Angeles	Leased
Vicar Operating, Inc.	12200 West Olympic Boulevard	Los Angeles	CA	90064	Los Angeles	Leased
VCA Inc.	1913 Centinela Avenue	Santa Monica	CA	90404	Los Angeles	Leased

SCHEDULE 5.11(B): PART V

OWNED/LEASED LOCATIONS

CAMP BOW WOW

Legal Entity	Business Name	Address	City	State	Zip Code	County	Leased/Owned
Camp Bow Wow Franchising, Inc.	Camp Bow Wow	8820 W. 116th Circle, Suite D	Broomfield	CO	80021	Broomfield	Leased
CBW Operating, Inc.	Camp Bow Wow - Albuquerque	3228 Los Arboles Ave NE	Albuquerque	NM	87107	Bernalillo	Leased
CBW Operating, Inc.	Camp Bow Wow - Bentonville	1403 SW 14th St.	Bentonville	AR	72712	Benton	Leased
CBW Operating, Inc.	Camp Bow Wow - Broomfield	1705 W. 10th Ave.	Broomfield	CO	80020	Broomfield	Leased
CBW Operating, Inc.	Camp Bow Wow - Concord	8010 Myint Ln., Suite 110	Concord	NC	28027	Cabarrus	Leased
CBW Operating, Inc.	Camp Bow Wow - Golden	13101 W. 43rd Drive, Units 101-104	Golden	CO	80403	Jefferson	Leased
CBW Operating, Inc.	Camp Bow Wow - Greenville	602 Airport Rd., Suite A	Greenville	SC	29607	Greenville	Leased
CBW Operating, Inc.	Camp Bow Wow - Lodo	3645 Brighton Blvd.	Denver	CO	80216	Denver	Leased
CBW Operating, Inc.	Camp Bow Wow - Northglenn	11480 N. Cherokee St., Unit P	Northglenn	CO	80234	Jefferson	Leased
CBW Operating, Inc.	Camp Bow Wow - Westminster	7577 West 103rd Ave. Unit 200	Westminster	CO	80021	Adams	Leased

Schedule 5.17

ERISA

Certain named executive officers of Holdings are parties to post-retirement medical benefits agreements pursuant to which they are entitled to receive medical benefits coverage under Holdings and/or Borrower’s plans commencing after termination of employment until the last to occur of the named executive officer’s death, or the death of such executive’s spouse. All such named executive officers have satisfied the eligibility requirements for such post-retirement coverage.

Schedule 5.24

INSURANCE

[see attached]

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums
General Liability - U.S.	4/01/2016 - 4/01/2017	First Specialty Insurance Corporation	IRG 200092503	$4,000,000 Subject to a $10,000,000 CAP for all policy coverages	General Aggregate Limit for all coverages (Including Professional Liability)	$471,147 - Premium

		A+ XV		$4,000,000	Products/Completed Operations Aggregate	$14,134.41 - State Tax

				$2,000,000	Personal & Advertising Injury Limit	$942.29 - Stamping Fee

				$2,000,000	Per Occurrence Limit

				$2,000,000	Damage to Premises Rented to You Limit	Net Total: $486,223.70

Veterinarians Professional Liability

				$2,000,000	Each Veterinary Incident Limit

				$2,000,000	Each Business Entity Incident Limit

				$4,000,000 Subject to a $10,000,000 CAP for all policy coverages	General Aggregate Limit for all coverages (Including Professional Liability)

Diagnostic Testing Laboratories Professional Liability

				$2,000,000	Each Laboratory Incident Limit

				$4,000,000 Subject to a $10,000,000 CAP for all policy coverages	General Aggregate Limit for all coverages (Including Professional Liability)

Employee Benefits Liability Coverage - Claims Made

				$2,000,000	Employee Benefits Programs - Each Employee

				$4,000,000	Employee Benefits Programs - Aggregate

				4/1/09	Retroactive Date

Self-Insured Retention Amounts:

				$150,000	Products/Completed Operations

				$150,000	All Other Hazards

TPA: CCMSI

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums

General Liability - Canada	4/01/2016 - 4/01/2017	Westport Insurance Corp.	IRG 200102903	$4,000,000 Subject to a $10,000,000 CAP for all policy coverages	General Aggregate Limit for all coverages (Including Professional Liability)	$54,762

		A+ XV		$4,000,000	Products/Completed Operations Aggregate	Ontario Sales Tax:

				$2,000,000	Personal & Advertising Injury Limit	$2,163.10

				$2,000,000	Per Occurrence Limit	Total Premium:

				$2,000,000	Damage to Premises Rented to You Limit	$56,925.10

Veterinarians Professional Liability

				$2,000,000	Each Veterinary Incident Limit

				$2,000,000	Each Business Entity Incident Limit

				$4,000,000 Subject to a $10,000,000 CAP for all policy coverages	General Aggregate Limit for all coverages (Including Professional Liability)

Diagnostic Testing Laboratories Professional Liability

				$2,000,000	Each Laboratory Incident Limit

				$4,000,000 Subject to a $10,000,000 CAP for all policy coverages	General Aggregate Limit for all coverages (Including Professional Liability)

Employee Benefits Liability Coverage - Claims Made

				$2,000,000	Employee Benefits Programs - Each Employee

				$4,000,000	Employee Benefits Programs - Aggregate

				4/1/09	Retroactive Date

Self-Insured Retention Amounts:

				$25,000	Products/Completed Operations

				$25,000	All Other Hazards

				$25,000	Employee Benefits - Each Employee Deductible

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums
Property - U.S.	4/01/2016 - 4/01/2017	AXIS Insurance Co.	MLB706502-16	$100,000,000	Limits of Liability	$1,737,376

		A+ XV		$5,000,000	Accounts Receivable	State Taxes & Fees

				Included	Business Interruption	$993.12

				4 Weeks not to exceed $5,000,000	Civil Authority

				$1,000,000	Contingent Business Interruption	Total Premium:

				$5,000,000 or 25% of the combined amount of covered direct physical damage and Time Element loss, whichever is greater.	Debris Removal	$1,738,369.12

				$5,000,000 Combined Coverage 1 & Coverage 2	Demolition & Increased Cost of Construction

				$5,000,000	Earthquake (CA, AK, HI, PR) - All loss, damage or expenses caused by or resulting from physical damage. CA Earthquake coverage applies only to 10 hospitals specifically listed, corporate office location, Irvine lab and the Carlsbad location. Global Endorsement per expiring Canada: $5M

				$5,000,000	Earthquake (Pacific Northwest Earthquake Territory - All loss, damage or expenses caused by or resulting from physical damage.

				$5,000,000	Earthquake - New Madrid Earthquake Territory - All loss, damage or expenses caused by or resulting from physical damage.

				$5,000,000	As respects all loss, damage or expenses caused by or resulting from physical damage to all other Locations which is caused by or results from Earthquake.

Equipment Breakdown
				$500,000	Electronic Data Processing Equipment Breakdown

				$100,000,000	Equipment Breakdown Endorsement

				$100,000	Consequential Damage

				Included in Equipment Breakdown Sub-Limit	Time Element & Extra Expense

				$250,000	Expediting Expense

				$250,000	Service Interruption - Property Damage

				Included in Service Interruption - Property Damage	Service Interruption - Time Element

				$100,000	Water Damage

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums
Property - U.S.	4/01/2016 - 4/01/2017	AXIS Insurance Co.	MLB706502-16	$250,000	Expediting Expense	Included Above

		A+ XV		Extended Period of Indemnity	180 Day(s)

				$1,000,000	Extra Expense

				$5,000,000	Flood - Annual Aggregate: As respects all loss, damage or expenses caused by or resulting from physical damage to Locations wholly or partially in a High Hazard Flood Zone ( & All Other Locations) which is caused by or results from Flood.

				$2,500,000	Vacant Property - Physical Damage resulting from Flood shall not exceed this amount per occurrence or in the annual aggregate

				$1,000,000	Sewer Back-up: per occurrence

				4 Week(s) not to exceed $5,000,000	Ingress / Egress

				$10,000,000	Leasehold Interest

				$500,000	Miscellaneous Unnamed Locations

				$2,500,000	Newly Acquired Locations (90 Day(s) Reporting)

				60 Day(s)	Ordinary Payroll Expense

				$2,500,000	Vacant Building

				$100,000	Professional Fees

				$5,000,000	Property in the Course of Construction

				$250,000	Property in Transit

				$2,500,000	Service Interruption

				$1,000,000	Unintentional Errors & Omissions

				$1,000,000	Valuable Papers

				$250,000 / $100,000 Per Occurrence	Animal Bailee Coverage

				$100,000,000	Earthquake Sprinkler Leakage

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums
Property - U.S.	4/01/2016 - 4/01/2017	AXIS Insurance Co.	MLB706502-16	Deductibles		Included Above

		A+ XV		$10,000	Deductible: For each and every loss or damage to covered property to all Locations, expect as specifically noted below

				5% of the Full 12 Months Time Element Values. The combined deductible for Property Damage and Time Element shall be subject to a minimum of $250,000 in any one occurrence	Earthquake in CA, AK, HI or PR

				2% of the Full 12 Months Time Element Values. The combined deductible for Property Damage and Time Element shall be subject to a minimum of $250,000 in any one occurrence	Earthquake in Pacific Northwest Earthquake Territory

				2% of the Full 12 Months Time Element Values. The combined deductible for Property Damage and Time Element shall be subject to a minimum of $250,000 in any one occurrence	Earthquake in New Madrid Earthquake Territory

				$250,000	As respects to all loss, damage or expenses caused by or resulting from physical damage to all other Locations which is caused by or results from Earthquake

As respects to all loss, damage or expenses caused by or resulting from physical damage to Locations wholly or partially located in a High Hazard Flood Zone which is caused by or results from Flood.

				$500,000	Flood: Separate Building or Structure

				$500,000	Flood: Personal Property at each Separate Building or Structure

				$250,000	Time Element per occurrence

				$100,000	As respects to all loss, damage or expenses caused by or resulting from physical damage to all other Locations which is caused by or results from Flood.

5% of the 100% Value of Property Insured. 5% of the Full 12 Months Time Element Values.

The combined deductible for Property Damage and Time Element shall be subject to a min. of $250,000 in any one occurrence.

As respects all loss, damage or expenses caused by or resulting from physical damage to Locations in Florida, Hawaii or Tier 1 Windstorm Areas which is caused by or results from the peril of wind from any Named Storm.

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums

Property - U.S.	4/01/2016 - 4/01/2017	AXIS Insurance Co.	MLB706502-16

5% of the 100% Value of Property Insured. 5% of the Full 12 Months Time Element Values.

The combined deductible for Property Damage and Time Element shall be subject to a min. of $250,000 in any one occurrence.

					As respects all loss, damage or expenses caused by or resulting from physical damage to Locations in Puerto Rico or U.S. Virgin Islands which is caused by or results from the peril of wind from any Named Storm.	Included Above

		A + XV		$10,000	Property in Transit Deductible

				24 Hours	Service Interruption Deductible

				$25,000	Earthquake Sprinkler Leakage Deductible

				$25,000	Vacant or Unoccupied Property for a period up to and including 180 Days

				$50,000	Vacant or Unoccupied Property for a period beyond 180 days

				$5,000	Veterinary Animal Coverage

				$25,000	Sewer Back-up

				$25,000 / 3 Times Daily Value	MRI/CT Units

Equipment Breakdown Deductibles

				$5,000	Property Damage

				24 Hours	Time Element

				Included in Time Element	Extra Expense

				24 Hours	Service Interruption

				$50,000	Vacant Buildings 180 Days and beyond Deductible

Valuation:

				Real Property	The lesser cost of repair, rebuild or replace and as per Policy Form

				Raw Stock, Supplies, Other Merchandise Not Manufactured by Insured	Replacement Cost

				Stock in Process	Value of raw stock and labor expended, plus the proper proportion of overhead charges

				Finished Stock	Regular cash selling price, less discounts and charges per the Policy Form

				Mobile or Contractors Equipment; Motor Vehicles	Actual Cash Value

				All Other Personal Property	See Policy Form

				Electronic Data Processing Media	Cost of Blank EDP Media plus the cost of copying Electronic Data & Electronic Computer Programs from back-up or from originals of the previous generation.

				Time Element	Actual Loss Sustained.

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums
Property - Canada	4/01/2016 - 4/01/2017	AXIS Reinsurance Company	CTB/763316/01/2016	$40,000,000	Limits of Liability per occurrence	$150,593

		A + XV		$1,000,000	Demolition and Increased Cost of Construction	Ontario Sales Tax:

				Included	Business Interruption	$6,023.72

				4 Weeks Not to Exceed $1,000,000	Civil Authority

				$10,000,000	All Loss or Damage or Expenses caused by or resulting from physical damage to all other Locations which is caused by or results from Earthquake	Total:

				$40,000,000	Equipment Breakdown Endorsement	$156,616.72

				Included in EDP Equipment Breakdown	Electronic Data Processing Equipment Breakdown

				$100,000	Extra Expense

				$100,000	Consequential Damage

				$100,000	Expediting Expense

				$250,000	Service Interruption - Property Damage Time Element included

				$100,000	Water Damage

				$100,000	Expediting Expense Period of Indemnity - 180 Day(s)

				$1,000,000	Extra Expense

				$5,000,000	All Loss or Damage or Expenses caused by or resulting from physical damage to all other Locations which is caused by or results from Flood No Coverage for Flood Zones A and/or V - Foreign Equivalent

				4 Weeks Not to Exceed $1,000,000	Ingress / Egress

				$1,000,000	Leasehold Interest

				60 Day(s)	Ordinary Payroll Expense

				$25,000	Pollutant Clean-up & Removal

				$2,500,000	Newly Acquired Property / 90 Day Reporting

				$25,000 Per Animal / $100,000 Per Occurrence	Veterinary Animal Coverage

				$500,000	Property In Transit

				$2,500,000	Property in the Course of Construction

				$1,000,000	Sewer Back-Up

				$2,500,000	Service Interruption

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums
Property - Canada	4/01/2016 - 4/01/2017	AXIS Reinsurance Company	CTB/763316/01/2016	Deductibles		Included Above

		A + XV		$5,000	Policy Deductible

				3% of Real and Personal Property Values of each location contributing to the loss or $100,000 per Occurrence whichever is greater; plus 3% of Business Interruption Values of each location contributing to the loss	All loss or damage or expenses caused by or resulting from physical damage to all other Locations which is caused by or results from Earthquake

				5% of Real and Personal Property Values of each location contributing to the loss or $250,000 per Occurrence whichever is greater.	All loss or damage or expenses caused by or resulting from physical damage to all locations in Quebec and British Columbia which is caused by or results from Earthquake

				No Coverage	All loss, damage or expenses caused by or resulting from physical damage to Locations wholly or partially located in a High Hazard Flood Zone which is caused by or results from Flood

				$75,000	All loss or damage or expenses caused by or resulting from physical damage to all Other locations which is caused by or results from Flood.

				$10,000	Property in Transit

				24 Hours	Service Interruption
				$10,000	Sewer Back-Up

Equipment Breakdown Deductibles

				$5,000	Property Damage

				24 Hours	Time Element
				24 Hours	Service Interruption
				24 Hour Waiting Period	For the Purposes of applying Accident to Utility Object coverage, if any
				$25,000	Earthquake Sprinkler Leakage
				$5,000	Veterinary Animal Coverage Deductible

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums
First Excess	4/01/2016 - 4/01/2017	First Specialty Insurance Corp.	IRE 200047902	$25,000,000	Each Occurrence	$215,000
U.S.				$25,000,000	General Aggregate	Taxes & Fees
		A+ XV				$6,880.00

				Underlying Schedule:		Total

				General Liability, Professional Liability & Employee Benefits Liability	First Specialty / Policy No. IRG 2000925 03	$221,880

				Employers Liability	Hartford Fire / Policy No. 72 WN S12004 & 72 WBR S12005 (WI)

				Auto Liability	Hartford Fire / Policy No. 72 AB S12001 (U.S.)
First Excess	4/01/2016 - 4/01/2017	Westport Insurance Corp.	IRG 200102903	$25,000,000	Each Occurrence	$25,000
Canada				$25,000,000	General Aggregate	Taxes & Fees
		A+ XV				$987.50

				Underlying Schedule:		Total

				General Liability, Professional Liability & Employee Benefits Liability - Canada	Westport Insurance Co. / Policy No. IRG2001029 03	$25,987.50

				Auto Liability	Hartford Fire / Policy No. 72 AB S12002 (Canada)

				Primary Quebec - $5M GL	LaCapitale General Insurance / Policy No. 48936211-001; Effective August 2, 2015 - 2016

					LaCapitale General Insurance / Policy No. 47731181-002 Effective: August 2, 2015 - 2016
Second Excess	4/01/2016 - 4/01/2017	Federal Insurance Corporation	79817739	$15,000,000	Each Occurrence	$45,000
				$15,000,000	General Aggregate
		A ++ XV		$15,000,000	Products-Completed Operations

				Excess Underlying: (U.S. & Canada)	U.S. - First Specialty Insurance Corp. / Policy No. IRE 200047902 Canada - Westport Insurance Corp. / Policy No. IRG 200102903
				$25,000,000	Each Occurrence
				$25,000,000	General Aggregate
				$25,000,000	Products-Completed Operations

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums
Employed Lawyers Professional Liability	4/01/2016 - 4/01/2017	Federal Insurance Co.	8208-0651	$2,000,000	Maximum Aggregate Limit of Liability	Annual Premium:

$6,980

		A ++ XV			Retentions:	3 Employed Lawyers

				$0	Insuring Clause A: Individual Non-Indemnified Liability Coverage

				$25,000	Insuring Clause B: Individual Indemnified Liability Coverage

				March 5, 2007	Pending or Prior Proceedings Date

				Additional Period: 1 Year Additional Premium: 75% of Annual Premium	Extended Reporting Period
Crime	4/01/2016 - 4/01/2017	National Union Fire Insurance Company of Pittsburgh, PA	01-250-50-08	$5,000,000	Employee Theft	$31,000

				$5,000,000	Forgery Coverage

		A XV		$5,000,000	Inside Premises - Theft of Money & Securities

				$5,000,000	Inside Premises - Robbery, Safe Burglary - Other Property
				$5,000,000	Outside the Premises
				$5,000,000	Computer Fraud

				$5,000,000	Funds Transfer Fraud

				$5,000,000	Money Orders and Counterfeit Paper Currency

				$100,000	Single Loss Deductible

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums
Fiduciary Liability	4/01/2016 - 4/01/2017	National Union Fire Insurance Company of Pittsburgh, PA	01-249-61-72	$10,000,000	Limit of Liability	$29,800

		A XV		$15,000	Securities Retention

				$15,000	All Other Loss to which a Retention Applies

				365 Day Additional Period	Extended Reporting Period

				75% of Annualized Premium for Expiring Policy Period	Additional Premium for Extended Reporting Period

				April 1, 2002	Continuity Date

DIC - Earthquake	4/01/2016 - 4/01/2017	Mt. Hawley Insurance Company	MQE0202494	1900 South Sepulveda Blvd., Los Angeles, CA 90025	Location	Net Premium

				$16,060,367	Total Insurable Values	$34,839

				Earthquake Only	Perils	Surplus Lines Taxes / Fees

				Physical Damage at Replacment Cost: Time Element at Actual Loss Sustained No Coinsurance	Valuation	$1,402.80

				Tenant’s Improvements and Betterments, Signs, Contents, Electornic Data Processing, Business Income / Extra Expense and Extended Period of Indemnity	Coverages	Total Net Premium

				$10,000,000	Limit per occurrence for all coverages combined subject to an annual aggregate of $10,000,000 for the peril of Earthquake	$36,241.50

				5% of Total values at risk per unit (including Time Element as a ‘unit’) at the time of loss, subject to a minimum of $25,000 per occurrence as respects the peril of Earthquake	Deductible

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums
Workers’ Compensation	9/30/2015 - 9/30/2016	Hartford Fire Insurance Company	72 WN S12004	$6,900,000	Prefunded Loss Reimbursement Amount	AOS:

		A XV	72 WBR S12005 (WI)	Statutory	Coverage A&C - Part 1	Rate: $0.2450 Per $100 of Audited WC Payroll

				$1,000,000	Coverage B - Part 2 / Each Accident (BI by Accident)	Excludes monopolistic states

				$1,000,000	Policy Limit - BI by Disease	$680,760,226 WC Payroll

				$1,000,000	Each Employee - BI by Disease	$1,937,683 - Total Estimated WC Deductible Cost

				$250,000	Deductible: Per Loss Event

WI:

Rate: $0.0051 Per $100 of Audited WC Payroll

				$16,250,000	Initial Basket Maximum Provision for Loss & Basket Minimum Provision for Loss	$47,301 - Total Estimate WC Incurred Retro Cost

				$2.3780 Per $100 of Audited WC Payroll Excludes Monopolistic States	Basket Maximum Provision for Loss Rate

				Rate Commitment for 9/30/2016-17 Policy Period	Rate Cap at a Flat and Maximum Rate Increase of 5%.
Please refer to Sold Agreement from Hartford for details and conditions.

Please refer to Hartford’s Sold Agreement and Policy for Exact Program Details as Sold.

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums
Liability Premium:

Auto	9/30/2015 - 9/30/2016	Hartford Fire Insurance Company	72 AB S12001 (U.S.)	$1,000,000	Auto Liability: Combined Single Limit	Rate: $1,813per Audited Power Units

Liability & Physical Damage		A XV	72 AB S12002 (Canada)	Personal Injury Protection:	Rejected Where Permitted. Minimum Statutory Elsewhere	Based 48 Power Units

				$1,000	Medical Payments - Per Person	Includes 15 Canadian Auto Units

				Uninsured Motorists	Rejected Where Permitted. Minimum Statutory Elsewhere	Canadian Auto Liabiltiy Premium portion is $27,195

				Underinsured Motorists	Rejected Where Permitted. Minimum Statutory Elsewhere
Total Estimated Business Auto Guaranteed Cost Premium: $87,036

				Physical Damage		Physical Damage Premium:

					Stated Amount, Actual Cash Value or Cost to Repair or Replace, Whichever is Less	Rate: $563.00 per Audited Power Units

				Collision Deductible		Based on 40 Power Units

				$1,000	Each Covered Auto for vehicles with cost-new less than $50,000	Includes 15 Canadian Auto Units

				$5,000	Each Covered Auto for all other vehicles	Canadian Auto Physical Damage Premium portion is $8,445

				Comprehensive Deductible		Total Estimated Physical Damage Guaranteed Cost Premium:

				$1,000	Each Covered Auto for vehicles with cost-new less than $50,000

				$5,000	Each Covered Auto for all other vehicles	$22,520

States in Program: Countrywide Covered Autos: All Owned and Hired Autos except those listed on “Autos Not Covered” endorsement for U.S. Policy

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums
Franchising Professional Liability	11/30/2015 - 11/30/2016	Continental Casualty Company C.N.A.	425188681	$3,000,000	Single Limit of Liability - Miscellaneous Professional Liability	$32,073

Retroactive Date of 8/01/2007 with respect to the first $2,000,000 of the Limit of Liability as reflected above

Camp Bow Wow Franchising, Inc.					Retroactive Date of 11/30/2015 with respect to the remaining $1,000,000 of the Limit of Liability (in excess of the first $2M of the Limit of Liability) as reflected above

Retention:

				$50,000	Miscellaenous Professional Liability
8/1/2007 Retro Date

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums

					Policy Aggregate Limit of Liability
Cyber Liability	11/30/2015 - 11/30/2016	Beazley A XV	W12D92150401	$5,000,000	(for Insuring Agreements A. Information Security & Privacy Liability, C. Regulatory Defense & Penalties, D. Website Media Content Liability, E. PCI Fines, Expenses & Costs)	$112,801

		Syndicate 2623/623 at Lloyd’s		$1,000,000	Sublimit: Aggregate Limit of liability applicable to Insuring Agreement C.	Surplus Lines Tax: 3%

				$250,000	Sublimit: Aggregate Limit of liability applicable to Insuring Agreement E.	$3,384.03

				$5,000,000	Cyber Extortion Loss Sublimit	Surplus Lines Fee: 0.20%

				$5,000,000	Data Protection Loss and Business Interruption Loss Sublimit	$225.60

				$2,000,000

Privacy Breach Response Services Aggregate Limit (Separate from and in addition to the Policy Aggregate Limit of Liability)

Notified Individuals in the Aggregate; up to 10% of such amount available for Notified Individuals residing outside of the U.S.

						Less 15% Comm : $16,920.15

				$1,000,000	Privacy Breach - Computer Expert Services, Legal Services & Public Relations and Crisis Management Expenses - Aggregate Limit	TOTAL NET COST:

			Retentions:	$100,000	Each Claim Retention (including each claim in the form of a regulatory proceeding, including Claims Expenses.	$99,490.48

				Threshold / Retention
				Applicable to each incident, event or related incidents or events giving rise to an obligation to provide Privacy Breach Response Services under Insuring Agreement B:

				250 Notified Individuals in the Aggregate	Notification Services, Call Center Services and Breach Resolution and Mitigation Services to be available for each incident involving at least:

				$20,000 combned, but $5,000 for Legal Services (which retention is part of and not in addition to the combined retention)	Retention applicable to Computer Expert Services, Legal Services & Public Relations and Crisis Management Expenses

				August 9, 2011	Retroactive Date

				August 9, 2012	Continuity Date

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums

Directors’ & Officers’ Liability	11/30/2015 - 11/30/2016	National Union Fire Ins. Co. OF Pittsburgh, PA	02-778-01-77	$10,000,000	Limit of Liability	Gross Premiums: U.S. Allocation: $269,207

		A XV		$1,000,000	Securities Retention	Canada Allocation: $20,635 Note Tax Rates Vary by Province

				$500,000	Employment Practices Retention

				$500,000	All Other Loss to which a Retention applies	Less 12.5% Global Commission
Less 13.46% Domestic Commission

Continuity Date:
				11/20/2001	Outside Entity Executive Coverage: The date on which the Executive first served as an Outside Entity Executive of such Outside Entity	Net Premium
				Foreign Underlying - Tie-in of Limits Endorsement Country: Canada		U.S.: $232,972

				Named Insured:	VCA Canadian Ventures, Ltd. Antech Diagnostics Canada, Ltd. 1200 Waterfront Centre 200 Burrard Street Vancouver, BC V7X1T2	Canada: $18,056 + Taxes & Fees Billed by Purves Redmond

Directors’ & Officers’ Liability	11/30/2015 - 11/30/2016	Federal Insurance Co.	8221-4154	$10,000,000 Excess $10,000,000	Limit of Liability - Each Loss & in the Aggregate	$160,000

Continuity Date:
		A++ XV		11/20/2001	$5M excess of $10M	Less 15% Commission
				11/20/2006	$5M excess of $15M

$24,000

Net Premium $136,000

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums

Directors’ & Officers’ Liability	11/30/2015 - 11/30/2016	Travelers Casualty & Surety Company of America	106209445	$10,000,000 Excess $20,000,000	Limit of Liability	$88,000

						Less 15% Commission $13,200

					Continuity Date:
				11/20/2001	$5M excess of $10M
				11/20/2006	$5M excess of $15M	Net Premium

						$74,800

					Continuity Date:
				11/20/2006	$5M excess of $20M

Directors’ & Officers’ Liability	11/30/2015 - 11/30/2016	RLI Insurance Co.	EP G0015063	$10,000,000 Excess $30,000,000	Limit of Liability	$55,000

		A+ XI		$100,000	Underlying Sublimit Endorsement - Derivative Investigative Costs	Less 15% Commission

				11/20/08	Split P&P Litigation Date: Insuring Clause A $5M Excess $30M	$8,250

				11/20/2009	Insuring Clause A $5M Excess $35M	Net Premium

				11/30/2014	Insuring Clause B&C $10M Excess $30M	$46,750

Directors’ & Officers’ Liability	11/30/2015 - 11/30/2016	Berkley Insurance Co.	18018397	$10,000,000 Excess $40,000,000	Limit of Liability	$43,000

		A+ XV				Less 15% Commission

				11/20/09	Prior & Pending Date - Insuring Agreement A	$6,450

				11/30/2015	Prior & Pending Date - Insuring Agreement B (Indemnification of an Insured Person & Insuring Agreement C (Organization Coverage), of the followed policy

						Net Premium

						$36,550

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

VCA Inc.

Summary of Insurance

2015 - 2016

As of April 1, 2016

Wells Fargo Insurance Services

Coverage	Policy Period	Carrier / AM Best Rating	Policy #	Limits of Liability		Net Premiums

Directors’ & Officers’ Liability	11/30/2015 - 11/30/2016	Hudson Insurance Co.	HN-0303-2335-113015	$10,000,000 Excess $50,000,000	Limit of Liability - Side-A Difference in Conditions Coverage	$45,000

		A XV		11/30/2014	Continuity Date:	Less 16.5% Commission

						$7,425

						Net Premium

						$37,575

Directors’ & Officers’ Liability	11/30/2015 - 11/30/2016	ACE American Insurance Co.	DOX G25580898 002	$5,000,000 Excess $60,000,000	Limit of Liability - Side-A Difference in Conditions Coverage	$25,000

		A++ XV		11/30/2014	Prior or Pending Proceeding Date	Less 15% Commission: ($3,750)

						Net Premium

						$21,250

Employment Practices Liability	11/30/2015 - 11/30/2016	Beazley / Arch Intermediaries	AC1502198	$5,000,000	Maximum Limit of Liability for each claim	$235,000

		Lloyds Syndicates: 623 (18%) & 2623 (82%)		$5,000,000	Third-Party Discrimination Limit of Liability	Surplus Lines Tax: 3%

		A XV		$5,000,000	Punitive, exemplary, and multiple damages Limit of Liability	$7,050

				$5,000,000	Maximum Aggregate Limit of Liability for all Claims	Surplus Lines Fee: 0.20%

					Self-Insured Retention	$470

				$250,000	Each and Every Claim, but	Less 12.5% Comm: $29,375

				$150,000	Each and Every Claim in respect of claims bought in Canada	TOTAL NET COST:

				$500,000	Each and Every Wage & Hour Claim bough in California	$213,145
				December 19, 1996	Prior & Pending Date

This Coverage Summary is merely a descriptive summary of coverage provided by the insurance contracts and should be used for reference purposes only. It neither amends nor alters the insurance contract(s). Specific questions on all policy terms and conditions should be referred to your Wells Fargo Insurance representative, and the policy itself should be reviewed.

Please refer to the policy contract for specific terms, conditions, limitations, and exclusions.

Coverage Summary date 4/01/2016. Prepared for VCA Inc.

Confidential. © 2015 Wells Fargo Insurance Services USA, Inc. All Rights Reserved.

Schedule 7.01(h)

EXISTING INDEBTEDNESS

None.

Schedule 7.02

EXISTING LIENS

Debtor	Secured Party	Jurisdiction	Original File Date	Original File No.
Antech Diagnostics, Inc.	Toshiba Financial Services	California	3/28/2016	16-7516661524
VCA Inc.	Cubex Financial Services	Delaware	3/26/2013	2013-1327833

Exhibit 1.01

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[See attached.]

Exhibit 2.02(a)

FORM OF LOAN NOTICE

Date:            ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 29, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Vicar Operating, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

☐ A Borrowing of [Revolving][Term] Loans

☐ A conversion or continuation of [Revolving][Term] Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .

[Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of months.

[With respect to such Borrowing, the Borrower hereby represents and warrants that (i) such request complies with the requirements of Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Section 4.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing.]

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[signature page follows]

VICAR OPERATING, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 2.04(b)

FORM OF SWING LINE LOAN NOTICE

Date:             , 20

To:	Bank of America, N.A., as Swing Line Lender

Cc:	Bank of America, N.A., as Administrative Agent

Re:	Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of [ ] 2016 among Vicar Operating, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests a Swing Line Loan:

1.	On , 20 (a Business Day).

2.	In the amount of $ .

With respect to such Borrowing of Swing Line Loans, the Borrower hereby represents and warrants that (i) such request complies with the requirements of the first proviso to the third sentence of Section 2.04(a) of the Credit Agreement and (ii) each of the conditions set forth in Section 4.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing of Swing Line Loans.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[signature page follows]

VICAR OPERATING, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 2.05

FORM OF NOTICE OF LOAN PREPAYMENT

TO:	Bank of America, N.A., as [Administrative Agent][Swingline Lender]

RE:	Credit Agreement, dated as of June 29, 2016, by and among Vicar Operating, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The Borrower hereby notifies the Administrative Agent that on                     1 pursuant to the terms of Section 2.05 (Prepayments) of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

☐ Optional prepayment of [Revolving][Term Loans] in the following amount(s):

☐ Eurodollar Rate Loans: $             2

Applicable Interest Period:

☐ Base Rate Loans: $            3

☐ Optional prepayment of Swingline Loans in the following amount: $            .4

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[1]	Specify date of such prepayment.
[2]	Any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[3]	Any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[4]	Any prepayment of Swingline Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

VICAR OPERATING, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 2.11-1

FORM OF REVOLVING NOTE

[            ,        ]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [                    ] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 29, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Section 2.04(f) of the Credit Agreement with respect to Swingline Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

Delivery of an executed counterpart of a signature page of this Revolving Note by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Revolving Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

VICAR OPERATING, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 2.11-2

FORM OF TERM NOTE

[            ,        ]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [                    ] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 29, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan made by the Lender from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term Note is one of the Term Notes referred to in the Credit Agreement and the holder is entitled to the benefits thereof. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

Delivery of an executed counterpart of a signature page of this Term Note by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Term Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

VICAR OPERATING, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 2.11-3

FORM OF INCREMENTAL TERM NOTE

[            ,        ]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [                    ] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Incremental Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 29, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender.

The Borrower promises to pay interest on the unpaid principal amount of the Incremental Term Loan made by the Lender from the date of such Incremental Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Incremental Term Note is one of the Incremental Term Notes referred to in the Credit Agreement and the holder is entitled to the benefits thereof. The Incremental Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Incremental Term Note and endorse thereon the date, amount and maturity of its Incremental Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Incremental Term Note.

Delivery of an executed counterpart of a signature page of this Incremental Term Note by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Incremental Term Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

VICAR OPERATING, INC.,
a Delaware corporation

By:
Name:
TITLE:

EXHIBIT 3.01(e)-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vicar Operating, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20

EXHIBIT 3.01(e)-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vicar Operating, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20

EXHIBIT 3.01(e)-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vicar Operating, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20

EXHIBIT 3.01(e)-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vicar Operating, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20

Exhibit 6.01(c)

FORM OF COMPLIANCE CERTIFICATE

For the fiscal quarter ended            , 20     (the “Statement Date”)

I,                     , [Title] of Vicar Operating, Inc. (the “Borrower”) hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of June 29, 2016 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent:

(a)	The [company-prepared] consolidated financial statements which accompany this certificate fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and their results of operations and their cash flows for the periods indicated have been prepared in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statement)[, subject to changes resulting from normal year-end audit adjustments][5].

(b)	Since (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement;

(c)	Attached hereto as Schedule 1 are detailed calculations demonstrating compliance by the Loan Parties with the financial covenants contained in Section 7.08 of the Credit Agreement as of the end of the fiscal period referred to above.

(d)	Attached hereto as Schedule 2 is a list of each Person that became a Subsidiary of a Loan Party during the fiscal quarter ended as of the Statement Date setting forth (i) the date on which such Person became a Subsidiary of a Loan Party, and (ii) all of the data with respect to such Person that is required to be set forth in Schedules 5.01 and 5.02 to the Credit Agreement with respect to all Subsidiaries of Holdings.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of                  , 20    .

VICAR OPERATING, INC.,
a Delaware corporation

By:
Name:
Title:

[5]	Include the bracketed language in clause (a) only in Compliance Certificates to which unaudited, company-prepared financial statements are attached.

Schedule 1 to Officer’s Certificate

Computation of Financial Covenants

Schedule 2 to Officer’s Certificate

New Subsidiaries

Exhibit 6.10

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”), dated as of             , 20    , is by and between                     , a                      (the “Subsidiary”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of June 29, 2016, by and among VICAR OPERATING, INC., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Loan Parties are required by Section 6.10 of the Credit Agreement to cause the Subsidiary to become a “Guarantor”.

Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article X of the Credit Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.

2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Security Agreement), a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Security Agreement), that:

(i)	The Subsidiary’s chief executive office, tax payer identification number, organization identification number, and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

(ii)	The location of all owned and leased real property of the Subsidiary is as shown on Schedule 2 attached hereto.

(iii)	The Subsidiary’s legal name and jurisdiction of organization is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

(iv)	The patents, copyrights, and trademarks listed on Schedule 4 attached hereto constitute all of the registrations and applications for the patents, copyrights and trademarks owned by the Subsidiary.

(v)	The deposit accounts and investment accounts listed on Schedule 5 attached hereto constitute all of the deposit accounts and investment accounts owned by the Subsidiary.

3. The address of the Subsidiary for purposes of all notices and other communications is                     ,                     , Attention of                      (Facsimile No.                     ).

4. The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary under Article X of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

6. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Schedule 1

TO FORM OF JOINDER AGREEMENT

[Chief Executive Office, Tax Identification Number, Organization Identification Number

and Chief Place of Business of Subsidiary]

Schedule 2

TO FORM OF JOINDER AGREEMENT

[Owned and Leased Real Property]

Schedule 3

TO FORM OF JOINDER AGREEMENT

[Tradenames]

Schedule 4

TO FORM OF JOINDER AGREEMENT

[Patents, Copyrights, and Trademarks]

Schedule 5

TO FORM OF JOINDER AGREEMENT

[Deposit and Investment Accounts]

Exhibit 8.02

FORM OF SECURED PARTY DESIGNATION NOTICE

Date:             ,

To:	Bank of America, N.A.,

as Administrative Agent

Agency Management

[address

Attn: ]

Ladies and Gentlemen:

THIS SECURED PARTY DESIGNATION NOTICE is made by                     , a                      (the “Designor”), to BANK OF AMERICA, N.A., as Administrative Agent under that certain Credit Agreement referenced below (in such capacity, the “Administrative Agent”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, Vicar Operating, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent have entered into that certain Credit Agreement, dated as of June 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which certain loans and financial accommodations have been made to the Borrower;

WHEREAS, in connection with the Credit Agreement, a Lender or Affiliate of a Lender is permitted to designate its [Cash Management Agreement/Swap Contract] as a [“Secured Cash Management Agreement”/“Secured Hedge Agreement”] under the Credit Agreement and the Collateral Documents;

WHEREAS, the Credit Agreement requires that the Designor deliver this Secured Party Designation Notice to the Administrative Agent; and

WHEREAS, the Designor has agreed to execute and deliver this Secured Party Designation Notice:

3. Designation. [                    ] hereby designates the [Cash Management Agreement/Swap Contract] described on Schedule 1 hereto to be a “[Secured Cash Management Agreement/Secured Hedge Agreement]” and hereby represents and warrants to the Administrative Agent that such [Cash Management Agreement/Swap Contract] satisfies all the requirements under the Loan Documents to be so designated. By executing and delivering this Secured Party Designation Notice, the Designor, as provided in the Credit Agreement, hereby agrees to be bound by all of the provisions of the Loan Documents which are applicable to it as a provider of a [Secured Cash Management Agreement/Secured Hedge Agreement] and hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Secured Party Designation Notice, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto (including, without limitation, the provisions of Section 9.01 of the Credit Agreement), and (c) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a provider of a [Cash Management Agreement/Swap Contract]. Without limiting the foregoing, the Designor agrees to indemnify the Administrative Agent as contemplated by Section 11.04(c) of the Credit Agreement.

GOVERNING LAW. THIS SECURED PARTY DESIGNATION NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Secured Party Designation Notice to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

DESIGNOR:	[ ]

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Schedule 1

To Secured Party Designation Notice

Exhibit 11.06

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
[Assignor [is][is not] a Defaulting Lender.]

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]6]

3.	Borrower:	Vicar Operating, Inc.

4.	Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of June 29, 2016 among the Borrower, the Guarantors party thereto, the Lenders parties thereto and Bank of America, N.A., as Administrative Agent

[6]	Select as applicable.

6.	Assigned Interest:

Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[8]
	$	$		%
	$	$		%
	$	$		%

[7.	Trade Date:	][9]

Effective Date:                  , 20     [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Term Commitment,” etc.)
*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and]10 Accepted:

BANK OF AMERICA, N.A. as
Administrative Agent

By
Title:

[Consented to:][11]

[BANK OF AMERICA, N.A., as L/C Issuer and Swing Line Lender]

By
Title:

VICAR OPERATING, INC.

By
Title:

[10]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[11]	To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.